As filed with the U.S. Securities and Exchange Commission on August 29, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Rice Acquisition Corporation 3
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1863122
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

102 East Main Street, Second Story
Carnegie, Pennsylvania 15106
(412) 228-1801
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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J. Kyle Derham
Chief Executive Officer
102 East Main Street, Second Story
Carnegie, Pennsylvania 15106
(412) 228-1801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew Pacey, P.C. Lanchi Huynh Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	E. Ramey Layne Stancell Haigwood Vinson & Elkins L.L.P. 1114 Sixth Avenue, 32nd Floor New York, New York 10036 (212) 237-0000

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Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 29, 2025

PRELIMINARY PROSPECTUS
Rice Acquisition Corporation 3 $250,000,000 25,000,000 Units

Rice Acquisition Corporation 3 is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as our “initial business combination.” We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we will not be limited to a particular industry or sector in our identification and acquisition of a target company, we intend to focus our search for a business combination target in the broadly defined energy value chain, particularly the upstream oil and gas, power generation, energy infrastructure, and critical metals and minerals subsectors.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share, par value $0.0001 per share, and one-fourth of one redeemable warrant. Accordingly, unless you purchase four units, you will not be able to receive or trade a whole warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The warrants will become exercisable 30 days after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the warrants for cash once the warrants become exercisable. The underwriters have a 45-day option from the date of this prospectus to purchase up to 3,750,000 additional units to cover over-allotments, if any.

We will provide our public shareholders (as defined below) with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in our trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals (as defined below), if any), divided by the number of then-outstanding Class A ordinary shares that were sold as part of the units in this offering (the “public shares”). As further described in this prospectus, our amended and restated memorandum and articles of association will provide that a holder of public shares (a “public shareholder”), together with any of its affiliates or any other person with whom such holder is acting in concert or as a group for the purposes of acquiring, holding or disposing of their Class A ordinary shares, will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares, without our prior consent.

We have 24 months from the closing of this offering, with one three-month extension at the option of Rice Acquisition Sponsor 3 LLC (our “sponsor”), to consummate our initial business combination. If we have not consummated an initial business combination within such 24-month period (or 27-month period if our sponsor exercises its three-month extension option) or if our board of directors approves an earlier liquidation, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein. If we anticipate that we may be unable to complete an initial business combination within such 24-month period (or 27-month period if our sponsor exercises its three-month extension option), we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of our public shares will be offered an opportunity to redeem their shares.

Our sponsor has agreed to purchase 8,750,000 warrants (or 9,500,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant (the “private placement warrants”) for an aggregate purchase price of $8,750,000 (or up to $9,500,000 if the underwriters’ over-allotment option is exercised in full) in a private placement to close simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase for $11.50 one Class A ordinary share or, in certain circumstances, one Class A unit of Rice Acquisition Holdings 3 LLC (“Opco”), together with a corresponding Class B ordinary share, par value $0.0001 per share. The private placement warrants will be non-redeemable by us (except as set forth under “Description of Securities — Warrants — Public Warrants — Redemption of Public Warrants”) and exercisable on a cashless basis. See “Description of Securities — Warrants — Private Placement Warrants” for more information regarding the private placement warrants.

In contemplation of this offering, we have entered into a forward purchase agreement with Shalennial Acquisition Sponsor 3 LLC (“Rice Sponsor”) and Mercuria Energy Group Holding, SA (“Mercuria Sponsor”), whereby they have agreed to purchase 3,000,000 Class A ordinary shares and 7,000,000 Class A ordinary shares (collectively, the “forward purchase shares”), respectively, at a price of $10.00 per share for an aggregate purchase price of $100,000,000 in a private placement that will close substantially concurrently with the consummation of our initial business combination. The forward purchase shares sold will be identical to the public shares, except that they will be subject to certain transfer restrictions and have registration rights, as described herein. The funds from the sale of the forward purchase shares will be used to fund a portion of the purchase price of the initial business combination and/or for the working capital needs of the post-business combination company. The obligations to purchase forward purchase shares under the forward purchase agreements are independent of the percentage of shareholders electing to redeem their public shares and will provide us with an increased minimum funding level for the initial business combination. Each of Rice Sponsor and Mercuria Sponsor, both of whom are members of our sponsor, may transfer the obligation to purchase the shares, in whole or in part, to their respective affiliates. In addition, Mercuria Sponsor may terminate its commitment to purchase forward purchase shares at any time in its sole discretion; and as such, there can be no assurance that Mercuria Sponsor will acquire any forward purchase shares. In the event of such termination, in connection with the consummation of our initial business combination, 100% of Mercuria Sponsor’s membership interest in our sponsor will be automatically redeemed by our sponsor in exchange for a distribution to Mercuria Sponsor in an amount in cash equal to its unreturned capital contributions with respect to our sponsor.

Our initial shareholders, which include our sponsor, currently own 9,487,600 Class B ordinary shares (up to 1,237,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), 9,487,500 Class B units of Opco (up to 1,237,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), 100 Class A units of Opco and 2,500 Class A ordinary shares. The Class B units of Opco are expected to convert into Class A units of Opco in connection with, or in certain circumstances described in the Opco LLC Agreement (as defined herein) at specified times after, our initial business combination on a one-for-one basis, subject to adjustment as provided herein. We refer to the Class B units of Opco (or the Class A units of Opco into which such Class B units are expected to convert), together with a corresponding number of our Class B ordinary shares, collectively as the “founder securities,” and we refer to the Class A units of Opco, together with a corresponding number of our Class B ordinary shares, and the 2,500 Class A ordinary shares purchased by our sponsor in a private placement prior to this offering collectively as the “sponsor securities.” The Class A units of Opco that comprise the founder securities and sponsor securities will be exchangeable (together with the cancellation of a corresponding number of our Class B ordinary shares) for our Class A ordinary shares after the completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. Each Class B ordinary share has no economic rights but entitles its holder to one vote. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors or in a vote to transfer the company by way of continuation in a jurisdiction outside the Cayman Islands.

The founder securities and the sponsor securities held by our initial shareholders, which include our sponsor, were purchased for $26,000, or approximately $0.003 per unit, which, as further described in this prospectus, may result in material dilution to public holders when exchanged for Class A ordinary shares or if the anti-dilution rights of the founder securities results in the issuance of Class A ordinary shares on a greater than one-to-one basis (for more information on dilution, see “Dilution” in this prospectus).

As further described under “Summary — Other Considerations and Conflicts of Interest — Compensation of Our Sponsor, Our Sponsor’s Affiliates and Our Directors and Officers,” we expect to make certain payments and reimbursements, or pay certain fees, to our sponsor, officers or directors, or our or their affiliates, including, but not limited to, the payment of $20,000 per month to our sponsor for office space, secretarial and administrative services and certain legal expenses of our sponsor or related to its formation. Upon consummation of this offering, we will repay up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses. Our sponsor, our officers and directors, or our or their respective affiliates may be reimbursed for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Our sponsor may also, but is not obligated to, enter into certain arrangements with us to finance transaction costs in connection with our initial business combination, including up to $1,500,000 of loans convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Our public shareholders may experience material dilution from the exercise of the 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) into 8,750,000 Class A ordinary shares (or 9,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) to be purchased in the private placement simultaneously with the closing of this offering, which warrants may be exercised on a cashless basis along with the public warrants (as defined herein) under the circumstances specified in the public warrant agreement. Additionally, our public shareholders may experience material dilution if the $1,500,000 in working capital loans is fully advanced by the lender and the lender elects to convert the working capital loans into private placement warrants at $1.00 per unit, resulting in the lender receiving an additional 1,500,000 private placement warrants exercisable at $11.50 per Class A ordinary share underlying the private placement warrants, which private warrants if exercised on a cashless basis may result in material dilution to our public shareholders. See “Summary — The Offering,” “Risk Factors — Risks Relating to our Securities,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions,” “Certain Relationships and Related Party Transactions” and “Proposed Business — Other Considerations and Conflicts of Interest” for further discussion on the private placement warrants and working capital loans discussed above.

As more fully discussed in “Management — Conflicts of Interest,” our officers and directors currently have certain fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in an officer’s or director’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. We may also decide to acquire one or more businesses affiliated with our sponsor or one or more of our officers or directors, or our sponsor or one or more of our directors or officers or their respective affiliates may sponsor or become affiliated with entities that have a similar activity to ours. Further, certain of our officers and directors have indirect economic interests in us and/or our sponsor and a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination because our sponsor, officers and directors will lose their entire investment in us (other than with respect to public shares they may acquire during or after this offering) if an initial business combination is not completed. As a result, there may be actual or potential material conflicts of interest between our sponsor, its affiliates or promoters, on the one hand, and purchasers in this offering, on the other hand. For more information, see “Summary — Other Considerations and Conflicts of Interest,” “Risk Factors — Risks Relating to Our Sponsor and Human Capital” and “Principal Shareholders.”

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and the issuance of the private placement warrants, assuming the redemption of our public shares at varying levels and the full exercise and no exercise of the underwriters’ over-allotment option. See “Dilution” for more information.

As of July 21, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.32	$6.70	$3.30	$5.71	$4.29	$3.86	$6.14	$(0.80)	$10.80
Assuming No Exercise of Over-Allotment Option
$7.32	$6.70	$3.30	$5.71	$4.29	$3.86	$6.14	$(0.80)	$10.80

Currently, there is no public market for our securities. We intend to apply to have our units listed on the New York Stock Exchange (the “NYSE”) under the symbol “KRSP.U.” We expect that the Class A ordinary shares and warrants comprising the units will begin separate trading on the NYSE under the symbols “KRSP” and “KRSP.WS,” respectively, on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the representatives of the underwriters permit earlier separate trading and we have satisfied certain conditions as described further herein.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 47 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$0.55	$13,750,000
Proceeds, before expenses, to us	$9.45	$236,250,000

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(1)     Includes $0.35 per unit, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of our initial business combination. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants, approximately $250 million, or approximately $287.5 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest or other income earned on the funds held in the trust account that may be released to us to fund our working capital requirements, subject to an annual limit of 5.0% of the interest earned on the funds held in the trust account, or to pay our franchise and income taxes, if any (such amounts in the aggregate, “permitted withdrawals”), our amended and restated memorandum and articles of association, as discussed herein and subject to the requirements of law and regulation, will provide that the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account (i) to us, until the completion of our initial business combination, or (ii) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering or if our board of directors approves an earlier liquidation, and (c) the redemption of our public shares if we have not consummated our initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering or if our board of directors approves an earlier liquidation, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about            , 2025.

Joint Bookrunning Managers
Barclays	Jefferies

Prospectus dated            , 2025

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “amended and restated memorandum and article of association” are to the amended and restated memorandum and articles of association that the company will adopt prior to the consummation of this offering;

•        “board” are to our board of directors;

•        “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•        “completion window” are to (i) the period ending on the date that is 24 months from the closing of this offering (or 27 months from the closing of this offering if our sponsor exercises its one-time option to extend our term by three months) in which we must complete an initial business combination, or such earlier liquidation date as our board of directors may approve, or (ii) such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated memorandum and articles of association;

•        “equity-linked securities” are to any securities of our company or any of our subsidiaries that are convertible into, or exchangeable or exercisable for, equity securities of our company or such subsidiary, including any securities issued by our company or any of our subsidiaries that are pledged to secure any obligation of any holder to purchase equity securities of our company or any of our subsidiaries, and including Opco units;

•        “forward purchase agreement” is to the agreement that provides for the sale of the forward purchase shares to Rice Sponsor and Mercuria Sponsor in a private placement that will close simultaneously with the closing of our initial business combination;

•        “forward purchase shares” are to our Class A ordinary shares to be issued pursuant to the forward purchase agreement;

•        “founder securities” are to, collectively, the Class B units of Opco initially issued in a private placement to our sponsor prior to this offering (or the Class A units of Opco into which such Class B units are expected to convert) and a corresponding number of our non-economic Class B ordinary shares;

•        “initial shareholders” are to the holders of our founder securities and sponsor securities prior to this offering, including our officers and directors to the extent they hold such units or shares;

•        “management” or our “management team” are to our officers and directors (including our director nominees that will become directors in connection with the consummation of this offering);

•        “Mercuria” are to Mercuria Energy Group Limited, the parent entity of Mercuria Sponsor and its controlled subsidiaries;

•        “Mercuria Sponsor” are to Mercuria Energy Group Holding, SA, which holds 50% of the equity interests of our sponsor and is owned by Mercuria;

•        “NYSE” are to the New York Stock Exchange;

•        “Opco” are to Rice Acquisition Holdings 3 LLC, a Cayman Islands limited liability company;

•        “Opco LLC Agreement” are to the Amended and Restated Limited Liability Company Agreement of Opco to be entered into in connection with this offering;

•        “Opco units” are to the Class A units and Class B units of Opco;

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•        “permitted withdrawals” are to the aggregate amounts withdrawn from the trust account to fund our working capital requirements following this offering related to our search for an initial business combination, subject to an annual limit of 5.0% of the interest generated on the amount held in the trust account, and to pay our franchise and income taxes, if any; all permitted withdrawals can only be made from interest and not from the principal held in the trust account;

•        “private placement warrants” are to the warrants to be issued to our sponsor in a private placement simultaneously with the closing of this offering;

•        “public shareholders” are to the holders of our public shares, including our initial shareholders and management team to the extent our initial shareholders and/or members of our management team purchase public shares, provided that each initial shareholder’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•        “public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “Rice Investment Group” are to a multi-strategy fund controlled by the Rice family and certain members of our management that is focused on a diverse array of energy related investments, including energy transition investments;

•        “Rice Sponsor” are to Shalennial Acquisition Sponsor 3 LLC, a Delaware limited liability company, that owns 50% of the equity interests of our sponsor and is owned by Rice Investment Group, certain members of our management and other individuals;

•        “sponsor” are to Rice Acquisition Sponsor 3 LLC, a Delaware limited liability company. Our sponsor’s equity interests are 50% owned by Rice Sponsor and 50% owned by Mercuria Sponsor, and is an affiliate of Rice Investment Group and Mercuria;

•        “sponsor securities” are to, collectively, the 100 Class A units of Opco and corresponding number of our non-economic Class B ordinary shares (which together will be exchangeable into Class A ordinary shares after our initial business combination on a one-for-one basis) and the 2,500 Class A ordinary shares purchased by our sponsor in a private placement prior to this offering;

•        “warrants” are to our private placement warrants, warrants we issue to our sponsor upon conversion of working capital loans (if any) and our public warrants; and

•        “we,” “us,” “our,” the “company” or “our company” are to Rice Acquisition Corporation 3, a Cayman Islands exempted company, and as the context requires, Opco.

Any forfeiture or cancellation of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company incorporated as a Cayman Islands exempted company on June 6, 2025. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as “our initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target regarding entering into a business combination with us. We have generated no operating revenues to date, and we do not expect that we will generate operating revenues until we consummate our initial business combination.

We intend to focus our search for a target business in the broadly defined energy value chain. Specifically, although we may pursue an acquisition opportunity in any business industry or sector, we plan to concentrate our search on the areas of upstream oil and gas, power generation, energy infrastructure, and critical metals and minerals, enabling us to draw on our management’s extensive experience building and operating successful companies within the energy value chain.

We intend to identify and acquire a business that could benefit from a hands-on owner with extensive operational experience and the public company expertise our management team possesses, and/or a business that relies on the target’s executive and operational expertise but presents potential for an attractive risk-adjusted return profile under our stewardship.

Experience with Special Purpose Acquisition Companies (“SPACs”)

Certain members of our management team and board have previous experience in the execution of public acquisition vehicles. An affiliate of Rice Investment Group also formed and sponsored Rice Acquisition Corp. (“Rice I”) and Rice Acquisition Corp. II (“Rice II”), each a blank check company like our company, to consummate an initial business combination. Rice I completed its initial public offering in October 2020, in which it sold 23,725,000 units, each consisting of one share of Class A common stock of Rice I and one-half of one redeemable warrant to purchase one share of Class A common stock of Rice I, for an offering price of $10.00 per unit, generating aggregate proceeds of $237,250,000. Rice I did not require an extension to complete its initial business combination. On September 15, 2021, Rice I completed its business combination transaction with Aria Energy LLC and Archaea Energy LLC (together with Aria Energy LLC, “Archaea”), which created an industry-leading renewable natural gas platform. Following the business combination (the “Rice I Business Combination”), the combined company was renamed “Archaea Energy Inc.” In connection with the business combination, Rice I delivered approximately $530 million in total proceeds, including $300 million from PIPE investments, $25 million of which was raised at $15.00 per share, and $237 million of cash in trust. Rice I had approximately 0.2% redemptions. In October 2022, Archaea Energy Inc. announced it would be acquired by bp (NYSE: BP) for $26.00 per share in cash, or a total enterprise value of approximately $4.1 billion, and such transaction was completed in December 2022.

Rice II completed its initial public offering in June 2021, in which it sold 34,500,000 units, each consisting of one Class A ordinary share of Rice II and one-fourth of one redeemable warrant to purchase one Class A ordinary share of Rice II, for an offering price of $10.00 per unit, generating aggregate proceeds of $345 million. Rice II did not require an extension to complete its initial business combination. In 2023, Rice II combined with NET Power, LLC and was renamed to NET Power, Inc. (NYSE: NPWR) (“Net Power”), an innovative and scalable platform in the clean energy technology sector which specializes in natural gas power generation. In connection with the business combination (the “Rice II Business Combination”), Rice II was able to deliver approximately $675 million in proceeds. Rice II had approximately $135 million in trust following the redemptions submitted by public investors in connection with the transaction (Rice II had approximately 61% redemptions). Additionally, Rice II was able to raise over $540 million in the form of PIPE investments. Post closing of the business combination, Net Power common stock reached a high closing price of $16.51 per share on September 15, 2023. Upon consummation of the Rice II Business Combination, Daniel J. Rice IV joined Net Power as Chief Executive Officer and continues to serve Net Power in such capacity. As of August 28, 2025, the closing price of Net Power common stock was $2.56 per share.

We believe our management and board’s capabilities and experience managing Rice I and Rice II will complement Rice Acquisition Corporation 3 and demonstrate the team’s ability to effect a successful business combination in the current market conditions. In addition, we believe we are well-positioned to source additional funding in the capital markets, as required.

Rice Acquisition Corporation 3 will be a natural extension of our management’s day-to-day business and benefit from the proprietary deal flow our sponsor and management team source, both internally, from other groups across the Rice Investment Group and Mercuria platforms, and externally, from our sponsor’s, management’s and board’s breadth of industry relationships.

Our founders and our directors and officers, Rice Investment Group, Mercuria or each of their respective affiliates may in the future become affiliated with other public SPACs that may have acquisition objectives that are similar to ours. See “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” Further, certain members of our management team and board of directors are currently, or may become, involved in litigation, investigations or other proceedings. See “Risk Factors — Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may become involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us and may impede our ability to consummate an initial business combination.”

Management, Board of Directors and Our Sponsor

Our company is supported by a full management team with deep expertise and deal flow and a broad network across the energy and infrastructure industries. Furthermore, our operations will be overseen by an experienced board of directors with in-depth knowledge developed through extensive M&A, financing transactions, and entrepreneurial ventures.

Our Management Team and Board of Directors

J. Kyle Derham is our Chief Executive Officer and a member of our board, positions he has held since June 2025. Mr. Derham is a Partner at Rice Investment Group, where he has served since January 2018. Mr. Derham served as the Chief Executive Officer and a member of the board of directors of Rice II (NYSE: RONI), a special purpose acquisition company, from February 2022 until Rice II completed its initial business combination with Net Power in June 2023. Mr. Derham has continued to serve as a member of the board of directors of Net Power (NYSE: NPWR) since June 2023. Mr. Derham served as the Chief Financial Officer and a member of the board of directors of Rice I (NYSE: RICE), a special purpose acquisition company, from October 2020 until September 2021 when Rice I completed its initial business combination with Archaea, a renewable natural gas operator. Mr. Derham served as a member of the board of directors of Archaea Energy Inc. (NYSE: LFG) from September 2021 through December 2022, when Archaea Energy Inc. was acquired by BP Products North America Inc for $4.1 billion.

Mr. Derham, as part of the Rice Team (as defined below), led the shareholder campaign in 2019 to revamp the strategic direction of EQT Corporation (“EQT”) and successfully elect a majority slate of director candidates to the board of EQT, the largest operator of natural gas production in the United States. Following the campaign, from July 2019 through December 2021, Mr. Derham served as interim Chief Financial Officer of EQT and subsequently served as a strategic advisor to EQT. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy Inc. (“Rice Energy”) and Rice Midstream Partners LP (“Rice Midstream”) from January 2014 through November 2017. Through his various roles working alongside the Rice family, Mr. Derham has focused on evaluating, structuring and negotiating key acquisitions and execution of critical strategic initiatives to generate attractive risk-adjusted returns for investors. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays. Mr. Derham earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

We believe Mr. Derham’s extensive industry background and investment experience makes him well-qualified to serve on the board.

James “Jamie” Wilmot Rogers is our Chief Financial Officer and Chief Accounting Officer, a position he has held since June 2025. Mr. Rogers is a Partner of Rice Investment Group. Mr. Rogers served as Senior Vice Present and Chief Accounting Officer & Administrative Officer, Treasurer of Rice Energy from April 2011 through November 2017. Mr. Rogers has also served as the Chief Accounting Officer of Rice II from its formation in February 2021, and as the Chief Financial Officer of Rice II from February 2022 until June 2023 when the Rice II Business Combination was completed. Mr. Rogers served as Rice I’s Chief Accounting Officer from September 2020 to September 2021 when the Rice I Business Combination was completed. Mr. Rogers led accounting, tax and human resources functions for Rice Energy, Rice Midstream and its numerous joint ventures and joint venture companies. Mr. Rogers oversaw such functions through two initial public offerings in a single calendar year (Rice Energy in January 2014 and Rice Midstream in December 2014) and through numerous asset and corporate level acquisitions totaling more than $10 billion in asset value. He also has numerous years in public accounting experience, having worked at both Ernst & Young and PricewaterhouseCoopers. Mr. Rogers earned a Bachelor of Science in Business Administration in Accounting from the University of Pittsburgh.

Anne Cameron is our Chief Strategy Officer, a position she has held since June 2025. Ms. Cameron is Head of Public Investments at Mercuria and manages the investment portfolio of Mercuria Capital Strategies, a vehicle created by Mercuria in January 2024 to express high-conviction opportunities in the public market. Anne manages a team of fundamental analysts that works with the firm’s commodity desks and research teams to identify opportunities in energy, power, carbon, and infrastructure. Before Mercuria, Anne was the Co-Head of Equities at Hartree Partners from August 2012 through December 2023, where she managed a long-short portfolio and served on the firm’s Investment Committee. Over the course of 12 years, she made significant contributions to Hartree’s performance and investment strategies in a wide range of opportunities across the capital structure. Prior to Hartree, she worked at BNP Paribas and J.P. Morgan, where she was a publishing equity research analyst on the E&P and midstream sectors. Ms. Cameron earned a Bachelor of Arts in Economics and History from Amherst College and an MBA from Columbia Business School.

We will also draw on the experience of our other board members.

Brian Falik, one of our director nominees, is the Global Chief Investment Officer at Mercuria, where he leads a dedicated team of investment professionals in the strategic deployment of debt and equity capital across the energy and infrastructure industries, a position he has held since 2024. Before joining Mercuria in January 2016, from February 2012 until September 2015, Mr. Falik served as the Global Head of Energy Capital at Noble Group, where he successfully led investment and structured transaction teams, enhancing the company’s portfolio and market position. His extensive experience also includes senior leadership roles focused on investment, structured finance, and commodities at LS Power Group, Credit Suisse, Lehman Brothers, and Bank of America. Mr. Falik holds a Bachelor of Science in Finance from the University of Texas at Austin.

We believe Mr. Falik’s deep industry and investing experience makes him well-qualified to serve on the board.

Dr. Kathryn “Kate” Jackson, one of our director nominees, is an accomplished executive and National Academy of Engineering member (2021), with expertise in energy system operations, technology investment, and corporate strategy across private and public sectors. From 2015 to 2021, she served as a consultant through KeySource, Inc., focusing on energy technology, business growth and energy services. Prior to that, Dr. Jackson served as Senior Vice President and Chief Technology Officer (“CTO”) of RTI International Metals from June 2014 to July 2015 and as CTO and Senior Vice President of Research and Technology and previously Vice President of Strategy, Research & Technology at Westinghouse Electric Company. As CTO for Westinghouse and RTI International Metals, she commercialized technologies, led global investment platforms, and drove mergers and acquisitions. She has also held a variety of executive positions at Tennessee Valley Authority for 17 years, where she managed generations assets, grew a profitable $85 million engineering services business, and achieved significant cost reductions. Dr. Jackson has extensive board experience, currently serving on the boards of Portland General Electric (NYSE: POR), where she has served since 2014, Cameco Corporation (NYSE: CCJ), where she has served since 2016, and EQT (NYSE: EQT), where she has served since 2019. She previously chaired ISO New England and served on boards including Archaea Energy, Duquesne Light and Hydro One. Her leadership includes restructuring governance and leading strategic risk assessments for energy systems. With a career spanning energy policy, environmental sustainability and technology commercialization, Dr. Jackson has advised at White House and congressional levels, driven safety and sustainability initiatives and led strategic planning and risk management for major utilities and corporations. Dr. Jackson earned a Bachelor of Science in Physics from Grove City College, a Masters of Science in Industrial Engineering Management from the University of Pittsburgh and a PhD in Engineering and Public Policy from Carnegie Mellon University.

We believe Dr. Jackson’s experience as a senior executive and as a member of boards of directors of public companies, her knowledge and experience in the areas of large capital projects and risk management, and her expertise in regulatory, legislative and public policy issues make her well-qualified to serve on the board.

D. Mark Leland, one of our director nominees, served as Interim President and Chief Executive Officer of Deltic Timber Corporation (“Deltic”) from October 2016 to March 2017, prior to Deltic’s merger with Potlatch Corporation to form PotlatchDeltic Corporation in February 2018. Since February 2018, Mr. Leland has served as a director of PotlatchDeltic Corporation (NASDAQ: PCH), a timberland real estate investment trust. Mr. Leland has also served on the board of directors of Kinetik Holdings Inc. (NYSE: KNTK), a midstream company, since February 2022. Mr. Leland served on the board of directors of Kanye Anderson Acquisition Corporation, a SPAC that was then-traded on the NYSE, from March 2017 until its merger in November 2018 with Apache Corporation to create Altus Midstream Company (“Altus”), a Permian-to-Gulf Coast midstream company that was then-traded on Nasdaq; Mr. Leland then served on the board of directors of Altus from November 2018 until February 2022, when it merged with BCP Raptor Holdco LP to create Kinetik Holdings Inc. Also, Mr. Leland previously served on the board of directors of Equitrans Midstream Corporation (“Equitrans”), a midstream company that was then-traded on the NYSE, from January 2020 until July 2024, when Equitrans merged with EQT, the board of directors of the general partner of Oiltanking Partners, L.P., a company providing terminaling, storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas that was formerly traded on the NYSE, the board of directors of KiOR, Inc., a renewables fuel company formerly traded on Nasdaq, and the board of directors of the general partner of El Paso Pipeline Partners, L.P, an energy master limited partnership formerly traded on the NYSE. Other prior positions that Mr. Leland has held include Executive Vice President and Chief Financial Officer of El Paso Corporation (“El Paso”), a natural gas and energy company formerly traded on the NYSE, President of El Paso’s midstream business unit, and Vice President and Chief Operating Officer as well as Vice President and Controller of the general partner of GulfTerra Energy Partners, L.P., an energy master limited partnership formerly traded on the NYSE. Mr. Leland earned a Bachelor of Business Administration in Finance and Economics from the University of Puget Sound.

We believe Mr. Leland’s extensive operational and financial experience, including in the energy industry, and his experience on the boards of directors of multiple public companies makes him well-qualified to serve on the board.

David Savett, one of our director nominees, has over 20 years of experience in finance, investing, and trading. Mr. Savett is a Senior Advisor to Mercuria, a role he has held since April 2025, where he focuses on capital strategies and partnerships across the firm’s investment portfolio and broader investment activities. He advises the Chief Investment Officer on sourcing, structuring, managing, and exiting investments, as well as identifying funding and strategic partnership opportunities. Mr. Savett is a Managing Partner at Dock Square Capital, a merchant banking firm, which he helped found in 2016. He played a key role across the firm’s buildout, principal investing and operational activities. Mr. Savett joined Dock Square’s predecessor, Britton Hill, in 2013, serving as a Managing Partner until 2020, where he accelerated the buildout of the firm’s principal investing and advisory platforms. Mr. Savett is also currently Co-Founder and Managing Partner of Fort James Holdings LLC, a family office holding company. Earlier in his career, Mr. Savett was part of the Global Commodities Group at Credit Suisse, where he led physical natural gas and Texas electricity trading. He was also a core member of the Commodity Linked Finance Group, delivering innovative commodity solutions to the bank’s investment banking clients. Prior to that, he held roles in energy trading and investment banking at Bank of America. Mr. Savett has served on the boards of NYSE-listed Dorian LPG and privately held Inflection Energy. Mr. Savett earned a bachelor’s degree from Emory University in 2003.

We believe Mr. Savett’s experience as an investment professional and individual who serves and has served on multiple boards of directors of both public and private companies makes him well-qualified to serve on the board.

We believe our management team and board are well positioned to take advantage of the growing set of investment opportunities focused in the energy value chain and that our contacts and relationships will allow us to generate an attractive transaction for our shareholders.

The past experience or performance of the members of our management team and/or their affiliates, including Rice I and Rice II, Rice Investment Group and Mercuria is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record or the performance of our management team or their affiliates, including Rice I and Rice II, Rice Investment Group and Mercuria or any of their affiliates’ or managed fund’s performance as indicative of our future performance. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information.

Our Sponsor

Our sponsor, Rice Acquisition Sponsor 3 LLC, is a Delaware limited liability company entity controlled by its two members, Rice Sponsor and Mercuria Sponsor, and is an affiliate of Rice Investment Group and Mercuria. The partnership between Mercuria and the Rice Investment Group is the product of a long-standing relationship between senior leadership at both firms. We expect that Mercuria’s market intelligence and broad touch points across energy will complement the Rice family’s track record in public company management and deal execution. Additionally, Mercuria’s commercial abilities may unlock value in a business combination. The teams at Rice Investment Group and Mercuria have extensive experience in the SPAC universe and have collaborated on fundamental, bottoms-up research and idea generation across energy subsectors.

Rice Investment Group

For approximately 20 years, the Rice family and certain members of our management team have built a successful track record through a disciplined investment framework with expertise that spans across the energy industry, including through Rice Investment Group. Rice Investment Group is a multi-strategy investment fund that has deployed several hundred million dollars since its founding in 2018. The fund is controlled by the Rice family and certain members of our management and is focused on a diverse array of energy-related investments. As a result of their investment activities, certain members of our management team and Rice Investment Group have developed deep industry relationships across the entire energy value chain, including the upstream and midstream sectors as well as the alternative energy and renewables sectors and companies providing services or components to these sectors. We believe the reputation and expertise of Rice Investment Group and our management team in the energy industry will make us a preferred partner for potential business combination targets. Toby Z. Rice, the President and Chief Executive Officer of EQT, will not participate in the management of us or our sponsor. Please see below for more detail on the history of the Rice family.

In 2007, the Rice family founded and served as executive officers of Rice Energy, an Appalachian Basin-focused natural gas operator, and Rice Midstream, an operator of large-scale natural gas and water infrastructure. One of our director nominees, our Chief Executive Officer and our Chief Financial Officer served in senior leadership positions at Rice Energy. Rice Energy quickly grew to become one of the largest producers of natural gas in the United States and completed its $1 billion initial public offering in January 2014. Nine months later, its midstream assets were spun off into Rice Midstream, a tax-efficient master limited partnership, and taken public via initial public offering in December 2014. The growth of Rice Energy and Rice Midstream was fueled both organically and by large-scale acquisitions of strategic targets. Rice Energy was acquired by EQT in 2017 for $8.2 billion, forming the largest natural gas operator in the United States, and Rice Midstream was acquired by EQT Midstream Partners, LP (“EQM”) for $2.4 billion in 2018. We believe these businesses played a critical role in lowering carbon emissions by displacing coal with a growing supply of low-cost, cleaner burning U.S. natural gas. We believe our team’s track record of building Rice Energy and Rice Midstream demonstrate our ability to successfully establish, build and grow large scale businesses in growing industries while generating peer leading returns for shareholders and contributing to lower U.S. emissions.

Subsequent to the sales of Rice Energy and Rice Midstream, one of our director nominees and our Chief Executive Officer co-founded Rice Investment Group, a multi-strategy fund controlled by the Rice family and certain members of our management that is focused on a diverse array of energy-related investments, including oil and gas exploration and production, oil and gas midstream, oilfield services and manufacturing, software and technology companies supporting the energy sector, renewable natural gas production liquified natural gas (“LNG”), data centers, and lithium extraction. Rice Investment Group maintains a long-term investment horizon and has relied upon the experience, breadth of knowledge and vision of its management team to find, create and invest in compelling long-term energy opportunities.

Certain members of our team also have experience transforming underperforming businesses. Following a year of disappointing operational results and poor shareholder returns at EQT, in response to inquiries from other EQT shareholders, certain members of the Rice Investment Group (the “Rice Team”), including one of our director nominees and our Chief Executive Officer, conducted a shareholder campaign to revamp the strategic direction of EQT and elect a new majority slate of directors to EQT’s board of directors. In July 2019, over 80% of EQT’s shareholders voted to install the Rice Team’s director nominees. The Rice Team, working in conjunction with the EQT board of directors and management, executed on a 100-day plan to transform EQT into a peer leader in capital efficiency. EQT has reported that it decreased per unit capital costs, renegotiated key service arrangements to reduce per unit operating expenses, streamlined the organizational structure to reduce general and administrative expenses, and installed numerous enterprise applications as part of a digital transformation to support further evolution of EQT’s business processes. The experience of certain members of our team at EQT demonstrates our ability to rapidly transform a business plagued by poor operational performance into a peer leader.

Mercuria

Mercuria is one of the world’s leading independent energy, metals and commodity trading firms, with annual gross revenues exceeding $100 billion over the last few years and a global investment platform. Mercuria is led by its co-founders, Marco Dunand and Daniel Jaeggi, and has a team of over 1,200 professionals. Mercuria has a presence in six continents, including offices in various global financial centers, such as Geneva, Houston, Singapore, London, Athens, Dubai, Shanghai, Greenwich, Johannesburg, Sydney, Tokyo and Lima. The firm has an investment-grade credit profile and achieved a strong track record of consistent profitability.

The Mercuria team specializes in commodity trading, structured products and investments, integrating a wide variety of physical and derivative trading businesses with a diversified global asset base. Mercuria’s commercial activities and investments span across many industries, including crude and refined products, natural gas and LNG, power, metals, shipping, biofuels, and carbon. Mercuria’s culture of collaboration and deep cross-commodity expertise allow the firm to leverage relationships and information in a highly effective manner. The firm’s trading and investment professionals have successfully navigated decades of global commodity price cycles, providing a unique perspective for business due diligence and opportunity analysis.

The Mercuria team has executed on and realized successful investments across the energy value chain, leveraging their sector experience as well as their expertise in creating and capturing growth opportunities for their portfolio companies. Below are some example investments that highlight Mercuria’s ability to unlock value through strategic capital deployment and growth-oriented management.

In December 2016, Mercuria began Pin Oak: its partnership with Dauphine Midstream, a portfolio company of Engine No. 1, to build a U.S. Gulf Coast liquids terminalling and midstream business. The first asset was the Pin Oak Mt. Airy terminal, a greenfield refined products terminal with fuel storage, multiple pipeline interconnections and marine access. After raising project financing, completing construction, and achieving full commercial operations, the asset was ultimately sold to MPLX in 2018. Pin Oak is currently actively developing and operating other terminal assets.

In December 2020, Mercuria purchased a majority stake in Beyond6, Inc. from HC2 Holdings, Inc. Beyond6 is an operator of gas stations for trucking fleets running on renewable and compressed natural gas. The Beyond6 asset was sold to Chevron Corporation (NYSE: CVX) in November 2022. Mercuria believes this investment is representative of the firm’s superior expertise in acquiring and developing standalone businesses into companies that will advance growth in energy.

Below are additional examples of Mercuria’s successful private investment track record:

•        Broad Reach Power: A leading U.S. utility-scale battery storage platform that develops, owns and operates energy storage and hybrid storage-plus-renewables projects and sold its battery storage business to ENGIE in August 2023.

•        CapturePoint: A carbon capture, transportation and sequestration business with producing Enhanced Oil Recovery (“EOR”) assets and Class IV wells under development for permanent sequestration of anthropogenic CO2.

•        Parliament Energy: A partnership between EnCap and Mercuria that develops, owns, and will operate renewable and co-located storage assets, with its first project being a 640 MW utility-scale solar project in ERCOT that is expected to be operational in 2025.

We believe that this partnership is well-positioned to identify attractive risk-adjusted returns in the marketplace and execute a successful business combination. Mercuria’s global reach and commercial teams complement Rice Investment Group’s operational acumen and deal expertise, and the combined industry relationships of the two firms are expected to enable us to pursue a broad range of opportunities.

Past performance of the Rice family, Rice Investment Group, Mercuria, Rice I, Rice II or our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of the Rice family, Rice Investment Group, Mercuria, Rice I, Rice II or our management’s performance as indicative of our future performance. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information. See “Principal Shareholders” for more information on our sponsor and its controlling persons.

Market Opportunity

We intend to focus our search for a target business in the energy sector. Specifically, although we may pursue an acquisition opportunity in any business industry or sector, we plan to concentrate our search on the areas of upstream oil and gas, power generation, energy infrastructure, and critical metals and minerals. Our management’s history and track record of owning and building successful energy companies provides us with unique and differentiated insights into how the energy value chain is changing to accommodate the growing and increasingly dynamic energy demands of the future.

Electricity demand is projected to grow nearly 50% by 2040, driven primarily by new industrial demand and AI computing needs. We believe this rapid growth requires a multi-pronged strategy of developing natural resources, rapidly deploying reliable power generation both on- and off-grid, constructing new energy infrastructure, and securing U.S. dominance in data centers, metals and mining, and manufacturing.

While demand for natural resources continues to rise, new sources of supply remain constrained. Natural gas is increasingly critical for meeting power demand from data centers, industrial growth, and LNG exports. Oil demand is expected to grow modestly, but high-quality unconventional inventories are dwindling. To satisfy this demand, we believe an opportunity exists to consolidate and grow production in non-core unconventional basins. In addition, we believe in the opportunity to increase production in conventional basins by employing low-risk, high-return development opportunities such as multi-laterals and EOR.

The surge in power demand underscores the need for reliable, dispatchable power with a particular emphasis on speed to market. We believe there is an opportunity to aggregate and optimize underutilized brownfield power assets. In addition, various clean, firm technologies including geothermal, nuclear, and waste-to-power are likely to play a key role in long-term power needs.

The expansion of energy production, power generation, and LNG exports requires significant investment in energy infrastructure. We see opportunity in consolidating natural gas brownfield and greenfield storage projects to enable LNG growth and reduce grid volatility. In addition, certain large-scale CO2 infrastructure assets enable the expansion of EOR and carbon sequestration. Select greenfield LNG developments in the U.S. and Canada may also represent attractive opportunities.

Finally, securing U.S. leadership in data centers, metals and mining, and onshore manufacturing is becoming a strategic national priority. Favorable trade dynamics, geopolitical conditions, and supportive government incentives are fueling investment in these areas, creating opportunities aligned with our platform.

Business Strategy

Our acquisition and value creation strategy will be to identify, acquire and, after our initial business combination, build a company whose principal effort is functioning efficiently within the energy value chain while generating attractive risk-adjusted returns for our shareholders. Our acquisition strategy will leverage our management team’s, Rice Investment Group’s and Mercuria’s network of potential proprietary and public transaction sources where we believe a combination of our relationships, knowledge and experience in the renewable and energy industries could effect a positive transformation or augmentation of existing businesses or properties. Our goal is to build a focused business with multiple competitive advantages that have the potential to improve the target business’s overall value proposition. We plan to utilize the network and industry experience of our management team, Rice Investment Group and Mercuria in seeking an initial business combination and employing our acquisition strategy. Over the course of their careers, the members of our management team and their affiliates, including Rice Investment Group and Mercuria, have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of acquisition opportunities. In addition to industry and lending community relationships, we plan to leverage relationships with management teams of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. Upon completion of this offering, members of our management team will communicate with their networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing potentially interesting leads.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet these criteria and guidelines. We intend to acquire target businesses that we believe:

•        operate in high-growth, large addressable markets with favorable long-term market dynamics;

•        display differentiated business attributes and/or product offerings that provide us confidence on the long-term prospects and profitability of the company;

•        are fundamentally sound and can benefit from a partnership with us by leveraging the operational, transactional, financial, managerial and investment experience of our management team, Rice Investment Group and Mercuria;

•        can utilize the extensive networks and insights that our management team, Rice Investment Group and Mercuria have built in energy and commodities;

•        are at an inflection point, such as requiring additional management expertise, are able to innovate through new operational techniques, or we can drive improved financial performance;

•        exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company’s growth strategy, which we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•        will offer an attractive risk-adjusted return for our shareholders.

Potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the Securities and Exchange Commission (the “SEC”).

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.

As described in more details below under “— Other Consideration and Conflicts of Interest” and in the section titled “Management — Conflicts of Interest,” we are not prohibited from pursuing an initial business combination with or from a company that is affiliated with our sponsor, officers or directors, including a portfolio company of Rice Investment Group or Mercuria, or from entering into an agreement with our sponsor, officers or directors or their affiliates with respect to the operation of any business we acquire in connection with the initial business combination. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority Inc. (“FINRA”) or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Such conflicts of interest in connection with a business combination with a business affiliated with our sponsor, executive officers or directors include conflicts related to the additional fiduciary and contractual duties that our officers or directors may have (as further described in the next paragraph) and conflicts resulting from our officers’ and directors’ indirect ownership in the founder securities and private placement warrants held by our sponsor and the effective price at which such securities were purchased by the sponsor and which may result in the selection of an acquisition target that subsequently declines in value and is unprofitable for public shareholders (while still profitable from our sponsor’s, directors’ and officers’ perspective) instead of not consummating a business combination at all or with a different business combination target. See “— Other Consideration and Conflicts of Interest” for more information.

Our founders, officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future SPACs they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Rice Investment Group, Mercuria and certain companies in which Rice Investment Group, Mercuria or such entities have invested. As a result, if any of our founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future SPACs they may be involved in and any current or future Rice Investment Group or Mercuria funds or other investment vehicles), he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to Rice Investment Group or Mercuria may be suitable for both us and a current or future Rice Investment Group or Mercuria fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, may first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Rice Investment Group, Mercuria, our respective founders or any members of our board who are also employed by Rice Investment Group or Mercuria or their respective affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of those entities.

Although affiliates of our founders, directors and officers or entities, to which they have fiduciary obligations, including Rice Investment Group or Mercuria or certain of their current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Rice Investment Group or Mercuria, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g., companies in the energy or energy-related industries seeking to go public) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing SPAC or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our founders, directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

Further, members of our management team or board may directly or indirectly own founder securities, sponsor securities, ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our sponsor acquired the Class B units of Opco and sponsor securities prior to this offering for approximately $0.003 per unit while we are offering units at a price of $10.00 per unit in this offering. As a result, our sponsor and members of our board could make a substantial profit after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. See “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” for more information. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Initial Business Combination

The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination. Our board will make the determination as to the fair market value of a target business or businesses. If our board is not able to independently determine the fair market value of a target business or businesses, it will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We may pursue an acquisition opportunity jointly with our sponsor, or one or more affiliates, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies, which we refer to as an Affiliated Joint Acquisition. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities. Our sponsor and its affiliates have no obligation to make any such investment and may compete with us for potential business combinations. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing shareholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our founder securities, issuances or deemed issuances of our Class A ordinary shares or equity-linked securities would result in an adjustment to the number of Class A units of Opco into which the Class B units of Opco are expected to convert (unless the holders of a majority of the outstanding founder securities agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder securities have been exchanged for our Class A ordinary shares, the aggregate number of our Class A ordinary shares received by our initial shareholders in exchange for founder securities would equal, on an as-converted basis, approximately 25% of the sum of the total outstanding ordinary shares upon the completion of this offering plus all of our Class A ordinary shares and equity-linked securities issued or deemed issued in connection with, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the business combination (excluding (i) any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and (ii) any shares issuable upon exercise of any warrants).

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to additional forward purchase agreements, non-redemption or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. Such financing could impact unaffiliated security holders in several ways. For instance, if equity or convertible securities are issued, it may dilute the ownership interests of unaffiliated security holders, reducing proportional voting power and economic interest. The issuance of additional securities could also adversely affect the market price of our securities, particularly if the terms are unfavorable. If debt financing is incurred, the resulting financial obligations could limit operational flexibility and negatively impact the value of existing securities. Additionally, financing through new securities may alter the security holder base and impact control dynamics. As of the date of this prospectus, although we do not intend to seek additional financing at this time, if needed at some point in the future, we will carefully evaluate financing options. For more information, see “Dilution” and “Risk Factors — We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.”

We anticipate structuring our initial business combination either (i) in such a way so that we will control 100% of the equity interests or assets of the target business or businesses or (ii) in such a way so that we control less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, including an Affiliated Joint Acquisition as described above. However, we will only complete a business combination if we control 50% or more of the outstanding voting securities of the target or otherwise are not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if we control 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that is controlled is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions, and we will treat the target businesses together as the initial business combination for seeking shareholder approval or for purposes of a tender offer, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. Further, as the competition for attractive business combination targets increases, the availability of attractive targets may become more scarce. Because of our limited resources and such increased competition for business combination opportunities, including from other SPACs or other entities having a similar business objective to us, it may be more difficult for us to complete our initial business combination or negotiate attractive terms for our initial business combination. Depending on who our competitors will be when negotiating a business combination transaction, we may also be at a competitive disadvantage in successfully negotiating an initial business combination. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless” for more information.

Pursuant to a letter agreement to be entered with us, each of our sponsors, directors and officers has agreed to restrictions on its ability to transfer, assign or sell founder securities, private placement warrants, Opco units and public units (if any are purchased in connection with the offering), as summarized in the table below. See “Securities Eligible for Future Sale — Rule 144” for more information on non-contractual resale restrictions.

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions
Public units, Class A ordinary shares, founder securities, sponsor securities, warrants and underlying securities

Agreement to not, without the prior written consent of the representatives of the underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, any units, Class A ordinary shares, founder securities, sponsor securities, warrants or any securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares or Class A units of Opco owned by him, her or it; provided, however, that the foregoing shall not apply to transfers to the sponsor by our founders, directors and officers, Rice Investment Group and/or Mercuria, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, Class A ordinary shares, founder securities, sponsor securities, warrants or any securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares or Class A units of Opco owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (a) or (b) for a period of 180 days after the effective date of the underwriting agreement. Such transfer restrictions shall not prohibit the exchange of Class B units of Opco for Class A units of Opco in connection with the consummation of an initial business combination.

		Our sponsor, directors and officers	N/A

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions
Founder securities

No transfer, assignment or sale (each of the foregoing, a “Transfer”), until the earlier of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor, directors and executive officers with respect to any founder securities. Such transfer restrictions shall not prohibit the exchange of Class B units of Opco for Class A units of Opco in connection with the consummation of an initial business combination.

Our sponsor, directors and officers

Restrictions are not applicable to transfers (i) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor or any employees of such affiliates, (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder securities, private placement warrants, Opco units or Class A ordinary shares, as applicable, were originally purchased, (vi) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement, (vii) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor, (viii) to the company for no value for cancellation in connection with the consummation of our initial business combination, (ix) in the event of our liquidation prior to the completion of our initial business combination or (x) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions

combination; provided, however, that in the case of clauses (i) through (vii) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any founder securities and private placement warrants (including their underlying securities). Further, despite the 30 day Transfer restriction after the date of the initial business combination that is described under the column “Transfer Restrictions” to the left of this column, the underwriting agreement authorizes registration with the SEC pursuant to the registration rights agreement among us and our initial shareholders of the resale of the founder securities, the private placement warrants (including any private placement warrants issued upon conversion of working capital loans) and their underlying securities, the exercise of the private placement warrants and the public warrants and the Class A ordinary shares issuable upon exercise of such warrants or conversion of founder securities.

Private placement warrants and underlying securities

No Transfer of any private placement warrants, or Class A ordinary shares or Class A units, if applicable, of Opco underlying such warrants until 30 days after the completion of an initial business combination.

		Our sponsor, directors and officers	Same as above.
Public units and underlying securities (if any are purchased in connection with the offering)

No Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 30 days after the completion of our initial business combination.

		Our sponsor, directors and officers	Same as above.

The letter agreement also provides that the sponsor and each director and officer agree to vote any founder securities, sponsor securities and any public shares they may own in favor of a proposed initial business combination if we seek shareholder approval for such business combination and in favor of any proposals recommended by our board in connection with such business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Further, our sponsor, directors and officers also agree not to redeem any public shares they may hold in connection with such shareholder approval. The letter agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (i) each director and officer signatory to the letter agreement with respect to herself or himself, as applicable, to the extent she or he are the subject of any such change, amendment, modification or waiver, (ii) us, and (iii) our sponsor. Changes, amendments, modifications or waivers to the sale restriction that lasts for 180 days after the effective date of the underwriting agreement will require the written consent of the representatives of the underwriters of this offering. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Certain agreements related to this offering may be amended or waived without shareholder approval” for more information.

In order to facilitate our initial business combination or for any other reason determined by our sponsor, our sponsor may, with our consent, (i) surrender or forfeit, transfer or exchange our founder securities, private placement warrants or any of our other securities held by it, including for no consideration in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions and (iii) enter into any other arrangements with respect to any such securities.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder securities and private placement warrants or membership interests in our sponsor in a transaction in which the sponsor, Rice Investment Group or Mercuria removes itself as our sponsor before identifying a business combination. As a result, there is a risk that Rice Investment Group or Mercuria and their respective affiliates, our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Kyle Derham, Jamie Rogers and Anne Cameron. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Forward Purchase Agreement

In contemplation of this offering, we have entered into a forward purchase agreement with Rice Sponsor and Mercuria Sponsor, whereby they have agreed to purchase 3,000,000 Class A ordinary shares and 7,000,000 Class A ordinary shares, respectively, at a price of $10.00 per share for an aggregate purchase price of $100,000,000 in a private placement that will close substantially concurrently with the consummation of our initial business combination.

The forward purchases are intended to provide us with appropriate funding for our initial business combination, and the funds from the sale of the forward purchase shares will be used to fund a portion of the purchase price of the initial business combination and/or for the working capital needs of the post-business combination company. The obligation to purchase forward purchase shares under the forward purchase agreement is independent of the percentage of shareholders electing to redeem their public shares and will provide us with an increased minimum funding level for the initial business combination. The participation by both Rice Sponsor and Mercuria Sponsor in the forward purchase agreement is intended to foster partnership and alignment between the two parties (and their respective affiliates) by providing an opportunity for both to share in the potential upside of any successful business combination. We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreements.

Each of Rice Sponsor and Mercuria Sponsor, both of whom are members of our sponsor, may transfer the obligation to purchase the forward purchase shares, in whole or in part, to their respective affiliates (such transferees, the “forward transferees”), provided that upon such transfer, the forward transferees assume the rights and obligations of Rice Sponsor or Mercuria Sponsor, as applicable. In addition, Mercuria Sponsor may terminate its commitment to purchase forward purchase shares at any time in its sole discretion, and as such, there can be no assurance that Mercuria Sponsor will acquire any forward purchase shares. In the event of such termination, in connection with the consummation of our initial business combination, 100% of Mercuria Sponsor’s membership interest in our sponsor will be automatically redeemed by our sponsor in exchange for a distribution to Mercuria Sponsor in an amount in cash equal to its unreturned capital contributions with respect to our sponsor.

The terms of the forward purchase shares are expected to generally be identical to the terms of the Class A ordinary shares being issued in this offering, except that the forward purchase shares will be subject to certain transfer restrictions, as described herein. In addition, as long as the forward purchase shares are held by Rice Sponsor, Mercuria Sponsor or the forward transferees, they will have certain registration rights.

Other Considerations and Conflicts of Interest

We are not prohibited from pursuing an initial business combination with or from a company that is affiliated with our sponsor, officers or directors, including a portfolio company of Rice Investment Group or Mercuria, or from entering into an agreement with our sponsor, officers or directors or their affiliates with respect to the operation of any business we acquire in connection with the initial business combination. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Compensation of Our Sponsor, Our Sponsor’s Affiliates and Our Directors and Officers

The table below summarizes (i) the number of founder securities, sponsor securities and private placement warrants issued or to be issued to our sponsor simultaneously with the consummation of this offering and the price paid or to be paid by our sponsor for such securities and (ii) the main items of compensation received or eligible to be received by our sponsor, our sponsor’s affiliates and our or their respective directors and officers:

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
Sponsor

9,487,500 founder securities (which consists of 9,487,500 Class B units of Opco and 9,487,500 corresponding Class B ordinary shares of the Company; up to 1,237,500 of such Class B units of Opco and corresponding Class B ordinary shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and 2,600 sponsor securities (which consists of 100 Class A units of Opco, 100 corresponding Class B ordinary shares and 2,500 Class A ordinary shares)(1)

$26,000 in the aggregate or approximately $0.003 per unit

If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares and Class B units of Opco immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants)

Increase or decrease of the Class B ordinary shares and Class B units of Opco if the size of this offering is increased or decreased

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
	8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full)	$8,750,000 in the aggregate at a purchase price of $1.00 per private placement warrant (or $9,500,000 in the aggregate if the underwriters’ over-allotment option is exercised in full)
	$20,000 per month	Office space, secretarial and administrative services and certain legal expenses of our sponsor or related to its formation
	Up to $300,000	Repayment of loans made to us to cover offering-related and organizational expenses
Sponsor and any other holders of founder securities	Anti-dilution protection conversion upon conversion into Class A ordinary shares at a greater than one-to-one ratio(1)	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder securities on a greater than one-to-one basis upon conversion
Sponsor, our directors or officers, or our or their affiliates

Up to $1,500,000 in working capital loans by our sponsor, our sponsor’s affiliates and our directors or officers. Such loans may be converted at the option of the lender into private placement warrants at a conversion price of $1.00 per warrant(2)

Working capital loans to fund working capital deficiencies or finance transaction costs in connection with an initial business combination

Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.(3)

Services in connection with identifying, investigating and completing an initial business combination

____________

(1)      The founder securities and sponsor securities, and Class A ordinary shares issuable in connection with the exchange of the founder securities and sponsor securities, may result in material dilution to our public shareholders due to the nominal price of approximately $0.003 per unit at which our sponsor purchased the founder securities and sponsor securities and/or the anti-dilution rights of our founder securities that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. The Class B ordinary shares held by our sponsor comprise a portion of the founder securities and the sponsor securities. For each Class B ordinary share there is a corresponding Class A or Class B unit of Opco. In connection with our initial business combination, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the Class B units of Opco are expected to convert into Class A units of Opco on a one-for-one basis, subject to adjustment as described below under “The Offering — Founder securities conversion and anti-dilution rights.” Our sponsor, directors and officers and their affiliates may receive additional compensation and/or may be issued additional securities in connection with our initial business combination, including securities that may result in material dilution to public shareholders. For more information also see below under “Offering — Limited payments to insiders.”

(2)     The $1.00 per private placement warrant conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lenders elect to convert their working capital loans into private placement warrants. Further, the $11.50 exercise price of the private placement warrants included in the private placement warrants issuable upon conversion of working capital loans may be significantly less than the market price of our shares at the time such private placement warrants are exercised. Similarly, depending on the market price of our shares at the time our private placement warrants are exercised, the cashless exercise feature of our private placement warrants may also result in material dilution to our public shareholders given that the cashless exercise of the warrants will not result in any cash proceeds to us and holders of our private placement warrants would pay the private placement warrant exercise price by surrendering their warrants for a number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (as defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. Therefore, such private placement warrant issuances may result in significant dilution to holders of our shares. For more information also see “Risk Factor — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue our ordinary shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our ordinary shares at that time” and “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.”

(3)      For more information, also see “Effecting Our Initial Business Combination — Sources of Target Businesses,” “Management — Executive Officer and Director Compensation” and “Certain Relationships and Related Party Transactions.”

Affiliates of Rice Investment Group, Mercuria and certain members of our board will directly or indirectly own founder securities and private placement warrants (including their underlying securities) following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Rice Sponsor, Mercuria Sponsor and Mr. Derham (a member of Rice Sponsor) may be considered to have a material interest in our sponsor due to their economic interest in our sponsor of approximately 50% for each of Rice Sponsor and Mercuria Sponsor and 7% for Mr. Derham through his investment in Rice Sponsor. The low price that our sponsor, certain officers and directors (directly or indirectly) paid for the founder securities creates an incentive whereby they could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we do not complete our initial business combination within the completion window, the founder securities and private placement warrants held by our sponsor may lose most of their value, which could create an incentive for our sponsor, officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Similarly, additional conflicts of interests may arise and incentives may be created to select an acquisition target that subsequently declines in value and is unprofitable for public shareholders instead of not consummating a business combination if (i) after the redemption of public shareholders, no assets are available outside of the trust account to repay any loans extended to us by our sponsor, affiliates of our sponsor or our officers and directors and to reimburse our sponsor and others for any out-of-pocket expenses incurred in connection with identifying, investigating and completing an initial business combination or (ii) not consummating a business combination within the allotted time may require service providers to forfeit their fees. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Other Potential Conflicts of Interest

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Our management team or board of directors is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our sponsor and its affiliates manage numerous investment vehicles which may compete with us for acquisition opportunities, and if pursued by them, we may be precluded from such opportunities for our initial business combination. In addition, our sponsor, officers and directors, as well as Rice Investment Group, Mercuria and their respective portfolio companies, may sponsor, form or participate in other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination, particularly in the event there is overlap among investment mandates. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination. In addition, our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

In the course of its business, affiliates of Mercuria may be party to commodity, commodity derivative, associated logistical (e.g., commodity storage, transport or process) arrangements or similar transactions with a target business. Mercuria’s position as a potential creditor to such target business would be enhanced in the event of a business combination with it or other initiatives undertaken by the target following such a business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Additionally, our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. In addition, we may pursue an acquisition opportunity jointly with our sponsor, or one or more affiliates, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies (an “Affiliated Joint Acquisition”) or other opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Pursuing an Affiliated Joint Acquisition opportunity with our sponsor, or one or more affiliates, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies, or other opportunity with an entity to which an officer or director has a fiduciary or contractual obligation, may present additional interests of our sponsor or our officer or director that conflicts with the interests of our public shareholders. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including Rice Investment Group or Mercuria or certain of their current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Rice Investment Group or Mercuria, as applicable, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g., companies in the energy or energy-related industries seeking to go public) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing SPAC or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

To address the matters set out above, our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer or another entity, including any entities managed by Rice Investment Group, Mercuria or their respective affiliates and any companies in which Rice Investment Group, Mercuria or such entities have invested, about which any of our officers or directors acquires knowledge (we will waive any claim or cause of action we may have in respect thereof), on the one hand, and us, on the other. In addition, our amended and restated

articles of association contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity.

Further, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, certain of our officers and directors may serve as an officer and/or director of other future SPACs. Moreover, our founders, officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by Rice Investment Group or Mercuria, as applicable. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by Rice Investment Group or Mercuria (including, without limitation, arising as a result of certain of our founders, officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Rice Investment Group, Mercuria and their respective affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor. See “Risk Factors — Risks Relating to Our Sponsor and Human Capital” and “Management — Conflicts of Interest” for more information on conflicts of interests.

We have until the date that is 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering, or such earlier liquidation date as our board may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (net of permitted withdrawals, if any), divided by the number of then issued and outstanding public shares, subject to applicable law. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering pursuant to Cayman Islands law and the rules of the NYSE. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our founder securities and our private placement warrants. For more information, also see “Risk Factors — Risks Relating to our Securities — Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.”

As described under “Risk Factors — Risks Relating to Our Sponsor and Human Capital — You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available,” the holders of our warrants will not be permitted to exercise their warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available. If the issuance of the Class A ordinary shares upon exercise of our public warrants is not registered or qualified or exempt from registration or qualification, the holders of such warrants will not be entitled to exercise their warrants and the warrants may have no value and expire worthless. In such an instance, our sponsor and its permitted transferees (which may include our directors and officers) would be able to exercise their private placement warrants (given the private placement warrants are exercisable for cash or “cashless” at the option of our sponsor and its permitted transferees) and our sponsor and its permitted transferees may sell the Class A ordinary shares issuable upon exercise of such private placement warrants while holders of our public warrants would not be able to exercise their warrants and sell the Class A ordinary shares issuable upon exercise.

Further, if and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under applicable state securities laws and even if an exemption from such registration or qualification is not available. As a result, we may redeem our public warrants even if the public holders are otherwise unable to exercise their public warrants.

Also see “Risk Factors — Risks Relating to Our Sponsor and Human Capital — We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless” for more information. In addition, the ability to redeem our public warrants could create conflicts of interest as it limits the potential upside of holders of our public warrants while our non-redeemable private placement warrants remain outstanding and become more valuable as our share price increases. Our management team may also require holders to exercise their warrants on a “cashless” basis, which would reduce the number of Class A ordinary shares received by a holder upon exercise of their warrants and thereby reduce the potential equity “upside” of a public holder’s investment in us. For more information, also see “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Our ability to require holders of our public warrants to exercise such warrants on a cashless basis after we call the public warrants for redemption or if there is no effective registration statement covering the issuance of Class A ordinary shares issuable upon exercise of these public warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to pay the exercise price of their public warrants in cash.”

Corporate Information

Our executive offices are located at 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106, and our telephone number is (412) 228-1801. Upon completion of this offering, our corporate website address will be https://ricespac.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeded $700 million as of the prior June 30th and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeded $250 million as of the prior June 30th or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeded $700 million as of the prior June 30th.

Our Structure

This offering is conducted through an “Up-C” structure. Following the offering, investors in this offering will hold a direct economic equity ownership interest in Rice Acquisition Corporation 3 in the form of our Class A ordinary shares, and an indirect ownership interest in Opco through Rice Acquisition Corporation 3’s ownership of Class A units of Opco. By contrast, our initial shareholders will own founder securities and sponsor securities, which include direct economic interests in Opco in the form of Class A and Class B units of Opco and a corresponding non-economic voting equity interest in Rice Acquisition Corporation 3 in the form of our Class B ordinary shares, as well as a direct interest in the form of our Class A ordinary shares in Rice Acquisition Corporation 3. However, given the relatively de minimis number of sponsor securities relative to public shares, in many cases the economic, governance or other effects of the sponsor securities are not material to the holders of our Class A ordinary shares or warrants, and for simplicity, portions of this disclosure may not fully describe or reflect these immaterial effects.

Our Class A ordinary shares and Class B ordinary shares are entitled to vote on the same basis, other than, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors or in a vote to transfer the company by way of continuation to a jurisdiction outside the Cayman Islands.

Following this offering, Rice Acquisition Corporation 3 will own a number of Class A units of Opco equivalent to the number of our Class A ordinary shares outstanding after this offering, as well as a number of warrants to acquire Class A units of Opco equivalent to the number of warrants to acquire our Class A ordinary shares sold in this offering, and will be the sole managing member of Opco. Opco will hold all of our material assets, including the trust account. Because the Opco units held by our initial shareholders are not held through Rice Acquisition Corporation 3, our initial shareholders could be entitled to different after-tax economics on a per unit basis compared to public shares on a per share basis (for example, as a result of Rice Acquisition Corporation 3 becoming subject to corporate income tax following the business combination or differing tax basis in the founder securities as compared to the public shares). See “Risk Factors — Other Key Risks — Our organizational structure could confer certain tax benefits upon our initial shareholders that will not benefit the holders of our Class A ordinary shares to the same extent as it will benefit our initial shareholders” for additional information.

In connection with, or in certain circumstances described in the Opco LLC Agreement, at specified times after, our initial business combination, the Class B units of Opco are expected to convert into Class A units of Opco on a one-for-one basis, subject to adjustment as provided under the caption in the offering summary “Founder securities conversion and anti-dilution rights.” In addition, following our initial business combination, our initial shareholders will have the right, subject to certain limitations, as further described herein, to exchange Class A units of Opco (together with the cancellation of a corresponding number of our Class B ordinary shares) for our Class A ordinary shares on a one-for-one basis, subject to adjustment as provided under the caption in the offering summary “Founder securities conversion and anti-dilution rights.” Our Class B ordinary shares comprising the founder securities and sponsor securities cannot be transferred without transferring a corresponding number of Class A units or Class B units of Opco, as applicable, and vice versa. Following any exchange of Class A units of Opco, Rice Acquisition Corporation 3 will retain such Class A units. Please read “Certain Relationships and Related Party Transactions — Opco LLC Agreement.”

In connection with our initial business combination, we might choose to issue additional Opco units (and corresponding Class B ordinary shares) to participants in the business combination, such as sellers of assets or entities or financing sources.

We believe that our Up-C structure provides us with significant advantages, as it provides flexibility in structuring a variety of business combinations, including the flexibility to retain an Up-C structure following the business combination or restructure as a result of the business combination, depending on the nature and structure of the target and the efficiency and administrability of retaining our post-offering structure after the business combination. In addition, if we re-domicile to the United States in connection with a business combination and retain our Up-C structure, subsequent exchanges of Opco units for Class A ordinary shares by the initial shareholders, or by owners of the target of a business combination, may result in adjustments to the tax basis of the assets held by Opco at the time of the exchange, which adjustments would be allocated to Rice Acquisition Corporation 3. These adjustments would not have been available to Rice Acquisition Corporation 3 absent such exchanges and may increase (for tax purposes) Rice Acquisition Corporation 3’s depreciation and amortization deductions and may also decrease Rice Acquisition Corporation 3’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that Rice Acquisition Corporation 3 would otherwise be required to pay in the future. However, while we have no present intent or expectation to enter into such an agreement, it is possible that we may enter into a tax receivable agreement pursuant to which we agree to share with our sponsor or owners of the target of a business combination a portion of tax benefits resulting from such increased deductions, losses and reduced gains. While our Up-C structure differs from the structure of other SPACs, the terms of this offering are generally consistent with those of other SPACs. Please read “Proposed Business — Comparison of This Offering to Offerings by Other Special Purpose Acquisition Companies.”

The following diagram illustrates our simplified ownership structure after giving effect to this offering.

The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section titled “Risk Factors” in this prospectus.

Securities offered

25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•   one Class A ordinary share; and

•   one-fourth of one redeemable public warrant.

Proposed NYSE symbols	Units: “KRSP.U” Class A ordinary shares: “KRSP” Public warrants: “KRSP.WS”
Trading commencement and separation of Class A ordinary shares and public warrants

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and public warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays Capital Inc. and Jefferies LLC, the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and public warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and public warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Public units
Number outstanding before this offering	0
Number outstanding after this offering	25,000,000(1)
Ordinary shares
Number outstanding before this offering	2,500 of our Class A ordinary shares and 9,487,600 of our Class B ordinary shares(2)(3)
Number outstanding after this offering	25,002,500 of our Class A ordinary shares and 8,250,100 of our Class B ordinary shares(1)(3)
Warrants
Number of private placement warrants to be sold in a private placement simultaneously with this offering	8,750,000(4)
Number of warrants to be outstanding after this offering and the sale of private placement warrants	15,000,000(4)(5)
Exercisability

Each whole public warrant is exercisable to purchase one Class A ordinary share, subject to adjustment as described herein. Each private placement warrant is exercisable to purchase either one of our Class A ordinary shares or, in certain circumstances, one Class A unit of Opco (and one corresponding Class B ordinary share). Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase four public units, you will not be able to receive or trade a whole warrant. Upon the exercise of a warrant to purchase one of our Class A ordinary shares, Rice Acquisition Corporation 3 will exercise a corresponding warrant to acquire one Class A unit of Opco.

We structured each unit to contain one-fourth of one redeemable public warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar blank check companies that contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our sponsor of 1,237,500 founder securities. The ordinary shares included in the units are our Class A ordinary shares.

(2)      Includes up to 1,237,500 Class B ordinary shares, and an equal number of Class B units of Opco, comprising our founder securities that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)      The Class B ordinary shares comprise a portion of the founder securities and the sponsor securities. For each Class B ordinary share, there is a corresponding Class A or Class B unit of Opco. In connection with our initial business combination, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the Class B units of Opco are expected to convert into Class A units of Opco on a one-for-one basis, subject to adjustment as described under “— Founder securities conversion and anti-dilution rights.” The Class A units of Opco that comprise the founder securities and sponsor securities will be exchangeable (together with the cancellation of a corresponding number of our Class B ordinary shares) for our Class A ordinary shares after the time of our initial business combination on a one-for-one basis. Each Class B ordinary share has no economic rights but entitles its holder to one vote. We refer to our Class A ordinary shares and our Class B ordinary shares collectively herein as our ordinary shares.

(4)      Assumes no exercise of the underwriters’ over-allotment option.

(5)      Assumes no exercise of the underwriters’ over-allotment option. Comprised of 6,250,000 public warrants included in the units to be sold in this offering and 8,750,000 private placement warrants.

Exercise price

$11.50 per whole share, subject to adjustments as described herein.

In addition, if (i) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder securities held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and, in the case of the public warrants only, the $18.00 per share redemption trigger price described under “— Redemption of public warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period

The warrants will become exercisable 30 days after the completion of our initial business combination; provided that we have an effective registration statement under the Securities Act covering issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the public or private placement warrant agreements, as applicable).

While we have registered the Class A ordinary shares issuable upon exercise of the public warrants under the Securities Act as part of the registration statement of which this prospectus forms a part, we do not plan on keeping a prospectus current until required to do so pursuant to the public warrant agreement. We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed (in the case of the public warrants), as specified in the applicable warrant agreement. If such registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any other period when we will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants and we will use our commercially reasonable efforts to register or qualify for sale the Class A ordinary shares issuable upon exercise of the public warrants under the blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of public warrants

Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•   in whole and not in part;

•   at a price of $0.01 per public warrant;

•   upon a minimum of 30 days’ prior written notice of redemption; and

•   if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “Description of Securities — Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the public warrant holders.

We will not redeem the public warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the public warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or we have elected to require the exercise of the public warrants on a “cashless basis” as described below. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the public warrants for redemption as described above, we will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our public warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the 10-day average closing price as of the first date on which the notice of redemption is sent to the holders of the warrants. The “10-day average closing price” means, as of any date, the average Last Reported Sale Price of the Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to such date. “Last Reported Sale Price” means the last reported sale price of the Class A ordinary shares on the date prior to the date on which notice of exercise of the warrant is sent to the holders of the public warrants. Please see “Description of Securities — Warrants — Public Warrants” for additional information.

Forward Purchase Agreements

In contemplation of this offering, we have entered into a forward purchase agreement with Rice Sponsor and Mercuria Sponsor, whereby they have agreed to purchase 3,000,000 Class A ordinary shares and 7,000,000 Class A ordinary shares, respectively, at a price of $10.00 per share for an aggregate purchase price of $100,000,000 in private placements that will close substantially concurrently with the consummation of our initial business combination.

The forward purchase shares will be identical to the public shares, except that the forward purchase shares will be subject to certain transfer restrictions, as described herein. In addition, as long as the forward purchase shares are held by Rice Sponsor, Mercuria Sponsor or the forward transferees, they will have certain registration rights, as described herein.

The funds from the sale of the forward purchase shares will be used to fund a portion of the purchase price of the initial business combination and/or for the working capital needs of the post-business combination company. The obligations to purchase forward purchase shares under the forward purchase agreements are independent of the percentage of shareholders electing to redeem their public shares and will provide us with an increased minimum funding level for the initial business combination.

Each of Rice Sponsor and Mercuria Sponsor, both of whom are members of our sponsor, may transfer the obligation to purchase the shares, in whole or in part, to their respective affiliates. In addition, Mercuria Sponsor may terminate its commitment to purchase forward purchase shares at any time in its sole discretion, and as such, there can be no assurance that Mercuria Sponsor will acquire any forward purchase shares.

Founder securities

In June 2025, our sponsor received an aggregate of 9,487,500 Class B units of Opco and 9,487,600 of our Class B ordinary shares that comprise the founder securities. The number of founder securities issued was determined based on the expectation that the founder securities would represent approximately 25% of our issued and outstanding ordinary shares upon consummation of this offering (excluding any shares issuable upon exercise of any warrants). If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares and Class B units of Opco immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants). Up to 1,237,500 founder securities are subject to forfeiture by the sponsor, depending on the extent to which the underwriters’ over-allotment option is exercised.

Together, the founder securities are similar to the Class A ordinary shares included in the securities being sold in this offering, except that:

•   prior to our initial business combination, only holders of the founder securities have the right to vote on the appointment of directors or in a vote to transfer the company by way of continuation to a jurisdiction outside the Cayman Islands, and holders of a majority of our founder securities may remove a member of our board for any reason;

•   the founder securities consist of Class B units of Opco (and any Class A units of Opco into which such Class B units are converted) and a corresponding number of our Class B ordinary shares, which together will be exchangeable for our Class A ordinary shares after the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

• the founder securities are subject to certain transfer restrictions, as described in more detail below;

•   pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed (i) to waive their redemption rights with respect to their founder securities and sponsor securities, (ii) to waive their redemption rights with respect to their founder securities, sponsor securities and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, (iii) that they will not be entitled to rights to liquidating distributions from the trust account with respect to any founder securities and sponsor securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame), and (iv) that in certain circumstances the Class B units of Opco will have more limited rights to current or liquidating distributions from us. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote any founder securities and sponsor securities held by them and any public shares purchased during or after this offering in favor of our initial business combination (other than public shares purchased after the company publicly announces its intention to engage in such proposed initial business combination). As a result, in addition to our initial shareholders’ founder securities and sponsor securities, assuming all issued and outstanding ordinary shares are voted and the underwriters’ over-allotment option is not exercised, we would need 8,373,701, or approximately 33.5%, of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Assuming only the minimum number of shares representing a quorum are voted and the underwriters’ over-allotment option is not exercised, we would not need any of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved;

•   the founder securities are expected to convert into Class A units of Opco at the time of, or in certain circumstances described in the Opco LLC Agreement, at specified times after, our initial business combination as described below under “Founder securities conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association;

• Class A ordinary shares, into which the founder securities are exchangeable, are entitled to registration rights; and

•   because the founder securities are not held through Rice Acquisition Corporation 3, the founder securities could be entitled to different after-tax economics on a per unit basis compared to Class A ordinary shares on a per share basis (for example, as a result of Rice Acquisition Corporation 3 becoming subject to corporate income tax following the business combination or differing tax basis in the founder securities as compared to the Class A ordinary shares).

Transfer restrictions on founder securities

Except as described herein, our sponsor, directors and executive officers have agreed not to transfer, assign or sell any of their founder securities, and any of our Class A ordinary shares acquired upon exchange of founder securities, until the earliest of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor, directors and executive officers with respect to any founder securities.

Our Class B ordinary shares comprising the founder securities and sponsor securities cannot be transferred without transferring a corresponding number of Opco units and vice versa.

Founder securities conversion and anti-dilution rights

The founder securities consist of Class B units of Opco (and any Class A units of Opco into which such Class B units are converted) and a corresponding number of our Class B ordinary shares. The Class A units into which the Class B units are expected to convert will be exchangeable for our Class A ordinary shares (together with the cancellation of a corresponding number of our Class B ordinary shares) after the time of our initial business combination (as described above) on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the initial business combination, the number of Class A units of Opco into which the Class B units of Opco are expected to convert may be adjusted (unless the holders of a majority of the outstanding founder securities agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder securities have been exchanged for our Class A ordinary shares, the aggregate number of our Class A ordinary shares received by our initial shareholders in exchange for founder securities would equal approximately 25% of the sum of the total ordinary shares issued and outstanding upon the completion of this offering plus all our Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding (i) any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and (ii) any shares issuable upon exercise of any warrants). In addition, the number of outstanding Class B ordinary shares will be adjusted through share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like so that the total number of outstanding Class B ordinary shares corresponds to the total number of Class A units of Opco outstanding (other than those held by Rice Acquisition Corporation 3) plus the total number of Class A units of Opco into which the Class B units of Opco are entitled to convert.

In no event will the Class B units of Opco be exchangeable into Class A ordinary shares at a rate of less than one-to-one.

Appointment of directors; Voting rights

Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors or in a vote to transfer the company by way of continuation to a jurisdiction outside the Cayman Islands. Holders of our Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder securities may remove a member of our board for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than two-thirds of our ordinary shares who attend and vote at our general meeting, which shall include the affirmative vote of a simple majority of our Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A ordinary shares and holders of our Class B ordinary shares will vote together as a single class, with each share entitling the holder to one vote.

Private placement warrants

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase for $11.50 one Class A ordinary share or, in certain circumstances, one Class A unit of Opco (and corresponding Class B ordinary share) at a price of $1.00 per warrant ($8,750,000 in the aggregate or $9,500,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within the completion window, the portion of the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares and the private placement warrants will expire worthless.

The private placement warrants will not be redeemable by us (see “Description of Securities — Warrants — Private Placement Warrants”).

Transfer restrictions on private placement warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Securities and Private Placement Warrants.”

Cashless exercise of private placement warrants

If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) underlying the warrants, multiplied by the difference between the warrant exercise price and the 10-day average closing price as of the date prior to the date on which notice of exercise is sent or given to the warrant agent by (y) the 10-day average closing price. The “10-day average closing price” means, as of any date, the average Last Reported Sale Price of the Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to such date. “Last Reported Sale Price” means the last reported sale price of the Class A ordinary shares on the date prior to the date on which notice of exercise of the warrant is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis is because it is not known at this time whether the sponsor or its transferees will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell our Class A ordinary shares issuable upon exercise of the public warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders of the private placement warrants to exercise such warrants on a cashless basis is appropriate.

Proceeds to be held in trust account

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. We will use the proceeds we receive from this offering to purchase Class A units and warrants in Opco. Opco will deposit approximately $250 million, or $10.00 per unit (approximately $287.5 million, or $10.00 per unit, if the underwriters’ over-allotment option is exercised in full), into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee and will use $8.75 million to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $8.75 million (or approximately $10.06 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts and commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay tax obligations of the company, if any, our amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account (i) to us, until the completion of our initial business combination or (ii) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, and

(c) the redemption of our public shares if we have not consummated our initial business combination within the completion window, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 4.5% per year, we estimate the interest earned on the trust account will be approximately $11,250,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

• the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $2,500,000; and

•   any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds to us in such circumstances, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

So long as our securities are then listed on the NYSE, our initial business combination must occur with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses or if we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.

We anticipate structuring our initial business combination so that we will control 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that we control less than 100% of such interests or assets of the target business to meet certain objectives of the target management team or shareholders or for other reasons, including, but not limited to, an Affiliated Joint Acquisition. However, we will only complete such business combination if we control 50% or more of the outstanding voting securities of the target or otherwise are not required to register as an investment company under the Investment Company Act. Even if we control 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that is controlled is what will be taken into account for purposes of the NYSE’s 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the transactions together as our initial business combination for seeking shareholder approval or for purposes of a tender offer, as applicable.

Permitted purchases of public shares and warrants by our affiliates and other transactions by our affiliates with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the public warrant holders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, in cases where, among others, it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay taxes of the company, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our public warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed to waive their redemption rights with respect to any founder securities and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window. In connection with the redemption of any public shares, a corresponding number of Class A units of Opco held by us will also be redeemed.
Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we hold a shareholder vote to approve our initial business combination, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their founder securities, sponsor securities and public shares in favor of our initial business combination (other than public shares purchased after the company publicly announces its intention to engage in such proposed initial business combination). As a result, in addition to our initial shareholders’ founder securities and sponsor securities, assuming all issued and outstanding ordinary shares are voted and the underwriters’ over-allotment option is not exercised, we would need 8,373,701, or approximately 33.5%, of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Assuming only the minimum number of shares representing a quorum are voted and the underwriters’ over-allotment option is not exercised, we would not need any of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction or votes at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “— Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association will provide that we will have only 24 months from the closing of this offering, with one three-month extension at the option of our sponsor, to consummate our initial business combination. If we have not consummated an initial business combination within such completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes of the company, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within the completion window.

Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that they will not be entitled to their rights to liquidating distributions from the trust account with respect to any founder securities and sponsor securities they hold if we fail to consummate an initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes of the company, if any, divided by the number of the then-outstanding public shares, subject to the limitations described above under “— Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote.” For example, our board may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any officer, director or director nominee, or any other person. In connection with the redemption of any public shares, a corresponding number of Class A units of Opco held by us will also be redeemed.

Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors or their respective affiliates for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

• repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•   reimbursement for office space, secretarial and administrative services and certain legal expenses of our sponsor or related to its formation, provided to us by our sponsor or an affiliate of our sponsor, in the amount of $20,000 per month;

• reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•   repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to our initial business combination using proceeds of this offering and the sale of the private placement warrants held outside the trust account or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.

Audit Committee

We will establish and maintain an audit committee, which initially will be composed of a majority of independent directors and, within one year of the date of this offering, will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors or their respective affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see “Management — Committees of the Board of Directors — Audit Committee.”

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section titled “Risk Factors” in this prospectus. Such risks include, but are not limited to:

•        We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•        Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies or our management team or their respective affiliates may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders.

•        Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

•        Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•        If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•        The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•        The requirement that we consummate an initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•        Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by events that are outside of our control, such as increased geopolitical unrest, macroeconomic uncertainty, potential tariffs imposed by the United States or other countries, inflation and U.S. Federal Reserve interest rate adjustments in response thereto, and the volatility in the debt and equity markets.

•        If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

•        Recent increases in inflation and interest rates in the United States and elsewhere could make it more difficult for us to consummate an initial business combination.

•        Certain of our officers and directors have or will have direct and indirect economic interests in us and/or our sponsor after the consummation of this offering and such interests may potentially conflict with those of our public shareholders as we evaluate and decide whether to recommend a potential business combination to our public shareholders.

•        If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.

•        Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may become involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us and may impede our ability to consummate an initial business combination.

•        The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        You will not be entitled to protections normally afforded to investors of many other blank check companies.

•        Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

•        If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate during the completion window, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.

•        An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 21, 2025
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(1,233,357)	$2,179,686
Total assets(2)	$1,261,543	$252,498,186
Total liabilities(3)	$1,263,357	$9,068,500
Value of Class A ordinary shares subject to possible redemption(4)	$—	$250,000,000
Shareholders’ deficit(5)	$(1,814)	$(6,570,314)

____________

(1)      The “as adjusted” calculation includes $2,500,000 of cash held outside the trust account, less $1,814 of actual shareholders’ deficit on July 21, 2025, less $318,500 of over-allotment liability.

(2)      The “as adjusted” calculation equals $250,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $2,500,000 in cash held outside the trust account, less $1,814 of actual shareholders’ deficit on July 21, 2025.

(3)      The “as adjusted” calculation equals $8,750,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised, plus the over-allotment liability of $318,500.

(4)      The “as adjusted” calculation equals the 25,000,000 ordinary shares at $10.00 per share.

(5)      Excludes 25,000,000 ordinary shares purchased in the public market which are subject to conversion in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be converted in connection with our initial business combination ($10.00 per share).

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of up to an aggregate of $300,000 in loans made to us by our sponsor and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ over-allotment option. The “as adjusted” total assets amount includes the $250,000,000 held in the trust account for the benefit of our public shareholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include $8,750,000 being held in the trust account representing deferred underwriting commissions (assuming the underwriters’ over-allotment option is not exercised). The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

If no business combination is completed within the completion window, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay taxes of the company and working capital needs as described herein (less $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, our sponsor, officers and directors have agreed that they will not be entitled to rights to liquidating distributions from the trust account with respect to any founder securities, sponsor securities or any public shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders.

Information regarding performance by, or businesses associated with, the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team is presented for informational purposes only. Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies or our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies or our management team as indicative of our future performance or of an investment in the company or the returns the company will, or is likely to, generate going forward.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may choose not to hold a shareholder vote before we complete our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration we were paying in the transaction was all cash, we would typically not be required to seek shareholder approval to complete such a transaction. Except for as required by applicable law or stock exchange listing requirement, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our issued and outstanding ordinary shares do not approve of the business combination we complete.

Please see “Proposed Business — Effecting Our Initial Business Combination — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our initial shareholders and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own, on an as-converted basis, approximately 25% of our outstanding ordinary shares immediately following the completion of this offering (assuming our initial shareholders do not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants). Our sponsor and members of our management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. As a result, in addition to our initial shareholders’ founder securities and sponsor securities, assuming all issued and outstanding ordinary shares are voted and the underwriters’ over-allotment option is not exercised, we would need 8,373,701, or approximately 33.5%, of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Assuming only the minimum number of shares representing a quorum are voted and the underwriters’ over-allotment option is not exercised, we would not need any of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and each member of our management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window and (iii) the redemption of our public shares if we have not consummated an initial business within the completion window, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions, such as the payment of expenses incurred in connection with the business combination. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would not allow us to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting discounts and commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting discounts and commissions, and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting discounts and commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by events that are outside of our control, such as increased geopolitical unrest, macroeconomic uncertainty, tariffs imposed by the United States or other countries, inflation and U.S. Federal Reserve interest rate adjustments in response thereto, and the volatility in the debt and equity markets.

Our ability to find a potential target business and the business of any potential target business with which we may consummate a business combination could be materially and adversely affected by events that are outside of our control. For example, geopolitical unrest, including wars (such as the Russia-Ukraine conflict and the Israel-Hamas conflict), terrorist activity and acts of civil or international hostility are increasing. Similarly, other events outside of our control, including natural disasters, climate-related events, pandemics or health crises may arise from time to time. Any such events may cause significant volatility and declines in the global markets, disproportionate impacts to certain industries or sectors, disruptions to commerce (including to economic activity, travel and supply chains), loss of life and property damage, and may adversely affect the global economy or capital markets, and the business of any potential target business with which we may consummate a business combination could be materially and adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (CFIUS), or may be ultimately prohibited.

We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited. Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

Our sponsor will own approximately 25% of our issued and outstanding ordinary shares following this offering (assuming it does not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants). Our sponsor is exclusively “controlled” for CFIUS purposes by U.S. citizens, and thus we do not believe that our sponsor is a “foreign person” as defined in the CFIUS regulations. We do not believe that we have any substantial ties with a foreign person, and we do not expect that a transaction by us would necessarily require or warrant CFIUS review. However, it is possible that non-U.S. persons could be involved in our initial business combination (e.g., as existing shareholders of a target company or as PIPE investors), which may increase the risk that our initial business combination becomes subject to regulatory review, including review by CFIUS. As such, an initial business combination with a U.S. business or foreign business with U.S. subsidiaries that we may wish to pursue may be subject to CFIUS review. If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have any foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the completion window, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our founder securities may become worthless and our warrants may expire worthless.

We may not be able to consummate an initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and consummate an initial business combination within the completion window. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including, but not limited to, the war between Russia and Ukraine and the Israel-Hamas conflict.

If we have not consummated an initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or warrants.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors and their affiliates may purchase units, public shares, equity-linked securities or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire units, public shares or warrants or not redeem their public shares, including such public shares included in public units. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

There is no limit on the number of securities our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase units, public shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. The purpose of any such purchases of shares could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (holding Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, directors, officers, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, advisors and/or their affiliates will be subject to restrictions in making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase units, public shares or warrants from public shareholders after the announcement of our initial business combination, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

•        the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting Our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate during the completion window, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $2,500,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, its affiliates or members of our management team will be sufficient to allow us to operate for at least the duration of the completion window; however, we cannot assure you that our estimate is accurate, and our sponsor, its affiliates or members of our management team are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $1,250,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, its affiliates or members of our management team the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,250,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, its affiliates, members of our management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor their affiliates is under any obligation to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or members of our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our initial business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination target is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

Unlike some other similarly structured blank check companies, the conversion ratio by which Class B units convert into Class A units may be adjusted if we issue shares to consummate an initial business combination.

The founder securities consist of Class B units of Opco (and any Class A units of Opco into which such Class B units are converted) and a corresponding number of our Class B ordinary shares, which together will be exchangeable for our Class A ordinary shares after the time of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities convertible or exercisable for our Class A ordinary shares are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the number of Class A units of Opco into which the Class B units of Opco are expected to convert may be adjusted so that, after all founder securities have been exchanged for Class A ordinary shares, the aggregate number of our Class A ordinary shares received by our initial shareholders in exchange for founder securities would equal approximately 25% of our total outstanding Class A ordinary shares upon completion of this offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding (i) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and (ii) any shares issuable upon exercise of any warrants). In addition, the number of outstanding Class B ordinary shares will be adjusted through a share split or share dividend so that the total number of outstanding Class B ordinary shares corresponds to the total number of Class A units of Opco outstanding (other than those held by Rice Acquisition Corporation 3) plus the total number of Class A units of Opco into which the Class B units of Opco are entitled to convert.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold. Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our public warrant agreement will require a vote of holders of at least 50% of the public warrants, and amending our private placement warrant agreement will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own approximately 25% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our sponsor purchases any units in this offering or if our sponsor purchases any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this will increase its control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board, only a minority of the board will be considered for election and our sponsor, because of its ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination. In addition, prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the company by way of continuation to a jurisdiction outside the Cayman Islands.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, this diligence may not surface all material issues with a particular target business. In addition, factors outside of the target business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. In recent years, a number of target businesses of special purpose acquisition companies have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials (as applicable) relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination. If our board is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm. However, our shareholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred commissions that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination. The underwriters are under no obligation to provide any further services to us in order to receive all or any part of the deferred underwriting commissions.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our second Annual Report on Form 10-K. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

The provisions of our amended and restated memorandum and articles of association that relate to the rights of holders of our Class A ordinary shares (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to the rights of a company’s shareholders, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that any of its provisions related to the rights of holders of our Class A ordinary shares (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by not less than two-thirds of our ordinary shares who attend and vote at our general meeting which shall include the affirmative vote of a simple majority of our Class B ordinary shares. Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 33% of our issued and outstanding Class A ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, officers, directors and director nominees have agreed, pursuant to agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares. These agreements are contained in a letter agreement, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part, that we have entered into with our sponsor, officers, directors and director nominees. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Our current officers may not remain in their positions following our initial business combination. We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials (as applicable) relating to the business combination contained an actionable material misstatement or material omission.

Recent increases in inflation and interest rates in the United States and elsewhere could make it more difficult for us to consummate an initial business combination.

Recent increases in inflation and interest rates in the United States and elsewhere could make it more difficult for us to consummate an initial business combination. Recent increases in inflation and interest rates in the United States and elsewhere may lead to, among other things, (i) increased price volatility for publicly traded securities, including ours, (ii) increased borrowing costs and higher risk-free rates, (iii) other national, regional and international economic disruptions and (iv) uncertainty regarding the valuation of target businesses, any of which could make it more difficult for us to consummate an initial business combination.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Certain agreements related to this offering may be amended or waived without shareholder approval.

Certain agreements related to this offering, including the underwriting agreement; the letter agreement among us and our initial shareholders, officers and directors; the registration rights agreement among us and our initial shareholders; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor, may be amended or waived without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder securities, private placement warrants and any other securities held by our initial shareholders, officers and/or directors. Amendments to or waivers of such agreements would require the consent of the applicable parties thereto and would need to be approved by our board, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board to approve any amendment to or waiver of any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of any such agreement in connection with the consummation of our initial business combination. Any amendment or waiver entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to or waiver of any of our material agreements will be disclosed in a filing with the SEC. Any such amendments or waivers would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to or waivers of the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with up to $243,750,000 (or $279,937,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $8,750,000, or $10,062,500 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account and the estimated offering expenses).

We may effectuate our initial business combination with a single-target business or multiple-target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

If we have not consummated an initial business combination within the completion window, our public shareholders may be forced to wait beyond such completion window before redemption from our trust account.

If we have not consummated an initial business combination within the completion window, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the completion window before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may become involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us and may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. For example, Mr. Derham, our Chief Executive Officer and director, has been named as a defendant in two civil lawsuits. One lawsuit alleges that Mr. Derham (and other defendants) aided and abetted certain directors and officers of Noble Environmental, Inc. in connection with Archaea. The other lawsuit relates to Net Power and makes various claims, including breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets and violation of federal securities law based on allegedly misleading statements regarding Net Power’s business, operations and prospects, including the timeline and estimated costs for the completion of Net Power’s first utility-scale plant in West Texas. The foregoing disputes remain ongoing, and we cannot predict their outcome at this stage. Any such litigation, investigations or other proceedings may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Risks Relating to Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on the NYSE on or promptly after the date of this prospectus and our Class A ordinary shares and public warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum number of holders of our securities (generally 300 round lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our share price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $100,000,000, and the market value of our publicly-held shares would be required to be at least $80,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and public warrants will be listed on the NYSE, our units, Class A ordinary shares and public warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The value of the founder securities following completion of our initial business combination is likely to be substantially higher than our sponsor’s initial investment in us, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

Upon the closing of this offering, our sponsor will have invested in us an aggregate of $8,776,000, comprised of the $26,000 purchase price for the founder securities and sponsor securities and the $8,750,000 purchase price for the private placement warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 8,250,000 founder securities held by our sponsor (or 9,487,500 founder securities if the underwriter’s over-allotment option is exercised in full) would have an aggregate implied value of $82,500,000 (or an aggregate implied value of $94,875,000 if the underwriter’s over-allotment option is exercised in full). Even if the trading price of our ordinary shares were as low as $1.06 per share (or $0.93 per share if the underwriter’s over-allotment option is exercised in full), and the private placement warrants are worthless, the value of the founder securities would be equal to our sponsor’s initial investment in us. As a result, our sponsor is likely to be able to make a substantial profit on the investment in us at a time when our public shares have lost significant value (whether because of a substantial amount of redemptions of our public shares or any other reason). Certain members of our management team own interests in our sponsor, and as such, they may be more willing to pursue a business combination with a riskier or less established target business than would be the case if our sponsor had paid the same per unit price for the founder securities as our public shareholders paid for their public shares.

Our sponsor was issued Class B units of Opco for no consideration and paid an aggregate of $26,000 for the corresponding shares of our Class B ordinary shares and sponsor securities, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares to the benefit of our sponsor and certain of our directors and officers.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired its initial investment for a small amount, significantly contributing to this dilution. Upon the closing of this offering, assuming no value is ascribed to the warrants included in the units and assuming no exercise of the underwriters’ over-allotment option, you and the other public shareholders will incur an immediate and substantial dilution of approximately 108.00% or $10.80 per share, the difference between the pro forma net tangible book deficit per share of $(0.80) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder securities result in an increase in the number of Class A units of Opco into which the Class B units of Opco are expected to convert after the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder securities, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may issue our ordinary shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our ordinary shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions). The purpose of such issuances will be to enable us to provide sufficient liquidity and capital to the post-business combination entity. Any such transactions would involve costs to us and our shareholders that would not otherwise be incurred in a traditional initial public offering, including but not limited to, additional dilution to public shareholders, additional costs involved in registering the resale of the securities being sold in the PIPE and potential additional downward pressure on our share price due to the ability of investors in the PIPE being able to sell their securities after registration. Such agreements may be structured in a way intended to provide a return on investment to the PIPE investor in return for funds facilitating the completion of the business combination or providing additional liquidity to the post-business combination company. The return on investment to PIPE investors may be different than the return on investment that could be obtained by holders of our ordinary shares or warrants. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our ordinary shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders.

We may issue additional Class A ordinary shares, preference shares or Opco units (and a corresponding number of our Class B ordinary shares) to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares or Class A units of Opco upon the conversion of the founder securities at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 300,000,000 Class A ordinary shares, par value $0.0001 per share, 30,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, assuming that the underwriters have not exercised their over-allotment option, there will be 274,997,500 and 21,749,900 authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants, shares issuable upon exchange of founder securities or other Class A units of Opco, if any. Immediately after this offering, there will be no preference shares issued and outstanding. The Class A units of Opco (and corresponding Class B ordinary shares) are exchangeable for our Class A ordinary shares at a one-for-one ratio but subject to adjustment as set forth herein.

We may issue a substantial number of additional Class A ordinary shares, preference shares or Opco units (and corresponding Class B ordinary shares) to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares in connection with our redeeming the warrants as described in “Description of Securities — Warrants — Public Warrants” or additional Class A ordinary shares upon exchange of the founder securities, as a result of adjustment to the number of Class A units of Opco into which the Class B units or Opco are expected to convert at a ratio greater than one-to-one at the time of, or in certain circumstances described in the Opco LLC Agreement, at specified times after, our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to or in connection with our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares or Opco units (and corresponding Class B ordinary shares):

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•        may adversely affect prevailing market prices for our units, Class A ordinary shares and/or public warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination and will also not be able to vote on our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination.

Prior to the completion of our initial business combination, only holders of our founder securities will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder.

The provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our outstanding Class B ordinary shares. Holders of our public shares will not be entitled to vote on a special resolution to amend such provisions of our amended and restated memorandum and articles during such period.

We may amend the terms of the public warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrant could be converted into cash or shares (at a ratio different than initial provided), the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our public warrants will be issued in registered form under a public warrant agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any shareholder or warrant holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the public warrant agreement to the description of the terms of the public warrants and the public warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to the definition of “ordinary cash dividend” as contemplated by and in accordance with the public warrant agreement and (iii) adding or changing any provisions with respect to matters or questions arising under the public warrant agreement as the parties to the public warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the public warrants in any material respect. The public warrant agreement requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares (at a ratio different than initially provided), shorten the exercise period or decrease the number of our Class A ordinary shares purchasable upon exercise of a warrant. Notwithstanding the foregoing, (a) any amendment to the terms of the private placement warrants shall only require our consent and the holders of a majority of the private placement warrants, (b) we may lower the exercise price of the warrants or extend the duration of the exercise period of the warrants without the consent of the registered holders of the warrants and (c) we may in our sole discretion and at any time allow or require the exercise of the warrants on a “cashless basis” without the consent of any registered holders.

We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your public warrants worthless.

We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the closing price of the Class A ordinary shares has been at least $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders (as adjusted for changes to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants — Anti-Dilution Adjustments”). Please see “Description of Securities — Warrants — Public Warrants — Redemption of Public Warrants.” If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the public warrants. Redemption of the outstanding public warrants could force you to (i) exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, we expect would be substantially less than the market value of your public warrants.

Our warrants and founder securities may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 6,250,000 of our Class A ordinary shares (or up to 7,187,500 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase for $11.50 either one Class A ordinary share or, in certain circumstances, one Class A unit of Opco (and corresponding Class B ordinary share), subject to adjustment. The founder securities are exchangeable for Class A ordinary shares on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as set forth herein. In addition, if the sponsor, its affiliates or a member of our management team makes any working capital loans, it may convert up to $1,500,000 of such loans into up to an additional 1,500,000 private placement warrants, at the price of $1.00 per warrant. We may also issue Class A ordinary shares in connection with our redemption of our warrants.

To the extent we issue ordinary shares for any reason, including to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each unit contains one-fourth of one redeemable public warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-fourth of one redeemable public warrant. Pursuant to the public warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one whole warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-fourth of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses.

Nevertheless, this unit structure may cause our units to be worth less than if a unit included a public warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if (i) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions) and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities — Warrants — Public Warrants — Redemption of Public Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The public warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the public warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your public warrants for securities pursuant to the public warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the public warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the public warrants within 20 business days of the closing of an initial business combination.

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

We are registering the issuance of Class A ordinary shares that are issuable upon exercise of the warrants because the warrants will become exercisable 30 days after the completion of an initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination or earlier upon redemption or liquidation, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement.

We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the issuances of such Class A ordinary shares upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis in which case, the number of Class A ordinary shares that you will receive upon cashless exercise will be based on a formula. However, no warrant will be exercisable for cash, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or unless an exemption is available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the issuance of such shares under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise such warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in this offering. In such an instance, our sponsor and its transferees (which may include our directors and executive officers) would be able to sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the issuance of any underlying securities for sale under all applicable state securities laws.

Our ability to require holders of our public warrants to exercise such warrants on a cashless basis after we call the public warrants for redemption or if there is no effective registration statement covering the issuance of Class A ordinary shares issuable upon exercise of these public warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to pay the exercise price of their public warrants in cash.

Our ability to require holders of our public warrants to exercise such warrants on a cashless basis after we call the public warrants for redemption or if there is no effective registration statement covering the issuance of Class A ordinary shares issuable upon exercise of these public warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to pay the exercise price of their public warrants in cash. If we call the public warrants for redemption, we will have the option, in our sole discretion, to require all holders that wish to exercise public warrants to do so on a cashless basis. If we choose to require holders to exercise their public warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her public warrant for cash. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the public warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the public warrants.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and public warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt-to-equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of geopolitical events such as trade wars. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Risks Relating to Our Sponsor and Human Capital

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management, director or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. In addition, our founders, sponsors, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, officers and directors are, and may in the future become, affiliated with entities that are engaged in a similar business. In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

In addition, our sponsor, officers and directors may in the future become affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Thus, they may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so, or we may acquire a target business through an Affiliated Joint Acquisition with one or more affiliates of our sponsor, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

In particular, members of our sponsor and its affiliates, including Rice Investment Group and its portfolio companies and Mercuria and its affiliates, are focused on investments in the energy industry. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders, which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers, directors or existing holders, including one or more portfolio companies of Rice Investment Group or Mercuria. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, officers, directors or initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Moreover, we may pursue an Affiliated Joint Acquisition opportunity with one or more affiliates of our sponsor, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the business combination by issuing to such parties a class of equity or equity-linked securities. Accordingly, such persons or entities may have a conflict between their interests and ours.

Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-business combination company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

In June 2025, our sponsor received an aggregate of 9,487,500 Class B units of Opco and 9,487,600 of our Class B ordinary shares that comprise the founder securities and 2,500 Class A ordinary shares and 100 Class A units of Opco that comprise the sponsor securities. The number of founder securities issued was determined based on the expectation that the founder securities would represent, on an as-converted basis, 33% of the total Class A ordinary shares issued and outstanding after this offering (excluding any shares issuable upon exercise of any warrants). Prior to the initial investment in the company of $26,000 by our sponsor, the company had no assets, tangible or intangible. The founder securities and sponsor securities will be worthless if we do not complete an initial business combination. Our sponsor acquired the founder securities and sponsor securities for approximately $0.003 per unit (determined by dividing the amount contributed to the company by the number of founder securities and sponsor securities issued) and we are offering units at a price of $10.00 per unit in this offering; as a result, our sponsor and members of our board could make a substantial profit after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our sponsor will forfeit up to 1,237,500 founder securities depending on the extent to which the underwriters’ over-allotment option is not exercised. The founder securities will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase for $11.50 either one Class A ordinary share or, in certain circumstances, one Class A unit of Opco (and corresponding Class B ordinary share), subject to adjustment, at a price of $1.00 per warrant ($8,750,000 in the aggregate if the underwriters’ over-allotment option is not exercised or $9,500,000 if underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not consummate an initial business combination within the completion window, the private placement warrants will expire worthless. The founder securities are similar to our Class A ordinary shares included in the securities being sold in this offering, except that only holders of the founder securities have the right to vote on the appointment of directors prior to our initial business combination, they include units in Opco that will be exchangeable for Class A ordinary shares after the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein, and in certain limited circumstances the Class B units of Opco will have more limited rights to current or liquidating distributions from us. However, the holders have agreed (i) to vote any shares owned by them in favor of any proposed business combination and (ii) not to redeem any founder securities or sponsor securities in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary (or 27-month anniversary if our sponsor exercises its three-month extension option) of the closing of this offering nears, which is the deadline for our consummation of an initial business combination.

Certain of our officers and directors have or will have direct and indirect economic interests in us and/or our sponsor after the consummation of this offering and such interests may potentially conflict with those of our public shareholders as we evaluate and decide whether to recommend a potential business combination to our public shareholders.

Certain of our officers and directors may own membership interests in our sponsor and indirect interests in our ordinary shares and private placement warrants which may result in interests that differ from the economic interests of the investors in this offering, which includes making a determination of whether a particular target business is an appropriate business with which to effectuate our initial business combination. There may be a potential conflict of interest between our officers and directors that hold membership interests in our sponsor and our public shareholders that may not be resolved in favor of our public shareholders. See “Management — Conflicts of Interest.”

We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination, which may deprive us of key personnel.

While there is no current intention to do so, and the members of our management team and sponsor have not done so with any of their respective previously formed special purpose acquisition companies, we may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Kyle Derham, Jamie Rogers and Anne Cameron. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Risks Relating to Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        local or regional economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        longer payment cycles;

•        tax issues, such as complex withholding or other tax regimes which may apply in connection with our business combination or to our structure following our business combination, potential tax law changes in the United States and/or relevant non-U.S. jurisdictions and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        underdeveloped or unpredictable legal or regulatory systems;

•        corruption;

•        protection of intellectual property;

•        social unrest, crime, strikes, riots and civil disturbances;

•        regime changes and political upheaval;

•        terrorist attacks, natural disasters and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in any such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Risks Relating to Taxes

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary shares and the one-fourth of a public warrant to purchase one Class A ordinary share included in each unit could be challenged by the Internal Revenue Service (the “IRS”) or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of public warrants are unclear under current law. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined below in “Taxation — Material U.S. Federal Income Tax Considerations — General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in or transfer by way of continuation to a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We currently do not intend to make any cash distributions to shareholders to pay taxes in connection with our initial business combination or thereafter. Accordingly, a shareholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state and local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

We may be a passive foreign investment company (“PFIC”) which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations — General”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception and the timing of our initial business combination (see the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules with respect to their particular circumstances. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

If our initial business combination involves a company organized under the laws of a state of the United States, it is possible a 1% excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such initial business combination.

If our initial business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such initial business combination. The Inflation Reduction Act of 2022 imposes a 1% excise tax on the fair market value of certain repurchases (including certain redemptions) of stock by publicly traded domestic (i.e., United States) corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”). The amount of the excise tax is generally 1% of the fair market value of the shares of stock repurchased at the time of the repurchase.

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our Class A ordinary shares (absent any regulations and other additional guidance that may be issued in the future with retroactive effect).

However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a Delaware corporation prior to certain redemptions and, assuming our securities continue to trade on the NYSE, it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions in connection with the initial business combination, that are treated as repurchases for this purpose (generally other than, pursuant to proposed Treasury regulations, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the structure of our initial business combination, the fair market value of our stock redeemed, the extent to which such redemptions could be treated as dividends and not repurchases, and the content of any regulations and other additional guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. Issuances of stock by a repurchasing corporation in a year in which such corporation repurchases stock may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing corporation itself, not the shareholders from which stock is repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could, however, reduce the amounts held in the trust account to the extent such funds could be used to pay the excise tax and, therefore, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with our initial business combination and to the combined company following our initial business combination, which could cause the other shareholders of the combined company to economically bear the impact of such excise tax.

We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders and warrant holders.

We may, in connection with our initial business combination and without prior notice to or approval of holders of Class A ordinary shares, reincorporate in or transfer by way of continuation to the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Although we will attempt to structure any change in our jurisdiction of incorporation in a tax-efficient manner (including, if possible, in a manner that is tax-deferred for U.S. federal income tax purposes), tax structuring considerations are complex, the relevant facts and law may be uncertain and may change, we may prioritize commercial and other considerations over tax considerations, and we may prioritize company-level tax considerations over the tax considerations of our shareholders and warrant holders. As a result, the change in our jurisdiction of incorporation may have adverse tax consequences to us or to our shareholders and warrant holders, including the recognition of substantial gain for U.S. federal income tax purposes, and because you may not have prior notice of our change in jurisdiction, you may not be able to avoid such consequences. For example, under certain circumstances, including if we are treated as a PFIC, a U.S. Holder may be subject to U.S. federal income tax on gain or a deemed dividend upon the exchange of our ordinary shares or warrants for our successor’s shares or warrants, and such taxes may be substantial. For a more detailed discussion of the PFIC rules and the related tax considerations for U.S. Holders, see the section of this prospectus captioned “Taxation — Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

In addition to the immediate consequences of a change in our jurisdiction of incorporation, holding our successor’s shares or warrants following a change in our jurisdiction of incorporation could have different, potentially adverse, consequences as compared to those of holding our shares or warrants prior to any such change. For example, if we were to change our jurisdiction of incorporation from the Cayman Islands to Delaware, this could have a number of adverse consequences to Non-U.S. Holders who own our successor’s shares or warrants by exposing them to U.S. taxation and reporting obligations, such as the taxation of dividends from our successor or the taxation of dispositions of our successor’s shares or warrants. Because such persons may not have prior notice of our change in jurisdiction, they may not be able to change the manner in which they hold our shares or warrants or dispose of our shares or warrants prior to any such change in our jurisdiction of incorporation, and therefore such persons may not be able to avoid any adverse consequences of holding our successor’s shares or warrants after such change.

Further, it is possible that we would change our jurisdiction of incorporation in anticipation of consummating a specific business combination but not complete that business combination for any number of reasons. If we are unable to consummate a business combination with a specific business combination target following such a change in our jurisdiction of incorporation, our new jurisdiction of incorporation could have disadvantages to us or our shareholders and/or warrant holders, particularly if we subsequently pursue a business combination with a target that is incorporated in a different jurisdiction. In such circumstances, we may not be competitive with other special purpose acquisition companies incorporated in the Cayman Islands when pursuing certain target companies, the consummation of our initial business combination could be more complex, or it may be more difficult to structure such an initial business combination in a tax-efficient manner. For example, we may change our jurisdiction of incorporation to the United States in anticipation of a business combination with a U.S. target company but ultimately effect our initial business combination with a non-U.S. target company. In such a case, we may be unable to structure our initial business combination in a tax-deferred manner, and our shareholders and/or warrant holders may be required to pay substantial U.S. federal income or other taxes in connection with the consummation of the initial business combination. In addition, the initial business combination may result in tax inefficiencies for the post-business combination company, including that, if the post-business combination company is organized outside of the United States, it may nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes, which treatment may result in substantial tax inefficiencies for both the post-business combination company and for our shareholders and/or warrant holders.

We cannot assure you when or whether we will change our jurisdiction of incorporation or, if we do change our jurisdiction of incorporation, the jurisdiction in which we will ultimately be incorporated. Accordingly, there is significant uncertainty as to the tax and other considerations that may be applicable to us or to our shareholders and warrant holders, and we cannot provide you with specific or comprehensive examples of such potential consequences. The rules governing a change in our jurisdiction of incorporation and the transactions that may occur in connection with our initial business combination are complex, and the consequences arising from such rules or transactions will depend on a holder’s particular circumstances and on the circumstances surrounding our change in jurisdiction and initial business combination. All investors considering a purchase of units in this offering are urged to consult with their own tax advisors regarding the potential consequences to them of any change in our jurisdiction of incorporation.

Other Key Risks

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual general meetings or extraordinary general meetings to elect directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management. Our board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future. The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors. In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn for permitted withdrawals, if any, and, if we decide to liquidate, $100,000 of dissolution expenses, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not intend to spend a considerable amount of time actively managing the assets in the trust account for the primary purpose of achieving investment returns. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be held as cash, including in demand deposit accounts at a bank, or invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act.

Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, such assets, other than cash, are “securities” for purposes of the Investment Company Act and, therefore, there is a risk that we could be deemed an investment company and subject to the Investment Company Act.

In the adopting release for the 2024 SPAC Rules (as defined below), the SEC provided guidance that a SPAC’s potential status as an “investment company” depends on a variety of factors, such as a SPAC’s duration, asset composition, business purpose and activities and “is a question of facts and circumstances” requiring individualized analysis. If we were deemed to be subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. Unless we are able to modify our activities so that we would not be deemed an investment company, we would either register as an investment company or wind down and abandon our efforts to complete an initial business combination and instead liquidate the company. As a result, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless, would lose the investment opportunity in a target company with which we may decide to consummate an initial business combination and would be unable to realize the potential benefits of an initial business combination, including the possible appreciation of the combined company’s securities.

If our circumstances change over time, we will update our disclosure to reflect how such changes impact the risk that we may be considered to be operating as an unregistered investment company.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash or an interest-bearing bank account until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, the interest earned on the funds held in the trust account may be materially reduced, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company.

We intend to initially hold the funds in the trust account in (i) U.S. government treasury obligations with a maturity of 185 days or less, (ii) money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act or (iii) an interest-bearing demand deposit account. U.S. government treasury obligations are considered “securities” for purposes of the Investment Company Act, while cash is not. As noted above, one of the factors the SEC identified as relevant to the determination of whether a SPAC which holds securities could potentially be deemed an “investment company” under the Investment Company Act is the SPAC’s duration. To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, instruct Odyssey Transfer and Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash or an interest-bearing bank account until the earlier of consummation of our initial business combination or liquidation of the company. Following such liquidation, the rate of interest we receive on the funds held in the trust account may be materially decreased. However, interest previously earned on the funds held in the trust account still may be released to us for permitted withdrawals and certain other expenses that are permitted as described herein. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), which became effective on July 1, 2024, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement warrants, in the amount of approximately $250 million, or approximately $287.5 if the underwriters’ over-allotment option is exercised in full, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (net of permitted withdrawals, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $250 million, or $287.5 million if the underwriters’ over-allotment option is exercised in full, as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include a staggered board, the ability of the board to designate the terms of and issue new series of preference shares and the fact that prior to the completion of our initial business combination only holders of our

Class B ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, our initial shareholders and their permitted transferees can demand that we register the resale of the Class A ordinary shares into which founder securities and sponsor securities are exchangeable, the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants or upon exchange of any Class A units of Opco issued upon exercise of the private placement warrants, and warrants that may be issued upon conversion of working capital loans and the Class A ordinary shares issuable upon conversion of such warrants or upon exchange of any Class A units of Opco issued upon exercise of such warrants. Assuming the founder securities and sponsor securities are exchanged on a one-for-one basis and no warrants are issued upon conversion of working capital loans, an aggregate of up to 8,250,100 of our Class A ordinary shares and up to 8,750,000 warrants (or up to 9,487,600 of our Class A ordinary shares and up to 9,500,000 warrants if the over-allotment option is exercised in full) are subject to registration under these agreements. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities owned by our initial shareholders, holders of our private placement warrants or their permitted transferees are registered for resale.

We may not have sufficient funds to satisfy indemnification claims of our sponsor, Rice Investment Group, Mercuria and our officers and directors.

We have agreed to indemnify our sponsor, Rice Investment Group, Mercuria and our officers and directors to the fullest extent permitted by law. However, our sponsor, Rice Investment Group, Mercuria and our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our sponsor, Rice Investment Group, Mercuria and our officers and directors may discourage shareholders from bringing a lawsuit against our sponsor, Rice Investment Group, Mercuria and our officers or directors. These provisions also may have the effect of reducing the likelihood of derivative litigation against our sponsor, Rice Investment Group, Mercuria and our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds

$700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeded $250 million as of the prior June 30th or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeded $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our public warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our public warrants, which could limit the ability of public warrant holders to obtain a favorable judicial forum for disputes with our company.

Our public warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the public warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the public warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our public warrants shall be deemed to have notice of and to have consented to the forum provisions in our public warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the public warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our public warrants, such holder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”) and (ii) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Warrant holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum provisions. Alternatively, if a court were to find this provision of our public warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

Our amended and restated memorandum and articles of association will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or shareholders for breach of fiduciary duty and certain other actions may be brought only in the courts of the Cayman Islands and, if brought outside of the Cayman Islands, the shareholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such shareholders counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or shareholders.

Our amended and restated memorandum and articles of association will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or shareholders for breach of fiduciary duty and certain other actions may be brought only in the courts of the Cayman Islands and, if brought outside of the Cayman Islands, the shareholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such shareholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or shareholders. Our amended and restated memorandum and articles of association will provide that unless the company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in the company, including but not limited to (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer, shareholder or other employee of the company to the company or the shareholders of the company, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association or (iv) any action asserting a claim against the company governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association described above will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also will provide that, without prejudice to any other rights or remedies that the company may have, each shareholder of the company acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our ordinary shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provision to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board or controlling shareholders than they would as public shareholders of a United States company.

Our organizational structure could confer certain tax benefits upon our initial shareholders that will not benefit the holders of our Class A ordinary shares to the same extent as it will benefit our initial shareholders.

Rice Acquisition Corporation 3 is a holding company and will not have material assets other than its ownership of Opco units. Subject to the obligation of Opco to make tax distributions and to reimburse Rice Acquisition Corporation 3 for corporate and other overhead expenses, Rice Acquisition Corporation 3 will have the right to determine whether to cause Opco to make non-liquidating distributions, and the amount of any such distributions. We do not anticipate causing Opco to make any such distributions to holders of Opco units (including Rice Acquisition Corporation 3) prior to our initial business combination, other than required redemptions of Class A units of Opco held by Rice Acquisition Corporation 3 in connection with a redemption of public shares. If Opco makes distributions after our initial business combination, the initial shareholders will be entitled to receive equivalent distributions from Opco on a pro rata basis. However, because we may be required to pay taxes following the business combination, amounts Rice Acquisition Corporation 3 may distribute as dividends to holders of our Class A ordinary shares could be less on a per share basis than the amounts distributed by Opco to the initial shareholders on a per unit basis. Thus, our initial shareholders may receive different tax treatment than our public shareholders in certain circumstances.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

General Risk Factors

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of the prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the adverse impacts of certain events (such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases) on our ability to consummate an initial business combination;

•        the ability of our officers and directors to generate a number of potential business combination opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. Although we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement warrants, will be used as set forth in the following table:

	Without Over-allotment Option	Over-allotment Option Exercised
Gross Proceeds
Gross Proceeds from units offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants	8,750,000	9,500,000
Total gross proceeds	$258,750,000	$297,000,000

Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$5,000,000	$5,750,000
Legal fees and expenses	700,000	700,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	50,000	50,000
SEC/FINRA expenses	112,694	112,694
Travel and road show	20,000	20,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous(4)	242,306	242,306
Total estimated offering expenses (excluding underwriting commissions)	$1,250,000	$1,250,000
Proceeds after estimated offering expenses	$252,500,000	$290,000,000
Held in trust account(3)	$250,000,000	$287,500,000
% of public offering size	100%	100%
Not held in trust account	$2,500,000	$2,500,000

The following table shows the use of the estimated $2,500,000 of net proceeds not held in the trust account.(5)(6)

	Amounts	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(7)	$650,000	26.0%
Legal and accounting fees related to regulatory reporting obligations	160,000	6.4%
Director & officer liability insurance premiums	500,000	20.0%
Payment for office space, administrative and support services and certain legal expenses of our sponsor or related to its formation(8)	480,000	19.2%
NYSE continued listing fees	85,000	3.4%
Working capital to cover miscellaneous expenses and reserves	625,000	25.0%
Total	$2,500,000	100.0%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of July 21, 2025, we have borrowed approximately $14,420 under the promissory note with our sponsor. Any amounts that are borrowed will be repaid upon completion of this offering out of the offering proceeds that has been allocated for the payment of offering expenses (other than underwriting discounts and commissions) and not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)     The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred discounts and commissions (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 4.5% per year, we estimate the interest earned on the trust account will be approximately $11,250,000 per year; however, we can provide no assurances regarding this amount.

(6)      Assumes no exercise of the underwriters’ over-allotment option.

(7)      Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

(8)      This amount represents the payment of $20,000 per month to our sponsor or an affiliate of thereof for office space, administrative and support services and certain legal expenses of our sponsor or related to its formation for 24 months. We have 24 months from the closing of this offering, with one three-month extension at the option of our sponsor, to consummate our initial business combination, unless we seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the private placement warrants be deposited in a trust account. Rice Acquisition Corporation 3 will use the net proceeds of this offering to purchase Class A units and warrants of Opco. Opco will deposit approximately $250 million (or approximately $287.5 million if the underwriters’ over-allotment option is exercised in full), of which $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) may be required to pay deferred underwriting discounts and commissions, into a trust account located in the United States at with Odyssey Transfer and Trust Company acting as trustee, and will use $8,750,000 to pay expenses in connection with the closing of this offering and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to permitted withdrawals, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within the completion window, subject to applicable law, or (iii) the redemption of our public shares properly tendered in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window. Based on current interest rates, we expect that interest earned on the trust account (if any) will be sufficient to fund any permitted withdrawals.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to additional forward purchase agreements, non-redemption or backstop agreements we may enter into following consummation of this offering.

We believe that amounts not held in trust, together with funds from permitted withdrawals, if any, and funds available to us from loans from our sponsor, its affiliates or members of our management team will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors although they are under no obligation to advance funds to us in such circumstances.

We will reimburse our sponsor or an affiliate of our sponsor for office space, secretarial and administrative services provided to members of our management team and certain legal expenses of our sponsor or related to its formation, in the amount of $20,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of July 21, 2025, we have borrowed approximately $14,420 under the promissory note with our sponsor. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2026 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account and funds received from permitted withdrawals, if any. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or any members of our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection therewith pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the redemption of any public shares properly tendered in connection with our completion of an initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window, or (iii) the redemption of our public shares if we do not complete our initial business combination within the completion window, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder securities and sponsor securities held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our initial business combination. In addition, our initial shareholders have agreed that any founder securities and sponsor securities held by them are not entitled to liquidating distributions from the trust account, and they will not be entitled to any such rights to liquidating distributions for any founder securities or sponsor securities, if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board at such time. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities, on an as-converted basis, at 33% of our Class A ordinary shares issued and outstanding upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants). Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At July 21, 2025, our net tangible book deficit was $(1,233,357), or approximately $(0.13) per ordinary share. After giving effect to the sale of 25,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book deficit at July 21, 2025 would have been $(6,570,314) or $(0.80) per share (or $(7,564,314) or $(0.80) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of 25,000,000 Class A ordinary shares that may be redeemed for cash, or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $(0.67) per share (or $(0.67) per share if the underwriters’ over-allotment option is exercised in full) to our sponsor as of the date of this prospectus. Total dilution to public shareholders from this offering will be $10.80 per share (or $10.80 if the underwriters’ over-allotment option is exercised in full).

The below presentation (A) assumes that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, and (iii) no working capital loans are converted into private placement warrants, as further described in this prospectus, and (B) assumes the issuance of 25,000,000 Class A ordinary shares included in the public units sold in this offering (or 28,750,000 Class A ordinary shares included in the public units sold in this offering if the underwriters’ over-allotment option is exercised in full), 8,750,000 Class A ordinary shares underlying the private placement warrants sold in a private placement in connection with this offering (or 9,500,000 Class A ordinary shares included in the private placement warrants sold in a private placement in connection with this offering if the underwriters’ over-allotment option is exercised in full) and 9,487,500 founder securities (up to 1,237,500 of which are assumed to be forfeited in the scenario in which the underwriters’ over-allotment option is not exercised in full).

Generally, the dilution that our public shareholders will experience increases the more public shares are redeemed. The issuance of additional ordinary or preference shares may also significantly dilute the equity interest of investors in this offering, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. In addition, because of the anti-dilution protection in the founder securities, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. See “Risk Factors — We may issue additional Class A ordinary shares, preference shares or Opco units (and a corresponding number of our Class B ordinary shares) to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares or Class A units of Opco upon the conversion of the founder securities at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks” for more information. In addition to sources of dilution listed above, the following potential source would also cause future dilution to our public shares: up to $1,500,000 working capital loans made by our sponsor, our sponsor’s affiliates and our directors and officers to fund working capital deficiencies or finance transaction costs in connection with an initial business combination may be convertible into private placement warrants at a conversion price of $1.00 per warrant.

Our public shareholders will experience dilution even if no public shares are redeemed in connection with an initial business combination or another redemption event, for instance in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

However, while our public shareholders will experience dilution even if none of our public shares are redeemed, the dilution they will experience will decrease the more of our public shares remain issued and outstanding following a redemption event. For instance, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase units, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. In the event of any such purchases of our shares prior to the completion of our initial business combination or if we enter into non-redemption agreements with certain of our shareholders, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases or shares subject to non-redemption agreements, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

The following table illustrates the difference between the public offering price per unit and our NTBV, as adjusted to give effect to this offering and the issuance of the private placement warrants, assuming the redemption of our public shares at varying levels and the full exercise and no exercise of the underwriters’ over-allotment option:

As of July 21, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.32	$6.70	$3.30	$5.71	$4.29	$3.86	$6.14	$(0.80)	$10.80
Assuming No Exercise of Over-Allotment Option
$7.32	$6.70	$3.30	$5.71	$4.29	$3.86	$6.14	$(0.80)	$10.80

For each of the redemption scenarios above, the NTBV was calculated as follows:
	NO REDEMPTIONS		25% OF MAXIMUM REDEMPTIONS		50% OF MAXIMUM REDEMPTIONS		75% OF MAXIMUM REDEMPTIONS		MAXIMUM REDEMPTIONS
	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)
Increase attributable to public shareholders	7.45	7.45	6.83	6.83	5.84	5.84	3.99	3.99	(0.67)	(0.67)
Pro forma net tangible book value after this offering and the sale of the private placement warrants	7.32	7.32	6.70	6.70	5.71	5.71	3.86	3.86	(0.80)	(0.80)
Dilution to public shareholders	$2.68	$2.68	$3.30	$3.30	$4.29	$4.29	$6.14	$6.14	$10.80	$10.80
Percentage of dilution to public shareholders	26.80%	26.80%	33.00%	33.00%	42.90%	42.90%	61.40%	61.40%	108.00%	108.00%

Numerator:
Net tangible book deficit before this offering	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)	$(1,233,357)
Net proceeds from this offering and the sale of the private placement warrants(1)	252,500,000	290,000,000	252,500,000	290,000,000	252,500,000	290,000,000	252,500,000	290,000,000	252,500,000	290,000,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	1,231,543	1,231,543	1,231,543	1,231,543	1,231,543	1,231,543	1,231,543	1,231,543	1,231,543	1,231,543
Less: Deferred underwriting commissions(2)	(8,750,000)	(10,062,500)	(8,750,000)	(10,062,500)	(8,750,000)	(10,062,500)	(8,750,000)	(10,062,500)	(8,750,000)	(10,062,500)
Less: Over-allotment liability	(318,500)	—	(318,500)	—	(318,500)	—	(318,500)	—	(318,500)	—
Less: Amounts paid for redemptions(3)	—	—	(62,500,000)	(71,875,000)	(125,000,000)	(143,750,000)	(187,500,000)	(215,625,000)	(250,000,000)	(287,500,000)
	$243,429,686	$279,935,686	$180,929,686	$208,060,686	$118,429,686	$136,185,686	$55,929,686	$64,310,686	$(6,570,314)	$(7,564,314)

	NO REDEMPTIONS		25% OF MAXIMUM REDEMPTIONS		50% OF MAXIMUM REDEMPTIONS		75% OF MAXIMUM REDEMPTIONS		MAXIMUM REDEMPTIONS
	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT
Denominator:
Ordinary shares outstanding prior to this offering	9,490,100	9,490,100	9,490,100	9,490,100	9,490,100	9,490,100	9,490,100	9,490,100	9,490,100	9,490,100
Ordinary shares forfeited if over-allotment is not exercised	(1,237,500)	—	(1,237,500)	—	(1,237,500)	—	(1,237,500)	—	(1,237,500)	—
Ordinary shares offered and sale of private placement warrants	25,000,000	28,750,000	25,000,000	28,750,000	25,000,000	28,750,000	25,000,000	28,750,000	25,000,000	28,750,000
Less: Ordinary shares redeemed	—	—	(6,250,000)	(7,187,500)	(12,500,000)	(14,375,000)	(18,750,000)	(21,562,500)	(25,000,000)	(28,750,000)
	33,252,600	38,240,100	27,002,600	31,052,600	20,752,600	23,865,100	14,502,600	16,677,600	8,252,600	9,490,100

__________

(1)      Expenses applied against gross proceeds include offering expenses of approximately $1,250,000 and underwriting commissions of $8,750,000 or $10,062,500 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)      Upon the consummation of our initial business combination, $0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), is payable upon the closing of this offering. $0.35 per share, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) is payable to the underwriters for deferred underwriting commissions and will be placed in a trust account located in the United States as described herein. The deferred commissions will be fully earned by the underwriters upon the payment of the purchase price for the units purchased by the underwriters on the closing of this offering and will be released to the underwriters only on and concurrently with completion of an initial business combination. A portion of the deferred underwriting commissions may be paid at the sole discretion of our management team to the underwriter in the allocations determined by our management team and/or to third parties not participating in this offering (but who are members of FINRA) that assist us in consummating our initial business combination.

(3)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase units, public shares, warrants or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. In the event of any such purchases of our shares prior to the completion of our initial business combination or if we enter into non-redemption agreements with certain of our shareholders, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases or shares subject to non-redemption agreements, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	WITHOUT OVER-ALLOTMENT		WITH OVER-ALLOTMENT
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	$(0.13)		$(0.13)
Increase attributable to public shareholders	$(0.67)		$(0.67)
Pro forma net tangible book value after this offering and the sale of the private placement warrants		$(0.80)		$(0.80)
Dilution to public shareholders		$10.80		$10.80
Percentage of dilution to public shareholders		108.00%		108.00%

For purposes of presenting the maximum redemption scenario, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $250,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares).

The following table sets forth information (i) with respect to our sponsor, which holds our founder securities and sponsor securities; and the public shareholders, and (ii) that was used determine the net tangible book value per share, as presented in this section:

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE PER SECURITY
	NUMBER	PERCENTAGE	AMOUNT	PERCENTAGE
Class A and Class B ordinary shares(1)	8,252,600	24.82%	26,000	0.01%	$0.003
Public Shareholders	25,000,000	75.18%	250,000,000	99.99%	$10.00
	33,252,600	100.00%	$250,026,000	100.00%

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,237,500 Class B units of Opco held by our sponsor.

CAPITALIZATION

The following table sets forth our capitalization at July 21, 2025, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	July 21, 2025
	Actual	As Adjusted(1)
Note payable to related party(2)	$14,420	$—
Deferred underwriting commissions	—	8,750,000
Over-allotment liability	—	318,500
Class A ordinary shares subject to possible redemption, $0.0001 par value, 300,000,000 shares authorized; -0- and 25,000,000 shares, actual and as adjusted, respectively(3)	—	250,000,000
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 300,000,000 shares authorized; 2,500 shares issued and outstanding (excluding -0- and 25,000,000 shares subject to possible redemption), actual and as adjusted	—	—
Class B ordinary shares, $0.0001 par value, 30,000,000 shares authorized; 9,487,600 and 8,250,100 shares issued and outstanding, actual and as adjusted, respectively	949	825
Additional paid-in capital	24,051	—
Accumulated deficit(4)	(26,744)	(6,571,069)
Total Rice Acquisition Corporation 3 deficit	(1,744)	(6,570,244)
Non-controlling interest in subsidiary deficit	(70)	(70)
Total shareholders’ deficit	$(1,814)	$(6,570,314)
Total capitalization	$12,606	$252,498,186

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,237,500 Class B ordinary shares held by our sponsor.

(2)      Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of July 21, 2025, we have borrowed approximately $14,420 under the promissory note with our sponsor.

(3)      All of the 25,000,000 Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 25,000,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(4)      As adjusted accumulated deficit includes the immediate accretion of the carrying value of Class A ordinary shares subject to redemption-to-redemption value.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on June 6, 2025 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing or other sources.

The issuance of additional Opco units (and corresponding Class B ordinary shares), Class A ordinary shares or preference shares:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder securities resulted in an increase in the number of Class A units of Opco into which the Class B units of Opco are expected to convert;

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•        may adversely affect prevailing market prices for our units, Class A ordinary shares and/or public warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of July 21, 2025, we had no cash, and a working capital deficit of approximately $1,233,357. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through (i) $26,000 paid by our sponsor to cover certain of our expenses in exchange for the issuance of the sponsor securities to our sponsor and (ii) the receipt of loans to us of up to $300,000 by our sponsor under an unsecured promissory note. To date, we have borrowed approximately $14,420 under the unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting estimated offering expenses of $1,250,000, underwriting discounts and commissions of $5,000,000, or $5,750,000 if the underwriters’ over-allotment option is exercised in full (excluding deferred underwriting discounts and commissions of $8,750,000, or $10,062,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $8,750,000 or $9,500,000 if the underwriters’ over-allotment option is exercised in full, will be $252,500,000 (or $290,000,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, approximately $250 million (or approximately $287.5 million if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting discounts and commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $2,500,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,250,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,250,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income (if any) for permitted withdrawals, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account (if any) will be sufficient to fund any permitted withdrawals. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the $2,500,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor, its affiliates or members of our management team. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than funds available from loans from our sponsor, its affiliates or members of our management team. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $650,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $160,000 for legal and accounting fees related to regulatory reporting obligations; $500,000 for director & officer liability insurance premiums; $480,000 in aggregate or $20,000 per month for office space, administrative and support services and certain legal expenses of our sponsor or related to its formation; $85,000 for the NYSE continued listing fees; and $625,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to additional forward purchase agreements, non-redemption or backstop agreements we may enter into following consummation of this offering.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year covered by our second Annual Report on Form 10-K (i.e., the fiscal year ending December 31, 2026). Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of July 21, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the principal officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a newly organized blank check company incorporated as a Cayman Islands exempted company on June 6, 2025. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as “our initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target regarding entering into a business combination with us. We have generated no operating revenues to date, and we do not expect that we will generate operating revenues until we consummate our initial business combination.

We intend to focus our search for a target business in the broadly defined energy value chain. Specifically, although we may pursue an acquisition opportunity in any business industry or sector, we plan to concentrate our search on the areas of upstream oil and gas, power generation, energy infrastructure, and critical metals and minerals, enabling us to draw on our management’s extensive experience building and operating successful companies within the energy value chain.

We intend to identify and acquire a business that could benefit from a hands-on owner with extensive operational experience and the public company expertise our management team possesses, and/or a business that relies on the target’s executive and operational expertise but presents potential for an attractive risk-adjusted return profile under our stewardship.

Experience with Special Purpose Acquisition Companies

Certain members of our management team and board have previous experience in the execution of public acquisition vehicles. An affiliate of Rice Investment Group also formed and sponsored Rice I and Rice II, each a blank check company like our company, to consummate an initial business combination. Rice I completed its initial public offering in October 2020, in which it sold 23,725,000 units, each consisting of one share of Class A common stock of Rice I and one-half of one redeemable warrant to purchase one share of Class A common stock of Rice I, for an offering price of $10.00 per unit, generating aggregate proceeds of $237,250,000. Rice I did not require an extension to complete its initial business combination. On September 15, 2021, Rice I completed its business combination transaction with Archaea, which created an industry-leading renewable natural gas platform. Following the Rice I Business Combination, the combined company was renamed “Archaea Energy Inc.” In connection with the business combination, Rice I delivered approximately $530 million in total proceeds, including $300 million from PIPE investments, $25 million of which was raised at $15.00 per share, and $237 million of cash in trust. Rice I had approximately 0.2% redemptions. In October 2022, Archaea Energy Inc. announced it would be acquired by bp (NYSE: BP) for $26.00 per share in cash, or a total enterprise value of approximately $4.1 billion, and such transaction was completed in December 2022.

Rice II completed its initial public offering in June 2021, in which it sold 34,500,000 units, each consisting of one Class A ordinary share of Rice II and one-fourth of one redeemable warrant to purchase one Class A ordinary share of Rice II, for an offering price of $10.00 per unit, generating aggregate proceeds of $345 million. Rice II did not require an extension to complete its initial business combination. In 2023, Rice II combined with NET Power, LLC and was renamed to NET Power, Inc. (NYSE: NPWR), an innovative and scalable platform in the clean energy technology sector which specializes in natural gas power generation. In connection with the Rice II Business Combination, Rice II was able to deliver approximately $675 million in proceeds. Rice II had approximately $135 million in trust following the redemptions submitted by public investors in connection with the transaction (Rice II had approximately 61% redemptions). Additionally, Rice II was able to raise over $540 million in the form of PIPE investments. Post closing of the business combination, Net Power common stock reached a high closing price of $16.51 per share on September 15, 2023. Upon consummation of the Rice II Business Combination, Daniel J. Rice IV joined Net Power as Chief Executive Officer and continues to serve Net Power in such capacity. As of August 28, 2025, the closing price of Net Power common stock was $2.56 per share.

We believe our management and board’s capabilities and experience managing Rice I and Rice II will complement Rice Acquisition Corporation 3 and demonstrate the team’s ability to effect a successful business combination in the current market conditions. In addition, we believe we are well-positioned to source additional funding in the capital markets, as required.

Rice Acquisition Corporation 3 will be a natural extension of our management’s day-to-day business and benefit from the proprietary deal flow our sponsor and management team source, both internally, from other groups across the Rice Investment Group and Mercuria platforms, and externally, from our sponsor’s, management’s and board’s breadth of industry relationships.

Our founders and our directors and officers, Rice Investment Group, Mercuria or each of their respective affiliates may in the future become affiliated with other public SPACs that may have acquisition objectives that are similar to ours. See “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” Further, certain members of our management team and board of directors are currently, or may become, involved in litigation, investigations or other proceedings. See “Risk Factors — Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may become involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us and may impede our ability to consummate an initial business combination.”

Management, Board of Directors and Our Sponsor

Our company is supported by a full management team with deep expertise and deal flow and a broad network across the energy and infrastructure industries. Furthermore, our operations will be overseen by an experienced board of directors with in-depth knowledge developed through extensive M&A, financing transactions, and entrepreneurial ventures.

Our Management Team and Board of Directors

J. Kyle Derham is our Chief Executive Officer and a member of our board, positions he has held since June 2025. Mr. Derham is a Partner at Rice Investment Group, where he has served since January 2018. Mr. Derham served as the Chief Executive Officer and a member of the board of directors of Rice II (NYSE: RONI), a special purpose acquisition company, from February 2022 until Rice II completed its initial business combination with Net Power in June 2023. Mr. Derham has continued to serve as a member of the board of directors of Net Power (NYSE: NPWR) since June 2023. Mr. Derham served as the Chief Financial Officer and a member of the board of directors of Rice I (NYSE: RICE), a special purpose acquisition company, from October 2020 until September 2021 when Rice I completed its initial business combination with Archaea, a renewable natural gas operator. Mr. Derham served as a member of the board of directors of Archaea Energy Inc. (NYSE: LFG) from September 2021 through December 2022, when Archaea Energy Inc. was acquired by BP Products North America Inc for $4.1 billion.

Mr. Derham, as part of the Rice Team (as defined below), led the shareholder campaign in 2019 to revamp the strategic direction of EQT and successfully elect a majority slate of director candidates to the board of EQT, the largest operator of natural gas production in the United States. Following the campaign, from July 2019 through December 2021, Mr. Derham served as interim Chief Financial Officer of EQT and subsequently served as a strategic advisor to EQT. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream from January 2014 through November 2017. Through his various roles working alongside the Rice family, Mr. Derham has focused on evaluating, structuring and negotiating key acquisitions and execution of critical strategic initiatives to generate attractive risk-adjusted returns for investors. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays. Mr. Derham earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

We believe Mr. Derham’s extensive industry background and investment experience makes him well-qualified to serve on the board.

James “Jamie” Wilmot Rogers is our Chief Financial Officer and Chief Accounting Officer, a position he has held since June 2025. Mr. Rogers is a Partner of Rice Investment Group. Mr. Rogers served as Senior Vice Present and Chief Accounting Officer & Administrative Officer, Treasurer of Rice Energy from April 2011 through November 2017. Mr. Rogers has also served as the Chief Accounting Officer of Rice II from its formation in February 2021, and as the Chief Financial Officer of Rice II from February 2022 until June 2023 when the Rice II Business Combination was completed. Mr. Rogers served as Rice I’s Chief Accounting Officer from September 2020 to September 2021 when the Rice I Business Combination was completed. Mr. Rogers led accounting, tax and human resources functions for Rice Energy, Rice Midstream and its numerous joint ventures and joint venture companies. Mr. Rogers oversaw such functions through two initial public offerings in a single calendar year (Rice Energy in January 2014 and Rice Midstream in December 2014) and through numerous asset and corporate level acquisitions totaling more than $10 billion in asset value. He also has numerous years in public accounting experience, having worked at both Ernst & Young and PricewaterhouseCoopers. Mr. Rogers earned a Bachelor of Science in Business Administration in Accounting from the University of Pittsburgh.

Anne Cameron is our Chief Strategy Officer, a position she has held since June 2025. Ms. Cameron is Head of Public Investments at Mercuria and manages the investment portfolio of Mercuria Capital Strategies, a vehicle created by Mercuria in January 2024 to express high-conviction opportunities in the public market. Anne manages a team of fundamental analysts that works with the firm’s commodity desks and research teams to identify opportunities in energy, power, carbon, and infrastructure. Before Mercuria, Anne was the Co-Head of Equities at Hartree Partners from August 2012 through December 2023, where she managed a long-short portfolio and served on the firm’s Investment Committee. Over the course of 12 years, she made significant contributions to Hartree’s performance and investment strategies in a wide range of opportunities across the capital structure. Prior to Hartree, she worked at BNP Paribas and J.P. Morgan, where she was a publishing equity research analyst on the E&P and midstream sectors. Ms. Cameron earned a Bachelor of Arts in Economics and History from Amherst College and an MBA from Columbia Business School.

We will also draw on the experience of our other board members.

Brian Falik, one of our director nominees, is the Global Chief Investment Officer at Mercuria, where he leads a dedicated team of investment professionals in the strategic deployment of debt and equity capital across the energy and infrastructure industries, a position he has held since 2024. Before joining Mercuria in January 2016, from February 2012 until September 2015, Mr. Falik served as the Global Head of Energy Capital at Noble Group, where he successfully led investment and structured transaction teams, enhancing the company’s portfolio and market position. His extensive experience also includes senior leadership roles focused on investment, structured finance, and commodities at LS Power Group, Credit Suisse, Lehman Brothers, and Bank of America. Mr. Falik holds a Bachelor of Science in Finance from the University of Texas at Austin.

We believe Mr. Falik’s deep industry and investing experience makes him well-qualified to serve on the board.

Dr. Kathryn “Kate” Jackson, one of our director nominees, is an accomplished executive and National Academy of Engineering member (2021), with expertise in energy system operations, technology investment, and corporate strategy across private and public sectors. From 2015 to 2021, she served as a consultant through KeySource, Inc., focusing on energy technology, business growth and energy services. Prior to that, Dr. Jackson served as Senior Vice President and CTO of RTI International Metals from June 2014 to July 2015 and as CTO and Senior Vice President of Research and Technology and previously Vice President of Strategy, Research & Technology at Westinghouse Electric Company. As CTO for Westinghouse and RTI International Metals, she commercialized technologies, led global investment platforms, and drove mergers and acquisitions. She has also held a variety of executive positions at Tennessee Valley Authority for 17 years, where she managed generations assets, grew a profitable $85 million engineering services business, and achieved significant cost reductions. Dr. Jackson has extensive board experience, currently serving on the boards of Portland General Electric (NYSE: POR), where she has served since 2014, Cameco Corporation (NYSE: CCJ), where she has served since 2016, and EQT (NYSE: EQT), where she has served since 2019. She previously chaired ISO New England and served on boards including Archaea Energy, Duquesne Light and Hydro One. Her leadership includes restructuring governance and leading strategic risk assessments for energy systems. With a career spanning energy policy, environmental sustainability and technology commercialization, Dr. Jackson has advised at White House and congressional levels, driven safety and sustainability initiatives and led strategic planning and risk management for major utilities and corporations. Dr. Jackson earned a Bachelor of Science in Physics from Grove City College, a Masters of Science in Industrial Engineering Management from the University of Pittsburgh and a PhD in Engineering and Public Policy from Carnegie Mellon University.

We believe Dr. Jackson’s experience as a senior executive and as a member of boards of directors of public companies, her knowledge and experience in the areas of large capital projects and risk management, and her expertise in regulatory, legislative and public policy issues make her well-qualified to serve on the board.

D. Mark Leland, one of our director nominees, served as Interim President and Chief Executive Officer of Deltic from October 2016 to March 2017, prior to Deltic’s merger with Potlatch Corporation to form PotlatchDeltic Corporation in February 2018. Since February 2018, Mr. Leland has served as a director of PotlatchDeltic Corporation (NASDAQ: PCH), a timberland real estate investment trust. Mr. Leland has also served on the board of directors of Kinetik Holdings Inc. (NYSE: KNTK), a midstream company, since February 2022. Mr. Leland served on the board of directors of Kanye Anderson Acquisition Corporation, a SPAC that was then-traded on the NYSE, from March 2017 until its merger in November 2018 with Apache Corporation to create Altus, a Permian-to-Gulf Coast midstream company that was then-traded on Nasdaq; Mr. Leland then served on the board of directors of Altus from November 2018 until February 2022, when it merged with BCP Raptor Holdco LP to create Kinetik Holdings Inc. Also, Mr. Leland previously served on the board of directors of Equitrans, a midstream company that was then-traded on the NYSE, from January 2020 until July 2024, when Equitrans merged with EQT, the board of directors of the general partner of Oiltanking Partners, L.P., a company providing terminaling, storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas that was formerly traded on the NYSE, the board of directors of KiOR, Inc., a renewables fuel company formerly traded on Nasdaq, and the board of directors of the general partner of El Paso Pipeline Partners, L.P, an energy master limited partnership formerly traded on the NYSE. Other prior positions that Mr. Leland has held include Executive Vice President and Chief Financial Officer of El Paso, a natural gas and energy company formerly traded on the NYSE, President of El Paso’s midstream business unit, and Vice President and Chief Operating Officer as well as Vice President and Controller of the general partner of GulfTerra Energy Partners, L.P., an energy master limited partnership formerly traded on the NYSE. Mr. Leland earned a Bachelor of Business Administration in Finance and Economics from the University of Puget Sound.

We believe Mr. Leland’s extensive operational and financial experience, including in the energy industry, and his experience on the boards of directors of multiple public companies makes him well-qualified to serve on the board.

David Savett, one of our director nominees, has over 20 years of experience in finance, investing, and trading. Mr. Savett is a Senior Advisor to Mercuria, a role he has held since April 2025, where he focuses on capital strategies and partnerships across the firm’s investment portfolio and broader investment activities. He advises the Chief Investment Officer on sourcing, structuring, managing, and exiting investments, as well as identifying funding and strategic partnership opportunities. Mr. Savett is a Managing Partner at Dock Square Capital, a merchant banking firm, which he helped found in 2016. He played a key role across the firm’s buildout, principal investing and operational activities. Mr. Savett joined Dock Square’s predecessor, Britton Hill, in 2013, serving as a Managing Partner until 2020, where he accelerated the buildout of the firm’s principal investing and advisory platforms. Mr. Savett is also currently Co-Founder and Managing Partner of Fort James Holdings LLC, a family office holding company. Earlier in his career, Mr. Savett was part of the Global Commodities Group at Credit Suisse, where he led physical natural gas and Texas electricity trading. He was also a core member of the Commodity Linked Finance Group, delivering innovative commodity solutions to the bank’s investment banking clients. Prior to that, he held roles in energy trading and investment banking at Bank of America. Mr. Savett has served on the boards of NYSE-listed Dorian LPG and privately held Inflection Energy. Mr. Savett earned a bachelor’s degree from Emory University in 2003.

We believe Mr. Savett’s experience as an investment professional and individual who serves and has served on multiple boards of directors of both public and private companies makes him well-qualified to serve on the board.

We believe our management team and board are well positioned to take advantage of the growing set of investment opportunities focused in the energy value chain and that our contacts and relationships will allow us to generate an attractive transaction for our shareholders.

The past experience or performance of the members of our management team and/or their affiliates, including Rice I and Rice II, Rice Investment Group and Mercuria is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record or the performance of our management team or their affiliates, including Rice I and Rice II, Rice Investment Group and Mercuria or any of their affiliates’ or managed fund’s performance as indicative of our future performance. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information.

Our Sponsor

Our sponsor, Rice Acquisition Sponsor 3 LLC, is a Delaware limited liability company entity controlled by its two members, Rice Sponsor and Mercuria Sponsor, and is an affiliate of Rice Investment Group and Mercuria. The partnership between Mercuria and the Rice Investment Group is the product of a long-standing relationship between senior leadership at both firms. We expect that Mercuria’s market intelligence and broad touch points across energy will complement the Rice family’s track record in public company management and deal execution. Additionally, Mercuria’s commercial abilities may unlock value in a business combination. The teams at Rice Investment Group and Mercuria have extensive experience in the SPAC universe and have collaborated on fundamental, bottoms-up research and idea generation across energy subsectors.

Rice Investment Group

For approximately 20 years, the Rice family and certain members of our management team have built a successful track record through a disciplined investment framework with expertise that spans across the energy industry, including through Rice Investment Group. Rice Investment Group is a multi-strategy investment fund that has deployed several hundred million dollars since its founding in 2018. The fund is controlled by the Rice family and certain other members of our management and is focused on a diverse array of energy-related investments. As a result of their investment activities, certain members of our management team and Rice Investment Group have developed deep industry relationships across the entire energy value chain, including the upstream and midstream sectors as well as the alternative energy and renewables sectors and companies providing services or components to these sectors. We believe the reputation and expertise of Rice Investment Group and our management team in the energy industry will make us a preferred partner for potential business combination targets. Toby Z. Rice, the President and Chief Executive Officer of EQT, will not participate in the management of us or our sponsor. Please see below for more detail on the history of the Rice family.

In 2007, the Rice family founded and served as executive officers of Rice Energy, an Appalachian Basin-focused natural gas operator, and Rice Midstream, an operator of large-scale natural gas and water infrastructure. One of our director nominees, our Chief Executive Officer and our Chief Financial Officer served in senior leadership positions at Rice Energy. Rice Energy quickly grew to become one of the largest producers of natural gas in the United States and completed its $1 billion initial public offering in January 2014. Nine months later, its midstream assets were spun off into Rice Midstream, a tax-efficient master limited partnership, and taken public via initial public offering in December 2014. The growth of Rice Energy and Rice Midstream was fueled both organically and by large-scale acquisitions of strategic targets. Rice Energy was acquired by EQT in 2017 for $8.2 billion, forming the largest natural gas operator in the United States, and Rice Midstream was acquired by EQM for $2.4 billion in 2018. We believe these businesses played a critical role in lowering carbon emissions by displacing coal with a growing supply of low-cost, cleaner burning U.S. natural gas. We believe our team’s track record of building Rice Energy and Rice Midstream demonstrate our ability to successfully establish, build and grow large scale businesses in growing industries while generating peer leading returns for shareholders and contributing to lower U.S. emissions.

Subsequent to the sales of Rice Energy and Rice Midstream, one of our director nominees and our Chief Executive Officer co-founded Rice Investment Group, a multi-strategy fund controlled by the Rice family and certain members of our management focused on a diverse array of energy-related investments, including oil and gas exploration and production, oil and gas midstream, oilfield services and manufacturing, software and technology companies supporting the energy sector, renewable natural gas production LNG, data centers, and lithium extraction. Rice Investment Group maintains a long-term investment horizon and has relied upon the experience, breadth of knowledge and vision of its management team to find, create and invest in compelling long-term energy opportunities.

Certain members of our team also have experience transforming underperforming businesses. Following a year of disappointing operational results and poor shareholder returns at EQT, in response to inquiries from other EQT shareholders, the Rice Team, including one of our director nominees and our Chief Executive Officer, conducted a shareholder campaign to revamp the strategic direction of EQT and elect a new majority slate of directors to EQT’s board of directors. In July 2019, over 80% of EQT’s shareholders voted to install the Rice Team’s director nominees. The Rice Team, working in conjunction with the EQT board of directors and management, executed on a 100-day plan to transform EQT into a peer leader in capital efficiency. EQT has reported that it decreased per unit capital costs, renegotiated key service arrangements to reduce per unit operating expenses, streamlined the organizational structure to reduce general and administrative expenses, and installed numerous enterprise applications as part of a digital transformation to support further evolution of EQT’s business processes. The experience of certain members of our team at EQT demonstrates our ability to rapidly transform a business plagued by poor operational performance into a peer leader.

Mercuria

Mercuria is one of the world’s leading independent energy, metals and commodity trading firms, with annual gross revenues exceeding $100 billion over the last few years and a global investment platform. Mercuria is led by its co-founders, Marco Dunand and Daniel Jaeggi, and has a team of over 1,200 professionals. Mercuria has a presence in six continents, including offices in various global financial centers, such as Geneva, Houston, Singapore, London, Athens, Dubai, Shanghai, Greenwich, Johannesburg, Sydney, Tokyo and Lima. The firm has an investment-grade credit profile and achieved a strong record of profitability.

The Mercuria team specializes in commodity trading, structured products and investments, integrating a wide variety of physical and derivative trading businesses with a diversified global asset base. Mercuria’s commercial activities and investments span across many industries, including crude and refined products, natural gas and LNG, power, metals, shipping, biofuels, and carbon. Mercuria’s culture of collaboration and deep cross-commodity expertise allow the firm to leverage relationships and information in a highly effective manner. The firm’s trading and investment professionals have successfully navigated decades of global commodity price cycles, providing a unique perspective for business due diligence and opportunity analysis.

The Mercuria team has executed on and realized successful investments across the energy value chain, leveraging their sector experience as well as their expertise in creating and capturing growth opportunities for their portfolio companies. Below are some example investments that highlight Mercuria’s ability to unlock value through strategic capital deployment and growth-oriented management.

In December 2016, Mercuria began Pin Oak: its partnership with Dauphine Midstream, a portfolio company of Engine No. 1, to build a U.S. Gulf Coast liquids terminalling and midstream business. The first asset was the Pin Oak Mt. Airy terminal, a greenfield refined products terminal with fuel storage and multiple pipeline interconnections and marine access. After raising project financing, completing construction, and achieving full commercial operations, the asset was ultimately sold to MPLX in 2018. Pin Oak is currently actively developing and operating other terminal assets.

In December 2020, Mercuria purchased a majority stake in Beyond6, Inc. from HC2 Holdings, Inc. Beyond6 is an operator of gas stations for trucking fleets running on renewable and compressed natural gas. The Beyond6 asset was sold to Chevron Corporation (NYSE: CVX) in November 2022. Mercuria believes this investment is representative of the firm’s superior expertise in acquiring and developing standalone businesses into companies that will advance growth in energy.

Below are additional examples of Mercuria’s successful private investment track record:

•        Broad Reach Power: A leading U.S. utility-scale battery storage platform that develops, owns and operates energy storage and hybrid storage-plus-renewables projects and sold its battery storage business to ENGIE in August 2023.

•        CapturePoint: A carbon capture, transportation and sequestration business with producing EOR assets and Class IV wells under development for permanent sequestration of anthropogenic CO2.

•        Parliament Energy: A partnership between EnCap and Mercuria that develops, owns, and will operate renewable and co-located storage assets, with its first project being a 640 MW utility-scale solar project in ERCOT that is expected to be operational in 2025.

We believe that this partnership is well-positioned to identify attractive risk-adjusted returns in the marketplace and execute a successful business combination. Mercuria’s global reach and commercial teams complement Rice Investment Group’s operational acumen and deal expertise, and the combined industry relationships of the two firms are expected to enable us to pursue a broad range of opportunities.

Past performance of the Rice family, Rice Investment Group, Mercuria, Rice I, Rice II or our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of the Rice family, Rice Investment Group, Mercuria, Rice I, Rice II or our management’s performance as indicative of our future performance. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information. See “Principal Shareholders” for more information on our sponsor and its controlling persons.

Market Opportunity

We intend to focus our search for a target business in the energy sector. Specifically, although we may pursue an acquisition opportunity in any business industry or sector, we plan to concentrate our search on the areas of upstream oil and gas, power generation, energy infrastructure, and critical metals and minerals. Our management’s history and track record of owning and building successful energy companies provides us with unique and differentiated insights into how the energy value chain is changing to accommodate the growing and increasingly dynamic energy demands of the future.

Electricity demand is projected to grow nearly 50% by 2040, driven primarily by new industrial demand and AI computing needs. We believe this rapid growth requires a multi-pronged strategy of developing natural resources, rapidly deploying reliable power generation both on- and off-grid, constructing new energy infrastructure, and securing U.S. dominance in data centers, metals and mining, and manufacturing.

While demand for natural resources continues to rise, new sources of supply remain constrained. Natural gas is increasingly critical for meeting power demand from data centers, industrial growth, and LNG exports. Oil demand is expected to grow modestly, but high-quality unconventional inventories are dwindling. To satisfy this demand, we believe an opportunity exists to consolidate and grow production in non-core unconventional basins. In addition, we believe in the opportunity to increase production in conventional basins by employing low-risk, high-return development opportunities such as multi-laterals and EOR.

The surge in power demand underscores the need for reliable, dispatchable power with a particular emphasis on speed to market. We believe there is an opportunity to aggregate and optimize underutilized brownfield power assets. In addition, various clean, firm technologies including geothermal, nuclear, and waste-to-power are likely to play a key role in long-term power needs.

The expansion of energy production, power generation, and LNG exports requires significant investment in energy infrastructure. We see opportunity in consolidating natural gas brownfield and greenfield storage projects to enable LNG growth and reduce grid volatility. In addition, certain large-scale CO2 infrastructure assets enable the expansion of EOR and carbon sequestration. Select greenfield LNG developments in the U.S. and Canada may also represent attractive opportunities.

Finally, securing U.S. leadership in data centers, metals and mining, and onshore manufacturing is becoming a strategic national priority. Favorable trade dynamics, geopolitical conditions, and supportive government incentives are fueling investment in these areas, creating opportunities aligned with our platform.

Business Strategy

Our acquisition and value creation strategy will be to identify, acquire and, after our initial business combination, build a company whose principal effort is functioning efficiently within the energy value chain while generating attractive risk-adjusted returns for our shareholders. Our acquisition strategy will leverage our management team’s, Rice Investment Group’s and Mercuria’s network of potential proprietary and public transaction sources where we believe a combination of our relationships, knowledge and experience in the renewable and energy industries could effect a positive transformation or augmentation of existing businesses or properties. Our goal is to build a focused business with multiple competitive advantages that have the potential to improve the target business’s overall value proposition. We plan to utilize the network and industry experience of our management team, Rice Investment Group and Mercuria in seeking an initial business combination and employing our acquisition strategy. Over the course of their careers, the members of our management team and their affiliates, including Rice Investment Group and Mercuria, have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of acquisition opportunities. In addition to industry and lending community relationships, we plan to leverage relationships with management teams of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. Upon completion of this offering, members of our management team will communicate with their networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing potentially interesting leads.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet these criteria and guidelines. We intend to acquire target businesses that we believe:

•        operate in high-growth, large addressable markets with favorable long-term market dynamics;

•        display differentiated business attributes and/or product offerings that provide us confidence on the long-term prospects and profitability of the company;

•        are fundamentally sound and can benefit from a partnership with us by leveraging the operational, transactional, financial, managerial and investment experience of our management team, Rice Investment Group and Mercuria;

•        can utilize the extensive networks and insights that our management team, Rice Investment Group and Mercuria have built in energy and commodities;

•        are at an inflection point, such as requiring additional management expertise, are able to innovate through new operational techniques, or we can drive improved financial performance;

•        exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company’s growth strategy, which we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•        will offer an attractive risk-adjusted return for our shareholders.

Potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.

As described in more details below under “— Other Consideration and Conflicts of Interest” and in the section titled “Management — Conflicts of Interest,” we are not prohibited from pursuing an initial business combination with or from a company that is affiliated with our sponsor, officers or directors, including a portfolio company of Rice Investment Group or Mercuria, or from entering into an agreement with our sponsor, officers or directors or their affiliates with respect to the operation of any business we acquire in connection with the initial business combination. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Such conflicts of interest in connection with a business combination with a business affiliated with our sponsor, executive officers or directors include conflicts related to the additional fiduciary and contractual duties that our officers or directors may have (as further described in the next paragraph) and conflicts resulting from our officers’ and directors’ indirect ownership in the founder securities and private placement warrants held by our sponsor and the effective price at which such securities were purchased by the sponsor and which may result in the selection of an acquisition target that subsequently declines in value and is unprofitable for public shareholders (while still profitable from our sponsor’s, directors’ and officers’ perspective) instead of not consummating a business combination at all or with a different business combination target. See “— Other Consideration and Conflicts of Interest” for more information.

Our founders, officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future SPACs they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Rice Investment Group, Mercuria and certain companies in which Rice Investment Group, Mercuria or such entities have invested. As a result, if any of our founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future SPACs they may be involved in and any current or future Rice Investment Group or Mercuria funds or other investment vehicles), he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to Rice Investment Group or Mercuria may be suitable for both us and a current or future Rice Investment Group or Mercuria fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, may first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Rice Investment Group, Mercuria, our respective founders or any members of our board who are also employed by Rice Investment Group or Mercuria or their respective affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of those entities.

Although affiliates of our founders, directors and officers or entities, to which they have fiduciary obligations, including Rice Investment Group or Mercuria or certain of their current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Rice Investment Group or Mercuria, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g., companies in the energy or energy-related industries seeking to go public) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing SPAC or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our founders, directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

Further, members of our management team or board may directly or indirectly own founder securities, sponsor securities, ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our sponsor acquired the Class B units of Opco and sponsor securities prior to this offering for approximately $0.003 per unit while we are offering units at a price of $10.00 per unit in this offering. As a result, our sponsor and members of our board could make a substantial profit after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. See “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” for more information. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Initial Business Combination

The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination. Our board will make the determination as to the fair market value of a target business or businesses. If our board is not able to independently determine the fair market value of a target business or businesses, it will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We may pursue an acquisition opportunity jointly with our sponsor, or one or more affiliates, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies, which we refer to as an Affiliated Joint Acquisition. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities. Our sponsor and its affiliates have no obligation to make any such investment and may compete with us for potential business combinations. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing shareholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our founder securities, issuances or deemed issuances of our Class A ordinary shares or equity-linked securities would result in an adjustment to the number of Class A units of Opco into which the Class B units of Opco are expected to convert (unless the holders of a majority of the outstanding founder securities agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder securities have been exchanged for our Class A ordinary shares, the aggregate number of our Class A ordinary shares received by our initial shareholders in exchange for founder securities would equal, on an as-converted basis, approximately 25% of the sum of the total outstanding ordinary shares upon the completion of this offering plus all of our Class A ordinary shares and equity-linked securities issued or deemed issued in connection with, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the business combination (excluding (i) any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and (ii) any shares issuable upon exercise of any warrants).

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to additional forward purchase agreements, non-redemption or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. Such financing could impact unaffiliated security holders in several ways. For instance, if equity or convertible securities are issued, it may dilute the ownership interests of unaffiliated security holders, reducing proportional voting power and economic interest. The issuance of additional securities could also adversely affect the market price of our securities, particularly if the terms are unfavorable. If debt financing is incurred, the resulting financial obligations could limit operational flexibility and negatively impact the value of existing securities. Additionally, financing through new securities may alter the security holder base and impact control dynamics. As of the date of this prospectus, although we do not intend to seek additional financing at this time, if needed at some point in the future, we will carefully evaluate financing options. For more information, see “Dilution” and “Risk Factors — We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.”

We anticipate structuring our initial business combination either (i) in such a way so that we will control 100% of the equity interests or assets of the target business or businesses or (ii) in such a way so that we control less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, including an Affiliated Joint Acquisition as described above. However, we will only complete a business combination if we control 50% or more of the outstanding voting securities of the target or otherwise are not required to register as an investment company under the Investment Company Act. Even if we control 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that is controlled is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions, and we will treat the target businesses together as the initial business combination for seeking shareholder approval or for purposes of a tender offer, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. Further, as the competition for attractive business combination targets increases, the availability of attractive targets may become more scarce. Because of our limited resources and such increased competition for business combination opportunities, including from other SPACs or other entities having a similar business objective to us, it may be more difficult for us to complete our initial business combination or negotiate attractive terms for our initial business combination. Depending on who our competitors will be when negotiating a business combination transaction, we may also be at a competitive disadvantage in successfully negotiating an initial business combination. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless” for more information.

Pursuant to a letter agreement to be entered with us, each of our sponsors, directors and officers has agreed to restrictions on its ability to transfer, assign or sell founder securities, private placement warrants, Opco units and public units (if any are purchased in connection with the offering), as summarized in the table below. See “Securities Eligible for Future Sale — Rule 144” for more information on non-contractual resale restrictions.

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions
Public units, Class A ordinary shares, founder securities, sponsor securities, warrants and underlying securities

Agreement to not, without the prior written consent of the representatives of the underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, any units, Class A ordinary shares, founder securities, sponsor securities, warrants or any securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares or Class A units of Opco owned by him, her or it; provided, however, that the foregoing shall not apply to transfers to the sponsor by our founders, directors and officers, Rice Investment Group and/or Mercuria, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, Class A ordinary shares, founder securities, sponsor securities, warrants or any securities convertible into, or exercisable, or exchangeable for,

		Our sponsor, directors and officers	N/A

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions

Class A ordinary shares or Class A units of Opco owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (a) or (b) for a period of 180 days after the effective date of the underwriting agreement. Such transfer restrictions shall not prohibit the exchange of Class B units of Opco for Class A units of Opco in connection with the consummation of an initial business combination.

Founder securities

No Transfer, until the earlier of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor, directors and executive officers with respect to any founder securities. Such transfer restrictions shall not prohibit the exchange of Class B units of Opco for Class A units of Opco in connection with the consummation of an initial business combination.

Our sponsor, directors and officers

Restrictions are not applicable to transfers (i) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor or any employees of such affiliates, (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder securities, private placement warrants, Opco units or Class A ordinary shares, as applicable, were originally purchased, (vi) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions

sponsor’s operating agreement, (vii) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor, (viii) to the company for no value for cancellation in connection with the consummation of our initial business combination, (ix) in the event of our liquidation prior to the completion of our initial business combination or (x) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (i) through (vii) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any founder securities and private placement warrants (including their underlying securities). Further, despite the 30 day Transfer restriction after the date of the initial business combination that is described under the column “Transfer Restrictions” to the left of this

Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Transfer Restrictions	Exceptions to Transfer Restrictions

column, the underwriting agreement authorizes registration with the SEC pursuant to the registration rights agreement among us and our initial shareholders of the resale of the founder securities, the private placement warrants (including any private placement warrants issued upon conversion of working capital loans) and their underlying securities, the exercise of the private placement warrants and the public warrants and the Class A ordinary shares issuable upon exercise of such warrants or conversion of founder securities.

Private placement warrants and underlying securities

No Transfer of any private placement warrants, or Class A ordinary shares or Class A units, if applicable, of Opco underlying such warrants until 30 days after the completion of an initial business combination.

		Our sponsor, directors and officers	Same as above.
Public units and underlying securities (if any are purchased in connection with the offering)

No Transfer of any Class A ordinary shares, Class B ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 30 days after the completion of our initial business combination.

		Our sponsor, directors and officers	Same as above.

The letter agreement also provides that the sponsor and each director and officer agree to vote any founder securities, sponsor securities and any public shares they may own in favor of a proposed initial business combination if we seek shareholder approval for such business combination and in favor of any proposals recommended by our board in connection with such business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Further, our sponsor, directors and officers also agree not to redeem any public shares they may hold in connection with such shareholder approval. The letter agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (i) each director and officer signatory to the letter agreement with respect to herself or himself, as applicable, to the extent she or he are the subject of any such change, amendment, modification or waiver, (ii) us, and (iii) our sponsor. Changes, amendments, modifications or waivers to the sale restriction that lasts for 180 days after the effective date of the underwriting agreement will require the written consent of the representatives of the underwriters of this offering. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Certain agreements related to this offering may be amended or waived without shareholder approval” for more information.

In order to facilitate our initial business combination or for any other reason determined by our sponsor, our sponsor may, with our consent, (i) surrender or forfeit, transfer or exchange our founder securities, private placement warrants or any of our other securities held by it, including for no consideration in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions and (iii) enter into any other arrangements with respect to any such securities.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder securities and private placement warrants or membership interests in our sponsor in a transaction in which the sponsor, Rice Investment Group or Mercuria removes itself as our sponsor before identifying a business combination. As a result, there is a risk that Rice Investment Group or Mercuria and their respective affiliates, our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Kyle Derham, Jamie Rogers and Anne Cameron. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Forward Purchase Agreement

In contemplation of this offering, we have entered into a forward purchase agreement with Rice Sponsor and Mercuria Sponsor, whereby they have agreed to purchase 3,000,000 Class A ordinary shares and 7,000,000 Class A ordinary shares, respectively, at a price of $10.00 per share for an aggregate purchase price of $100,000,000 in a private placement that will close substantially concurrently with the consummation of our initial business combination.

The forward purchases are intended to provide us with appropriate funding for our initial business combination, and the funds from the sale of the forward purchase shares will be used to fund a portion of the purchase price of the initial business combination and/or for the working capital needs of the post-business combination company. The obligation to purchase forward purchase shares under the forward purchase agreement is independent of the percentage of shareholders electing to redeem their public shares and will provide us with an increased minimum funding level for the initial business combination. The participation by both Rice Sponsor and Mercuria Sponsor in the forward purchase agreement is intended to foster partnership and alignment between the two parties (and their respective affiliates) by providing an opportunity for both to share in the potential upside of any successful business combination. We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreements.

Each of Rice Sponsor and Mercuria Sponsor, both of whom are members of our sponsor, may transfer the obligation to purchase the forward purchase shares, in whole or in part, to their respective forward transferees, provided that upon such transfer, the forward transferees assume the rights and obligations of Rice Sponsor or Mercuria Sponsor, as applicable. In addition, Mercuria Sponsor may terminate its commitment to purchase forward purchase shares at any time in its sole discretion, and as such, there can be no assurance that Mercuria Sponsor will acquire any forward purchase shares. In the event of such termination, in connection with the consummation of our initial business combination, 100% of Mercuria Sponsor’s membership interest in our sponsor will be automatically redeemed by our sponsor in exchange for a distribution to Mercuria Sponsor in an amount in cash equal to its unreturned capital contributions with respect to our sponsor.

The terms of the forward purchase shares are expected to generally be identical to the terms of the Class A ordinary shares being issued in this offering, except that the forward purchase shares will be subject to certain transfer restrictions, as described herein. In addition, as long as the forward purchase shares are held by Rice Sponsor, Mercuria Sponsor or the forward transferees, they will have certain registration rights.

Other Considerations and Conflicts of Interest

We are not prohibited from pursuing an initial business combination with or from a company that is affiliated with our sponsor, officers or directors, including a portfolio company of Rice Investment Group or Mercuria, or from entering into an agreement with our sponsor, officers or directors or their affiliates with respect to the operation of any business we acquire in connection with the initial business combination. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Compensation of Our Sponsor, Our Sponsor’s Affiliates and Our Directors and Officers

The table below summarizes (i) the number of founder securities, sponsor securities and private placement warrants issued or to be issued to our sponsor simultaneously with the consummation of this offering and the price paid or to be paid by our sponsor for such securities and (ii) the main items of compensation received or eligible to be received by our sponsor, our sponsor’s affiliates and our or their respective directors and officers:

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
Sponsor

9,487,500 founder securities (which consists of 9,487,500 Class B units of Opco and 9,487,500 corresponding Class B ordinary shares of the Company; 1,237,500 of such Class B units of Opco and corresponding Class B ordinary shares are subject to forfeiture depending on the extent to which the underwriters exercise their over-allotment option) and 2,600 sponsor securities (which consists of 100 Class A units of Opco, 100 corresponding Class B ordinary shares and 2,500 Class A ordinary shares)(1)

$26,000 in the aggregate or approximately $0.003 per unit

If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares and Class B units of Opco immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants)

Increase or decrease of the Class B ordinary shares and Class B units of Opco if the size of this offering is increased or decreased
	8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full)	$8,750,000 in the aggregate at a purchase price of $1.00 per private placement warrant (or $9,500,000 in the aggregate if the underwriters’ over-allotment option is exercised in full)
	$20,000 per month	Office space, secretarial and administrative services and certain legal expenses of our sponsor or related to its formation
	Up to $300,000	Repayment of loans made to us to cover offering-related and organizational expenses

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
Sponsor and any other holders of founder securities	Anti-dilution protection conversion upon conversion into Class A ordinary shares at a greater than one-to-one ratio(1)	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder securities on a greater than one-to-one basis upon conversion
Sponsor, our directors or officers, or our or their affiliates

Up to $1,500,000 in working capital loans by our sponsor, our sponsor’s affiliates and our directors or officers. Such loans may be converted at the option of the lender into private placement warrants at a conversion price of $1.00 per warrant(2)

Working capital loans to fund working capital deficiencies or finance transaction costs in connection with an initial business combination

Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.(3)

Services in connection with identifying, investigating and completing an initial business combination

__________

(1)      The founder securities and sponsor securities, and Class A ordinary shares issuable in connection with the exchange of the founder securities and sponsor securities, may result in material dilution to our public shareholders due to the nominal price of approximately $0.003 per unit at which our sponsor purchased the founder securities and sponsor securities and/or the anti-dilution rights of our founder securities that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. The Class B ordinary shares held by our sponsor comprise a portion of the founder securities and the sponsor securities. For each Class B ordinary share there is a corresponding Class A or Class B unit of Opco. In connection with our initial business combination, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the Class B units of Opco are expected to convert into Class A units of Opco on a one-for-one basis, subject to adjustment as described below under “Summary — The Offering — Founder securities conversion and anti-dilution rights.” Our sponsor, directors and officers and their affiliates may receive additional compensation and/or may be issued additional securities in connection with our initial business combination, including securities that may result in material dilution to public shareholders. For more information also see below under “Summary — The Offering — Limited Payments to insiders.”

(2)      The $1.00 per private placement warrant conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lenders elect to convert their working capital loans into private placement warrants. Further, the $11.50 exercise price of the private placement warrants included in the private placement warrants issuable upon conversion of working capital loans may be significantly less than the market price of our shares at the time such private placement warrants are exercised. Similarly, depending on the market price of our shares at the time our private placement warrants are exercised, the cashless exercise feature of our private placement warrants may also result in material dilution to our public shareholders given that the cashless exercise of the warrants will not result in any cash proceeds to us and holders of our private placement warrants would pay the private placement warrant exercise price by surrendering their warrants for a number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” over the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. Therefore, such private placement warrant issuances may result in significant dilution to holders of our shares. For more information also see “Risk Factor — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination — We may issue our ordinary shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our ordinary shares at that time” and “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.”

(3)      For more information, also see “Effecting Our Initial Business Combination — Sources of Target Businesses,” “Management — Executive Officer and Director Compensation” and “Certain Relationships and Related Party Transactions.”

Affiliates of Rice Investment Group, Mercuria and certain members of our board will directly or indirectly own founder securities and private placement warrants (including their underlying securities) following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Rice Sponsor, Mercuria Sponsor and Mr. Derham (a member of Rice Sponsor) may be considered to have a material interest in our sponsor due to their economic interest in our sponsor of approximately 50% for each of Rice Sponsor and Mercuria Sponsor and 7% for Mr. Derham through his investment in Rice Sponsor. The low price that our sponsor, certain officers and directors (directly or indirectly) paid for the founder securities creates an incentive whereby they could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we do not complete our initial business combination within the completion window, the founder securities and private placement warrants held by our sponsor may lose most of their value, which could create an incentive for our sponsor, officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Similarly, additional conflicts of interests may arise and incentives may be created to select an acquisition target that subsequently declines in value and is unprofitable for public shareholders instead of not consummating a business combination if (i) after the redemption of public shareholders, no assets are available outside of the trust account to repay any loans extended to us by our sponsor, affiliates of our sponsor or our officers and directors and to reimburse our sponsor and others for any out-of-pocket expenses incurred in connection with identifying, investigating and completing an initial business combination or (ii) not consummating a business combination within the allotted time may require service providers to forfeit their fees. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Other Potential Conflicts of Interest

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Our management team or board of directors is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our sponsor and its affiliates manage numerous investment vehicles which may compete with us for acquisition opportunities, and if pursued by them, we may be precluded from such opportunities for our initial business combination. In addition, our sponsor, officers and directors, as well as Rice Investment Group, Mercuria and their respective portfolio companies, may sponsor, form or participate in other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination, particularly in the event there is overlap among investment mandates. See “Risk Factors — Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination. In addition, our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

In the course of its business, affiliates of Mercuria may be party to commodity, commodity derivative, associated logistical (e.g., commodity storage, transport or process) arrangements or similar transactions with a target business. Mercuria’s position as a potential creditor to such target business would be enhanced in the event of a business combination with it or other initiatives undertaken by the target following such a business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Additionally, our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. In addition, we may pursue an Affiliated Joint Acquisition or other opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Pursuing an Affiliated Joint Acquisition opportunity with our sponsor, or one or more affiliates, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies, or other opportunity with an entity to which an officer or director has a fiduciary or contractual obligation, may present additional interests of our sponsor or our officer or director that conflicts with the interests of our public shareholders. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Although affiliates of our directors and officers or entities, to which they have fiduciary obligations, including Rice Investment Group or Mercuria or certain of their current or future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Rice Investment Group or Mercuria, as applicable, may pursue a similar target universe to us for acquisition or investment opportunities, we anticipate that the specific companies or assets that we may target (e.g., companies in the energy or energy-related industries seeking to go public) will only overlap as appropriate opportunities for such entities and persons due to their investment mandates if such potential targets also desire to enter into other debt or equity transactions with such entities and persons in connection with a going public transaction, which our potential targets may choose to effectuate via a business combination with us or without us via a business combination with a competing SPAC or the use of a more traditional initial public offering or direct listing structure. Therefore, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

To address the matters set out above, our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by law (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer or another entity, including any entities managed by Rice Investment Group, Mercuria or their respective affiliates and any companies in which Rice Investment Group, Mercuria or such entities have invested, about which any of our officers or directors acquires knowledge (we will waive any claim or cause of action we may have in respect thereof), on the one hand, and us, on the other. In addition, our amended and restated articles of association contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity.

Further, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, certain of our officers and directors may serve as an officer and/or director of other future SPACs. Moreover, our founders, officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by Rice Investment Group or Mercuria, as applicable. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by Rice Investment Group or Mercuria (including, without limitation, arising as a result of certain of our founders, officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Rice Investment Group, Mercuria and their respective affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor. See “Risk Factors — Risks Relating to Our Sponsor and Human Capital” and “Management — Conflicts of Interest” for more information on conflicts of interests.

We have until the date that is 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering, or such earlier liquidation date as our board may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, and the related amendments are implemented by the directors, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (net of permitted withdrawals, if any), divided by the number of then issued and outstanding public shares, subject to applicable law. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering pursuant to Cayman Islands law and the rules of the NYSE. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend, our sponsor may lose its entire investment in our founder securities and our private placement warrants. For more information, also see “Risk Factors — Risks Relating to our Securities — Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.”

As described under “Risk Factors — Risks Relating to Our Sponsor and Human Capital — You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available,” the holders of our warrants will not be permitted to exercise their warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available. If the issuance of the Class A ordinary shares upon exercise of our public warrants is not registered or qualified or exempt from registration or qualification, the holders of such warrants will not be entitled to exercise their warrants and the warrants may have no value and expire worthless. In such an instance, our sponsor and its permitted transferees (which may include our directors and officers) would be able to exercise their private placement warrants (given the private placement warrants are exercisable for cash or “cashless” at the option of our sponsor and its permitted transferees) and our sponsor and its permitted transferees may sell the Class A ordinary shares issuable upon exercise of such private placement warrants while holders of our public warrants would not be able to exercise their warrants and sell the Class A ordinary shares issuable upon exercise.

Further, if and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under applicable state securities laws and even if an exemption from such registration or qualification is not available. As a result, we may redeem our public warrants even if the public holders are otherwise unable to exercise their public warrants. Also see “Risk Factors — Risks Relating to Our Sponsor and Human Capital — We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless” for more information. In addition, the ability to redeem our public warrants could create conflicts of interest as it limits the potential upside of holders of our public warrants while our non-redeemable private placement warrants remain outstanding and become more valuable as our share price increases. Our management team may also require holders to exercise their warrants on a “cashless” basis, which would reduce the number of Class A ordinary shares received by a holder upon exercise of their warrants and thereby reduce the potential equity “upside” of a public holder’s investment in us. For more information, also see “Risk Factors — Risks Relating to Our Sponsor and Human Capital — Our ability to require holders of our public warrants to exercise such warrants on a cashless basis after we call the public warrants for redemption or if there is no effective registration statement covering the issuance of Class A ordinary shares issuable upon exercise of these public warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to pay the exercise price of their public warrants in cash.”

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company), Opco units (and corresponding Class B ordinary shares) or for a combination of our Class A ordinary shares, Opco units (and corresponding Class B ordinary shares) and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its equity as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th.

Financial Position

With funds available for a business combination initially in the amount of $241,250,000, after payment of the estimated expenses of this offering, anticipated working capital expenses, and $8,750,000 of deferred underwriting fees (or $277,437,500 after payment of the estimated expenses of this offering and $10,062,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing or other sources. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to additional forward purchase agreements, non-redemption or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. Such financing could impact unaffiliated security holders in several ways. For instance, if equity or convertible securities are issued, it may dilute the ownership interests of unaffiliated security holders, reducing proportional voting power and economic interest. The issuance of additional securities could also adversely affect the market price of our securities, particularly if the terms are unfavorable. If debt financing is incurred, the resulting financial obligations could limit operational flexibility and negatively impact the value of existing securities. Additionally, financing through new securities may alter the security holder base and impact control dynamics. As of the date of this prospectus, although we do not intend to seek additional financing at this time, if needed at some point in the future, we will carefully evaluate financing options.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various affiliated and unaffiliated sources, including, investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since some of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates and other affiliated sources may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or their respective affiliates be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). We have agreed to pay our sponsor or an affiliate of our sponsor a total of $20,000 per month for office space, secretarial and administrative support and certain legal expenses of our sponsor or related to its formation, and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-business combination company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with or from a company that is affiliated with our sponsor, officers or directors, including a portfolio company of Rice Investment Group or Mercuria, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors or their affiliates, including Rice Investment Group or Mercuria and/or one or more of their respective portfolio companies. We are also not prohibited from entering into an agreement with our sponsor, officers or directors or their affiliates with respect to the operation of any business we acquire in connection with the initial business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including other entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Additionally, our sponsor, officers, and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. See “Management — Conflicts of Interest.”

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or their respective affiliates, for services rendered to or in connection with our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under the NYSE’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue Class A ordinary shares, or securities convertible or exercisable for Class A ordinary shares including Opco units (and corresponding Class B ordinary shares), that will be equal to or in excess of 20% of the number of our ordinary shares or voting power then outstanding;

•        any of our directors, officers or substantial security holders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of our Class A ordinary shares to be issued, or if the number of our Class A ordinary shares into which the securities may be convertible or exercisable, exceeds either (i) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors or officers (ii) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•        the issuance or potential issuance of our Class A ordinary shares or securities convertible or exercisable for Class A ordinary shares, including Opco units (and corresponding Class B ordinary shares) will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and reasons, which include a variety of factors, including, but not limited to:

•        the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•        the expected cost of holding a shareholder vote;

•        the risk that the shareholders would fail to approve the proposed business combination;

•        other time and budget constraints of the company; and

•        additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions with Respect to Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares, subject to compliance with applicable law and the rules of the NYSE. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the public warrant holders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder securities and sponsor securities held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them in connection with the completion of our initial business combination. In connection with the redemption of any public shares, a corresponding number of Class A units of Opco held by us will also be redeemed.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with the NYSE rules.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their founder securities and public shares in favor of our initial business combination (other than public shares purchased after the company publicly announces its intention to engage in such proposed initial business combination). As a result, in addition to our initial shareholders’ founder securities and sponsor securities, assuming all issued and outstanding ordinary shares are voted and the underwriters’ over-allotment option is not exercised, we would need 8,373,701, or approximately 33.5%, of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Assuming only the minimum number of shares representing a quorum are voted and the underwriters’ over-allotment option is not exercised, we would not need any of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved.

Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. In addition, pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder securities and sponsor securities held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them in connection with the completion of a business combination.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as “Excess Shares,” without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only 24 months from the closing of this offering, with one three-month extension at the option of our sponsor, to consummate an initial business combination. If we have not consummated an initial business combination within such completion window, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within the completion window. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder securities and sponsor securities held by them are not entitled to liquidating distributions from the trust account, and they will not be entitled to any such rights to liquidating distributions for any founder securities or sponsor securities if we fail to consummate an initial business combination within the completion window. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100%

of our public shares if we do not complete our initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $2,500,000 held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The representatives of the underwriters will not execute an agreement with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay tax obligations of the company, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the representatives of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay tax obligations of the company, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $2,500,000 following this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,250,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,250,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within the completion window, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if we Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not consummated an initial business combination within the completion window:

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares, subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

If we have not consummated an initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account (net of permitted withdrawals, if any and less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the private warrants be deposited in a trust account located in the United States. Approximately $250 million of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee.

Approximately $212,625,000 of the offering proceeds, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The approximate $250 million of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any income taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

The NYSE rules require that our initial business combination must occur with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust) at the time of our signing a definitive agreement in connection with our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and public warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

No trading of the units or the underlying Class A ordinary shares and public warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a

	Terms of Our Offering	Terms Under a Rule 419 Offering

limitations described herein. We may not be required by applicable law or stock exchange listing requirement to hold a shareholder vote. If we are not required by applicable law or stock exchange listing requirement and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline

If we have not consummated an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of the

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Release of funds

Except for the withdrawal of interest income (if any) for permitted withdrawals, if any, none of the funds held in trust will be released from the trust account until the earliest of:

(i)     the completion of our initial business combination,

(ii)    the redemption of our public shares if we have not consummated an initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering, subject to applicable law, and

(iii)   the redemption of our public shares properly tendered in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months (or 27 months if our sponsor exercises its three-month extension option) from the closing of this offering.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Comparison of This Offering to Offerings by Other Special Purpose Acquisition Companies

While our Up-C structure differs from the structure of other special purpose acquisition companies, the terms of this offering are generally consistent with those of other special purpose acquisition companies. The following table compares the terms of this offering to the typical terms of offerings by other special purpose acquisition companies. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of offerings by other special purpose acquisition companies, and that the underwriters will not exercise their over-allotment option.

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
Units	We are offering units at an offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and a fraction of a warrant to purchase one Class A ordinary share at $11.50 per share.	Same.
Warrants

The warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation.

Same.
Founder securities

Our sponsor acquired a number of Class B units of Opco for no consideration and a corresponding number of our Class B ordinary shares for a small amount; such units and shares together will represent approximately 25% of the total outstanding ordinary shares after this offering (excluding any shares issuable upon exercise of any warrants).

Same, except that Opco does not exist, so the sponsor acquires a number of our Class B ordinary shares that will collectively represent 20% of the total outstanding equity after this offering, for a small amount.

Sponsor securities	Our sponsor acquired 100 Class A units of Opco (together with a corresponding number of Class B ordinary shares) and 2,500 Class A ordinary shares for a small amount.	Not applicable.
At Risk Capital	Our sponsor will purchase warrants for an aggregate purchase price equal to 2% of the gross proceeds from this offering plus $3,750,000.	Same.
Private Placement Warrants

Each private placement warrant will be exercisable to purchase for $11.50 one of our Class A ordinary shares or, in certain circumstances, one Class A unit of Opco (together with a corresponding Class B ordinary share).

Same, except that Opco does not exist, so each private placement warrant is only exercisable to purchase for $11.50 one Class A ordinary share.

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
Voting Rights

Our Class A ordinary shares and Class B ordinary shares are entitled to vote on the same basis, other than, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors or transferring the company by way of continuation in a jurisdiction outside the Cayman Islands.

Same.
Investment of net proceeds

Rice Acquisition Corporation 3 will use the proceeds it receives from this offering to purchase Class A units and warrants in Opco. Opco will deposit approximately $250 million, or $10.00 per unit (approximately $287.5 million, or $10.00 per unit, if the underwriters’ over-allotment option is exercised in full), into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee and will use $8,750,000 to pay expenses in connection with this offering and for working capital following this offering.

Same, except that Opco does not exist, so the company directly deposits generally approximately $250 million, or $10.00 per unit (approximately $287.5 million, or $10.00 per unit, if the underwriters’ over-allotment option is exercised in full), into a trust account located in the United States and uses $8,750,000 to pay expenses in connection with this offering and for working capital following this offering.

Business combination deadline

If we do not complete an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Same, except many blank check companies do not provide the sponsor with an extension option.

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
Redemption Right

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any).

Same.
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released for permitted withdrawals, if any, the proceeds from this offering held in the trust account will not be released from the trust account until the earliest of (i) the completion of our initial business combination (including the release of funds to pay any amounts due to any public shareholders who properly exercise their redemption rights in connection therewith), (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window and (iii) the redemption of our public shares if we do not complete our initial business combination within the completion window, subject to applicable law.

Same.

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
Opco units

The Class B units of Opco are expected to convert into Class A units of Opco in connection with, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as described elsewhere in this prospectus. In addition, following our initial business combination, holders of Class A units of Opco (other than Rice Acquisition Corporation 3) will have the right, subject to certain limitations, to exchange Class A units of Opco (and a corresponding number of Class B ordinary shares) for our Class A ordinary shares on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Not applicable.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106, and our telephone number is (412) 228-1801. The cost for our use of this space is included in the $20,000 per month fee we will pay to our sponsor for office space, utilities, secretarial support and administrative services and certain legal expenses of our sponsor or related to its formation. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and public warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year covered by our second Annual Report on Form 10-K (i.e., the fiscal year ending December 31, 20            ) as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeded $250 million as of the prior June 30th, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeded $700 million as of the prior June 30th.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows (with ages as of August 29, 2025):

Name	Age	Position
J. Kyle Derham	38	Chief Executive Officer and Director
James Wilmot Rogers	45	Chief Financial Officer and Chief Accounting Officer
Anne Cameron	46	Chief Strategy Officer
Brian Falik	46	Director Nominee
Kathryn Jackson	68	Director Nominee
D. Mark Leland	63	Director Nominee
David Savett	44	Director Nominee

J. Kyle Derham — Chief Executive Officer and director since June 2025. Mr. Derham is a Partner at Rice Investment Group, where he has served since January 2018. Mr. Derham served as the Chief Executive Officer and a member of the board of directors of Rice II (NYSE: RONI), a special purpose acquisition company, from February 2022 until Rice II completed its initial business combination with Net Power in June 2023. Mr. Derham has continued to serve as a member of the board of directors of Net Power (NYSE: NPWR) since June 2023. Mr. Derham served as the Chief Financial Officer and a member of the board of directors of Rice I (NYSE: RICE), a special purpose acquisition company, from October 2020 until September 2021 when Rice I completed its initial business combination with Archaea, a renewable natural gas operator. Mr. Derham served as a member of the board of directors of Archaea Energy Inc. (NYSE: LFG) from September 2021 through December 2022, when Archaea Energy Inc. was acquired by BP Products North America Inc for $4.1 billion. Mr. Derham also served as a member of the board of directors of AirJoule Technologies Corporation (NASDAQ: AIRJ) from April 2024 to June 2025. Mr. Derham also served as a member of the board of directors of AirJoule Technologies Corporation (NASDAQ: AIRJ) from April 2024 to June 2025.

Mr. Derham, as part of the Rice Team, led the shareholder campaign in 2019 to revamp the strategic direction of EQT and successfully elect a majority slate of director candidates to the board of EQT, the largest operator of natural gas production in the United States. Following the campaign, from July 2019 through December 2021, Mr. Derham served as interim Chief Financial Officer of EQT and subsequently served as a strategic advisor to EQT. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream from January 2014 through November 2017. Through his various roles working alongside the Rice family, Mr. Derham has focused on evaluating, structuring and negotiating key acquisitions and execution of critical strategic initiatives to generate attractive risk-adjusted returns for investors. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays. Mr. Derham earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

We believe Mr. Derham’s extensive industry background and investment experience makes him well-qualified to serve on the board.

James “Jamie” Wilmot Rogers — Chief Financial Officer and Chief Accounting Officer since June 2025. Mr. Rogers is a Partner of Rice Investment Group. Mr. Rogers served as Senior Vice Present and Chief Accounting Officer & Administrative Officer, Treasurer of Rice Energy from April 2011 through November 2017. Mr. Rogers has also served as the Chief Accounting Officer of Rice II from its formation in February 2021, and as the Chief Financial Officer of Rice II from February 2022 until June 2023 when the Rice II Business Combination was completed. Mr. Rogers served as Rice I’s Chief Accounting Officer from September 2020 to September 2021 when the Rice I Business Combination was completed. Mr. Rogers led accounting, tax and human resources functions for Rice Energy, Rice Midstream and its numerous joint ventures and joint venture companies. Mr. Rogers oversaw such functions through two initial public offerings in a single calendar year (Rice Energy in January 2014 and Rice Midstream in December 2014) and through numerous asset and corporate level acquisitions totaling more than $10 billion in asset value. He also has numerous years in public accounting experience, having worked at both Ernst & Young and PricewaterhouseCoopers. Mr. Rogers earned a Bachelor of Science in Business Administration in Accounting from the University of Pittsburgh.

Anne Cameron — Chief Strategy Officer since June 2025. Ms. Cameron is Head of Public Investments at Mercuria and manages the investment portfolio of Mercuria Capital Strategies, a vehicle created by Mercuria in January 2024 to express high-conviction opportunities in the public market. Anne manages a team of fundamental analysts that works with the firm’s commodity desks and research teams to identify opportunities in energy, power, carbon, and infrastructure. Before Mercuria, Anne was the Co-Head of Equities at Hartree Partners from August 2012 through December 2023 where she managed a long-short portfolio and served on the firm’s Investment Committee. Over the course of 12 years, she made significant contributions to Hartree’s performance and investment strategies in a wide range of opportunities across the capital structure. Prior to Hartree, she worked at BNP Paribas and J.P. Morgan, where she was a publishing equity research analyst on the E&P and midstream sectors. Ms. Cameron earned a Bachelor of Arts in Economics and History from Amherst College and an MBA from Columbia Business School.

Brian Falik — Director Nominee. Mr. Falik is the Global Chief Investment Officer at Mercuria, where he leads a dedicated team of investment professionals in the strategic deployment of debt and equity capital across the energy and infrastructure industries, a position he has held since April 2024. Before joining Mercuria in January 2016, from February 2012 until September 2015, Mr. Falik served as the Global Head of Energy Capital at Noble Group, where he successfully led investment and structured transaction teams, enhancing the company’s portfolio and market position. His extensive experience also includes senior leadership roles focused on investment, structured finance, and commodities at LS Power Group, Credit Suisse, Lehman Brothers, and Bank of America. Mr. Falik holds a Bachelor of Science in Finance from the University of Texas at Austin.

We believe Mr. Falik’s deep industry and investing experience makes him well-qualified to serve on the board.

Dr. Kathryn “Kate” Jackson — Director Nominee. Dr. Jackson is an accomplished executive and National Academy of Engineering member (2021), with expertise in energy system operations, technology investment, and corporate strategy across private and public sectors. From 2015 to 2021, she served as a consultant through KeySource, Inc., focusing on energy technology, business growth and energy services. Prior to that, Dr. Jackson served as Senior Vice President and CTO of RTI International Metals from June 2014 to July 2015 and as CTO and Senior Vice President of Research and Technology and previously Vice President of Strategy, Research & Technology at Westinghouse Electric Company. As CTO for Westinghouse and RTI International Metals, she commercialized technologies, led global investment platforms, and drove mergers and acquisitions. She has also held a variety of executive positions at Tennessee Valley Authority for 17 years, where she managed generations assets, grew a profitable $85 million engineering services business, and achieved significant cost reductions. Dr. Jackson has extensive board experience, currently serving on the boards of Portland General Electric (NYSE: POR), where she has served since 2014, Cameco Corporation (NYSE: CCJ), where she has served since 2016, and EQT (NYSE: EQT), where she has served since 2019. She previously chaired ISO New England and served on boards including Archaea Energy, Duquesne Light and Hydro One. Her leadership includes restructuring governance and leading strategic risk assessments for energy systems. With a career spanning energy policy, environmental sustainability and technology commercialization, Dr. Jackson has advised at White House and congressional levels, driven safety and sustainability initiatives and led strategic planning and risk management for major utilities and corporations. Dr. Jackson earned a Bachelor of Science in Physics from Grove City College, a Masters of Science in Industrial Engineering Management from the University of Pittsburgh and a PhD in Engineering and Public Policy from Carnegie Mellon University.

We believe Dr. Jackson’s experience as a senior executive and as a member of boards of directors of public companies, her knowledge and experience in the areas of large capital projects and risk management, and her expertise in regulatory, legislative and public policy issues make her well-qualified to serve on the board.

D. Mark Leland — Director Nominee. Mr. Leland served as Interim President and Chief Executive Officer of Deltic from October 2016 to March 2017, prior to Deltic’s merger with Potlatch Corporation to form PotlatchDeltic Corporation in February 2018. Since February 2018, Mr. Leland has served as a director of PotlatchDeltic Corporation (NASDAQ: PCH), a timberland real estate investment trust. Mr. Leland has also served on the board of directors of Kinetik Holdings Inc. (NYSE: KNTK), a midstream company, since February 2022. Mr. Leland served on the board of directors of Kanye Anderson Acquisition Corporation, a SPAC that was then-traded on the NYSE, from March 2017 until its merger in November 2018 with Apache Corporation to create Altus, a Permian-to-Gulf Coast midstream company that was then-traded on Nasdaq; Mr. Leland then served on the board of directors of Altus from November 2018 until February 2022, when it merged with BCP Raptor Holdco LP to create Kinetik Holdings Inc. Also, Mr. Leland previously served on the board of directors of Equitrans, a midstream company that was then-traded on the NYSE, from January 2020 until July 2024, when Equitrans merged with EQT, the board of directors of the general partner of Oiltanking

Partners, L.P., a company providing terminaling, storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas that was formerly traded on the NYSE, the board of directors of KiOR, Inc., a renewables fuel company formerly traded on Nasdaq, and the board of directors of the general partner of El Paso Pipeline Partners, L.P, an energy master limited partnership formerly traded on the NYSE. Other prior positions that Mr. Leland has held include Executive Vice President and Chief Financial Officer of El Paso Corporation, a natural gas and energy company formerly traded on the NYSE, President of El Paso’s midstream business unit, and Vice President and Chief Operating Officer as well as Vice President and Controller of the general partner of GulfTerra Energy Partners, L.P., an energy master limited partnership formerly traded on the NYSE. Mr. Leland earned a Bachelor of Business Administration in Finance and Economics from the University of Puget Sound.

We believe Mr. Leland’s extensive operational and financial experience, including in the energy industry, and his experience on the boards of directors of multiple public companies makes him well-qualified to serve on the board.

David Savett — Director Nominee. Mr. Savett has over 20 years of experience in finance, investing and trading. Mr. Savett is a Senior Advisor to Mercuria, a role he has held since April 2025, where he focuses on capital strategies and partnerships across the firm’s investment portfolio and broader investment activities. He advises the Chief Investment Officer on sourcing, structuring, managing, and exiting investments, as well as identifying funding and strategic partnership opportunities. Mr. Savett is a Managing Partner at Dock Square Capital, a merchant banking firm, which he helped found in 2016. He played a key role across the firm’s buildout, principal investing and operational activities. Mr. Savett joined Dock Square’s predecessor, Britton Hill, in 2013, serving as a Managing Partner until 2020, where he accelerated the buildout of the firm’s principal investing and advisory platforms. Mr. Savett is also currently Co-Founder and Managing Partner of Fort James Holdings LLC, a family office holding company. Earlier in his career, Mr. Savett was part of the Global Commodities Group at Credit Suisse, where he led physical natural gas and Texas electricity trading. He was also a core member of the Commodity Linked Finance Group, delivering innovative commodity solutions to the bank’s investment banking clients. Prior to that, he held roles in energy trading and investment banking at Bank of America. Mr. Savett has served on the boards of NYSE-listed Dorian LPG and privately held Inflection Energy. Mr. Savett earned a bachelor’s degree from Emory University in 2003.

We believe Mr. Savett’s experience as an investment professional and individual who served on and continues to serve on multiple boards of directors of both public and private companies makes him well-qualified to serve on the board.

Number and Terms of Office of Officers and Directors

Our board is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. The term of office of the first class of directors, consisting of            and            , will expire at our first annual general meeting. The term of office of the second class of directors, consisting of            and            , will expire at our second annual general meeting. The term of office of the third class of directors, consisting of            , will expire at our third annual general meeting.

Prior to the completion of an initial business combination, any vacancy on the board may be filled by a nominee chosen by holders of a majority of our founder securities. In addition, prior to the completion of an initial business combination, holders of a majority of our founder securities may remove a member of the board for any reason.

Our officers are appointed by the board and serve at the discretion of the board, rather than for specific terms of office. Our board is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board.

Director Independence

The NYSE listing standards require that a majority of our board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Our board has determined that Messrs. Leland and Savett and Dr. Jackson are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will reimburse our sponsor or an affiliate of our sponsor for office space, secretarial and administrative services provided to us and for certain legal expenses of our sponsor or related to its formation in the amount of $20,000 per month. In addition, our sponsor, executive officers, directors or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, executive officers, directors or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board will have three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board. Messrs. Leland and Savett and Dr. Jackson will serve on our audit committee. Our board has determined that Messrs. Leland and Savett and Dr. Jackson are independent under the NYSE listing standards and applicable SEC rules. Mr. Leland will serve as the Chair of the audit committee.

Under the NYSE listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and our board has determined that Mr. Leland qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•        meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•        monitoring the independence of the independent registered public accounting firm;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•        appointing or replacing the independent registered public accounting firm;

•        determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•        monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•        reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board, with the interested director or directors abstaining from such review and approval.

Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of our board. The members of our nominating committee will be Messrs. Leland and Savett and Dr. Jackson. Dr. Jackson will serve as Chair of the nominating committee.

Under the NYSE listing standards, we are required to have a nominating committee composed entirely of independent directors. Our board has determined that Messrs. Leland and Savett and Dr. Jackson are independent under the NYSE listing standards.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally will provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board. The members of our compensation committee will be Messrs. Leland and Savett and Dr. Jackson. Mr. Savett will serve as Chair of the compensation committee.

Under the NYSE listing standards, we are required to have a compensation committee composed entirely of independent directors. Our board has determined that Messrs. Leland and Savett and Dr. Jackson are independent under the NYSE listing standards.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s and Chief Financial Officer’s and Chief Accounting Officer’s, evaluating our Chief Executive Officer’s and Chief Financial Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer and Chief Financial Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other Section 16 officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board.

Code of Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our sponsor and its affiliates manage numerous investment vehicles which may compete with us for acquisition opportunities and if pursued by them we may be precluded from such opportunities for our initial business combination. Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
J. Kyle Derham	NET Power Inc.	Energy technology	Director
	Rice Investment Group	Investments	Partner
James Wilmot Rogers	Rice Investment Group	Investments	Partner
Anne Cameron	Mercuria Investments US, Inc. and its affiliates	Investments	Head of Public Investing
Brian Falik	Mercuria Investments US, Inc. and its affiliates	Investments	Global Chief Investment Officer
Kathryn Jackson	EQT Corporation	Energy (natural gas)	Director
	Cameco Corporation	Energy (uranium fuel)	Director
	Portland General Electric Company	Energy (electricity)	Director
D. Mark Leland	PotlatchDeltic Corporation	Timberland real estate investment trust	Director
	Kinetik Holdings Inc.	Energy (midstream)	Director
David Savett	Mercuria Investments US, Inc. and its affiliates	Investments	Senior Advisor
	Dock Square Capital LLC and its affiliates	Investments	Managing Partner

Our sponsor, officers and directors, as well as Rice Investment Group, Mercuria and their respective portfolio companies, may sponsor, form or participate in other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination, particularly in the event there is overlap among investment mandates. See “Risk Factors — Past performance by the Rice family, Rice Investment Group and its portfolio companies, Rice I, Rice II, Mercuria and its portfolio companies and our management team may not be indicative of future performance of an investment in the company, and we may be unable to provide positive returns to shareholders” for more information. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination. In addition, our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

There may be actual or potential material conflicts of interest between our sponsor, its affiliates or promoters on the one hand, and the investors in this offering on the other hand. Potential investors should also be aware of the following other potential conflicts of interest:

•        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses, on the other hand. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers and directors is engaged in several other business endeavors for which he is entitled to substantial compensation and has substantial time commitments, and our executive officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

•        Our sponsor subscribed for founder securities prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. The low price of $26,000, or $0.003 per unit, that the initial shareholders paid for 9,487,500 founder securities creates an incentive whereby the initial shareholders could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•        Our sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses if we do not complete an initial business combination.

•        Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder securities and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window.

Additionally, our sponsor has agreed that it will not be entitled to rights to liquidating distributions from the trust account with respect to its founder securities or sponsor securities if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless. Except as described herein, our sponsor and our directors, advisory board members and executive officers have agreed not to transfer, assign or sell any of their founder securities until the earliest of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Except as described herein, the private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination. In addition, our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Furthermore, in no event will our sponsor or any of our existing officers or directors, or their respective affiliates, be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on the NYSE, we will also reimburse our sponsor or an affiliate of our sponsor for office space, secretarial and administrative services provided to us and for certain legal expenses of our sponsor or related to its formation in the amount of $20,000 per month.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their founder securities and public shares in favor of our initial business combination (other than public shares purchased after the company publicly announces its intention to engage in such proposed initial business combination).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our named executive officers, directors and director nominees that beneficially owns ordinary shares; and

•        all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

In June 2025, our sponsor received an aggregate of 100 Class A units of Opco, 9,487,500 Class B units of Opco, 2,500 Class A ordinary shares and 9,487,600 Class B ordinary shares. The following table presents the number of shares and percentage of our ordinary shares owned by our initial shareholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 1,237,500 founder securities on a pro rata basis, and that there are 33,252,600 ordinary shares issued and outstanding after this offering.

	Before Offering			After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Approximate Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares
Rice Acquisition Sponsor 3 LLC (our sponsor)(3)	9,490,100		100%	8,252,600	24.8%
J. Kyle Derham(3)	9,490,100		100%	8,252,600	24.8%
James Wilmot Rogers	—		—	—	—
Anne Cameron	—		—	—	—
Brian Falik	—		—	—	—
Kathryn Jackson	—		—	—	—
D. Mark Leland	—		—	—	—
David Savett	—		—	—	—

All officers, directors and director nominees as a group (7 individuals)	9,490,100	(4)	100%	8,252,600	24.8%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of our shareholders is 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106.

(2)      Interests shown consist of Class A ordinary shares and Class B ordinary shares comprising the founder securities and sponsor securities. The Class A units (including any Class B units that convert into Class A units in connection with an initial business combination) of Opco and corresponding Class B ordinary shares forming part of such founder securities and sponsor securities will be exchangeable for Class A ordinary shares after the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in “Description of Securities.”

(3)      Rice Acquisition Sponsor 3 LLC is the record holder of the shares reported herein. Rice Sponsor and Mercuria Sponsor are the members of Rice Acquisition Sponsor 3 LLC, with Rice Sponsor serving as the sole managing member. Rice Sponsor is a wholly owned subsidiary of Shalennial Fund II, L.P. Mr. Derham is a member of the board of managers of Rice Investment Group UGP, LLC, which is the general partner of Shalennial GP II, L.P., which is the general partner of Shalennial Fund II, L.P.

(4)      These shares represent 100% of the Class A ordinary shares and Class B ordinary shares comprising the founder securities and sponsor securities. Includes up to 1,237,500 Class B ordinary shares comprising the founder securities that will be surrendered to us for no consideration by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised in order to maintain ownership of approximately 25% of our total outstanding ordinary shares after this offering (excluding any shares issuable upon exercise of any warrants).

Immediately after this offering, the founder securities held by our initial shareholders will represent approximately 25% of our total outstanding ordinary shares (excluding any shares issuable upon exercise of any warrants). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions (including our initial business combination). If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants).

The holders of the founder securities and sponsor securities have agreed (i) to vote any shares owned by them in favor of any proposed business combination and (ii) not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase for $11.50 one Class A ordinary share or, in certain circumstances, one Class A unit of Opco (and corresponding Class B ordinary share) at a price of $1.00 per warrant ($8,750,000 in the aggregate or $9,500,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Securities and Private Placement Warrants

The founder securities, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to a letter agreement to be entered into by our sponsor, directors, officers and us. This letter agreement will provide that the founder securities, and any of our Class A ordinary shares acquired upon exchange of founder securities, may not be transferred, assigned or sold until the earlier of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The Class B ordinary shares compromising the founder securities and sponsor securities cannot be transferred without transferring a corresponding number of Opco units and vice versa.

The private placement warrants and the respective Class A ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (i) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family, any estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder securities, private placement warrants or Class A ordinary shares, as applicable, were originally purchased; (vi) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement; (vii) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (viii) to the company for no value for cancellation in connection with the consummation of our initial business combination; (ix) in the event of our liquidation prior to the completion of our initial business combination or (x) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (i) through (xi) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Securities

In June 2025, our sponsor received 9,487,500 Class B units of Opco for no consideration and purchased 9,487,500 corresponding Class B ordinary shares, 2,500 of our Class A ordinary shares and 100 Class A units of Opco and 100 corresponding Class B ordinary shares for an aggregate of $26,000. The number of founder securities issued was determined based on the expectation that the founder securities would represent 33% of the total Class A ordinary shares issued and outstanding after this offering (excluding any shares issuable upon exercise of any warrants). Up to 1,237,500 founder securities are subject to forfeiture by the sponsor, depending on the extent to which the underwriters’ over-allotment option is exercised. The founder securities (including the Class A ordinary shares issuable upon exchange thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Private Placement Warrants

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the over-allotment option is exercised in full) for a purchase price of $1.00 per whole warrant in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued between $8,776,000 and $9,526,000 if the underwriters’ over-allotment option is exercised in full, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase for $11.50 either one Class A ordinary share or one Class A unit of Opco (and corresponding Class B ordinary share). The private placement warrants (including the Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination.

Forward Purchase Agreement

In contemplation of this offering, we have entered into a forward purchase agreement with Rice Sponsor and Mercuria Sponsor, whereby they have agreed to purchase 3,000,000 Class A ordinary shares and 7,000,000 Class A ordinary shares, respectively, at a price of $10.00 per share for an aggregate purchase price of $100,000,000 in a private placement that will close substantially concurrently with the consummation of our initial business combination.

The forward purchases are intended to provide us with appropriate funding for our initial business combination, and the funds from the sale of the forward purchase shares will be used to fund a portion of the purchase price of the initial business combination and/or for the working capital needs of the post-business combination company. The obligation to purchase forward purchase shares under the forward purchase agreement is independent of the percentage of shareholders electing to redeem their public shares and will provide us with an increased minimum funding level for the initial business combination. The participation by both Rice Sponsor and Mercuria Sponsor in the forward purchase agreement is intended to foster partnership and alignment between the two parties (and their respective affiliates) by providing an opportunity for both to share in the potential upside of any successful business combination. We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreements.

Each of Rice Sponsor and Mercuria Sponsor, both of whom are members of our sponsor, may transfer the obligation to purchase the forward purchase shares, in whole or in part, to their respective affiliates, provided that upon such transfer, the forward transferees assume the rights and obligations of Rice Sponsor or Mercuria Sponsor, as applicable. In addition, Mercuria Sponsor may terminate its commitment to purchase forward purchase shares at any time in its sole discretion, and as such, there can be no assurance that Mercuria Sponsor will acquire any forward purchase shares. In the event of such termination, in connection with the consummation of our initial business combination, 100% of Mercuria Sponsor’s membership interest in our sponsor will be automatically redeemed by our sponsor in exchange for a distribution to Mercuria Sponsor in an amount in cash equal to its unreturned capital contributions with respect to our sponsor.

The terms of the forward purchase shares are expected to generally be identical to the terms of the Class A ordinary shares being issued in this offering, except that the forward purchase shares will be subject to certain transfer restrictions, as described herein. In addition, as long as the forward purchase shares are held by Rice Sponsor, Mercuria Sponsor or the forward transferees, they will have certain registration rights.

Opco LLC Agreement

In connection with this offering, we will enter into the Amended and Restated Limited Liability Company Agreement of Opco (the “Opco LLC Agreement”). A form of the Opco LLC Agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part, and the following description of the Opco LLC Agreement is qualified in its entirety by reference thereto.

Conversion of Class B Units of Opco and Exchange Right

Our initial shareholders own all of the outstanding Class B units of Opco. The Class B units of Opco are expected to convert into Class A units of Opco in connection with, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as described below under “— Founder Securities Anti-Dilution.”

In addition, following our initial business combination, holders of Class A units of Opco (other than Rice Acquisition Corporation 3) will have the right (an “exchange right”), subject to certain limitations, to exchange Class A units of Opco (together with the cancellation of a corresponding number of Class B ordinary shares) for Class A ordinary shares on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Holders of Class A units of Opco (other than Rice Acquisition Corporation 3) will generally be permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving 500,000 or more Class A units of Opco (subject to our discretion to permit exchanges of a lower number of units) may occur at any time upon ten business days’ advanced notice. The exchange rights will be subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon us and ensure that Opco will continue to be treated as a partnership for U.S. federal income tax purposes.

Following any exchange of Class A units of Opco (and the cancellation of a corresponding number of Class B ordinary shares), Rice Acquisition Corporation 3 will retain the Class A units of Opco. As the holders of Class A units of Opco (other than Rice Acquisition Corporation 3) exchange their Class A units of Opco, Rice Acquisition Corporation 3’s membership interest in Opco will be correspondingly increased, the number of Class A ordinary shares outstanding will be increased, and the number of Class B ordinary shares outstanding will be reduced. Because any such exchanges will be completed on a one-for-one basis in the manner described above, an exchange of Class A units of Opco (and the cancellation of a corresponding number of Class B ordinary shares) for Class A ordinary shares is not expected to result in an economic benefit to the exchanging holder that reduces the value of Rice Acquisition Corporation 3 to other investors.

In connection with our initial business combination, we might choose to issue additional Class A units of Opco (and corresponding Class B ordinary shares) to participants in the business combination, such as sellers of assets or entities or financing sources. We expect that any participants receiving Class A units of Opco in the business combination will have an exchange right on substantially the same terms as described above.

Founder Securities Anti-Dilution

In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the offering in connection with the initial business combination, the number of Class A units of Opco into which the Class B units of Opco are expected to convert may be adjusted (unless the holders of a majority of the outstanding founder securities agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder securities have been exchanged for Class A ordinary shares, the aggregate number of Class A ordinary shares received by holders in exchange for founder securities would equal 33% of the Class A ordinary shares issued and outstanding upon the completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the business combination (excluding

(i) any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and (ii) any shares issuable upon exercise of any warrants). In addition, the number of outstanding Class B ordinary shares will be adjusted through share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like so that the total number of outstanding Class B ordinary shares corresponds to the total number of Class A units of Opco outstanding (other than those held by Rice Acquisition Corporation 3) plus the total number of Class A units of Opco into which the Class B units of Opco are entitled to convert.

Non-Liquidating Distributions and Allocations of Income and Loss

Subject to the obligation of Opco to make tax distributions and to reimburse Rice Acquisition Corporation 3 for its corporate and other overhead expenses, Rice Acquisition Corporation 3 will have the right to determine when non-liquidating distributions will be made to the holders of Opco units and the amount of any such distributions. We do not anticipate making any such distributions (other than reimbursements of expenses) to holders of Opco units (including Rice Acquisition Corporation 3) prior to our initial business combination, other than redemptions of Class A units of Opco held by Rice Acquisition Corporation 3 in connection with a redemption of public shares. If we authorize a non-liquidating distribution, whether before or following our initial business combination, the distribution will be made to holders of Opco units on a pro rata basis in accordance with their respective percentage ownership of Opco units.

Opco will allocate its net income or net loss for each year to the holders of its Class A and Class B units pursuant to the terms of the Opco LLC Agreement. Prior to the initial business combination, net profits and net losses of Opco generally will be allocated to holders of Class A units of Opco on a pro rata basis in accordance with their respective percentage ownership of Class A units (except for certain allocations of items of book income and loss and book-tax differences that may be specially allocated).

After our initial business combination, net profits and net losses of Opco generally will be allocated to holders of Opco units on a pro rata basis in accordance with their respective percentage ownership of Opco units (except for certain allocations of book income and loss items and book-tax differences that may be specially allocated). After our initial business combination, to the extent cash is available, tax distributions will be made to the holders of Opco units, on a pro rata basis in accordance with their respective percentage ownership of Opco units.

Issuance of Equity

Except as otherwise determined by us, at any time Rice Acquisition Corporation 3 issues a Class A ordinary share or any other equity security, the net proceeds received by Rice Acquisition Corporation 3 with respect to such issuance, if any, shall be concurrently invested in Opco, and Opco shall issue to Rice Acquisition Corporation 3 one Class A unit or other economically equivalent equity interest. Conversely, if at any time any shares of Rice Acquisition Corporation 3’s Class A ordinary shares are redeemed, repurchased, or otherwise acquired by Rice Acquisition Corporation 3, including in connection with the exercise of redemption rights by holders of our public shares, Opco shall redeem, repurchase or otherwise acquire an equal number of Opco units held by Rice Acquisition Corporation 3, upon the same terms and for the same price, as our Class A ordinary shares are redeemed, repurchased or otherwise acquired.

Other Transactions with Our Sponsor

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities.

Commencing on the date that our securities are first listed on the NYSE, we will pay our sponsor a total of $20,000 per month for office space, utilities, secretarial support and administrative services and certain legal expenses of our sponsor or related to its formation. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, officers and directors or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2026 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds held in the trust account. As of July 21, 2025, we have borrowed approximately $14,420 under the promissory note with our sponsor.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, its affiliates or our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We will enter into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon exchange of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the sponsor securities and the founder securities, which is described under “Description of Securities — Registration Rights.”

Policy for Approval of Related Party Transactions

The audit committee of our board will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, which will be adopted prior to the consummation of this offering, we will be authorized to issue 300,000,000 Class A ordinary shares and 30,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fourth of one redeemable public warrant. Each whole public warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the public warrant agreement, a warrant holder may exercise its public warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole public warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and public warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and public warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and public warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private placement warrants. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 2,500 Class A ordinary shares and 9,487,600 Class B ordinary shares issued and outstanding, all of which were held of record by our sponsor or our independent director nominees. Assuming the underwriters do not exercise their over-allotment option, our sponsor will forfeit 1,237,500 founder securities, and there will be 33,252,600 ordinary shares issued and outstanding after this offering; as a result, our initial shareholders will own approximately 25% of our issued and outstanding ordinary shares immediately after this offering and the expiration of the underwriters’ over-allotment option (assuming our initial shareholders do not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants).

Upon the closing of this offering, 33,252,600 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option), which will consist of:

•        25,002,500 Class A ordinary shares, including shares underlying the units issued as part of this offering and shares included in sponsor securities; and

•        8,250,100 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our founder securities immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities by our initial shareholders prior to this offering at approximately 25% of our total outstanding ordinary shares upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board out of funds legally available therefor. Prior to our initial business combination, only holders of our founder securities will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder securities may remove a member of the board for any reason. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by not less than two-thirds of our ordinary shares who attend and vote at our general meeting which shall include the affirmative vote of a simple majority of our Class B ordinary shares. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 300,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual general meetings or extraordinary general meetings to elect directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board may be filled by a nominee chosen by holders of a majority of our founder securities. In addition, prior to the completion of an initial business combination, holders of a majority of our founder securities may remove a member of the board for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriters. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder securities and sponsor securities will not be entitled to redemption rights and they will waive any such redemption rights for any public shares held by them in connection with the completion of our initial business combination. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their founder securities and public shares in favor of our initial business combination (other than public shares purchased after the company publicly announces its intention to engage in such proposed initial business combination). As a result, in addition to our initial shareholders’ founder securities and sponsor securities, assuming all issued and outstanding ordinary shares are voted and the underwriters’ over-allotment option is not exercised, we would need 8,373,701, or approximately 33.5%, of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved. Assuming only the minimum number of shares representing a quorum are voted and the underwriters’ over-allotment option is not exercised, we would not need any of the 25,000,000 public shares to be voted in favor of an initial business combination in order to have our initial business combination approved.

Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we have not consummated an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder securities and sponsor securities held by them are not entitled to liquidating distributions from the trust account, and they will not be entitled to rights to liquidating distributions for any founder securities or sponsor securities, if we fail to consummate an initial business combination within the completion window. However, if our sponsor, officers or directors acquire public shares, in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to any public shares if we fail to complete our initial business combination within the prescribed time frame. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Securities

The founder securities include Class B ordinary shares and Class B units of Opco (or the Class A units of Opco into which such Class B units convert in connection with our initial business combination). The Class B units of Opco are expected to convert into Class A units of Opco in connection with, or in certain circumstances described in the Opco LLC Agreement, at specified times after, our initial business combination one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. The founder securities are exchangeable for Class A ordinary shares after the time of our initial business combination, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein.

Together, the founder securities are similar to our Class A ordinary shares included in the securities being sold in this offering, and holders of founder securities have the same shareholder rights as public shareholders, except that (i) only holders of the founder securities have the right to vote on the appointment of directors or transferring the company by way of continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination, (ii) the founder securities are subject to certain transfer restrictions, as described in more detail below, (iii) pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed (a) that any founder securities and sponsor securities will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our initial business combination, (b) that any founder securities and sponsor securities will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window, (c) that any founder securities and sponsor securities are not entitled to liquidating distributions from the trust account, and they will not be entitled to rights to liquidating distributions for any founder securities or sponsor securities, if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and (d) that in certain limited circumstances the Class B units of Opco will have more limited rights to current or liquidating distributions from us, (iv) the founder securities consist of Class B units of Opco (and any Class A units of Opco into which such Class B units are converted) and a corresponding number of Class B ordinary shares, (v) Class B units will be exchangeable (together with the cancellation of a corresponding number of our Class B ordinary shares) for Class A ordinary shares after the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein, (vi) the Class A ordinary shares into which the founder securities are exchangeable are subject to registration rights, and (vii) because the founder securities are not held through Rice Acquisition Corporation 3, the founder securities could be entitled to different after-tax economics on a per unit basis compared to Class A ordinary shares on a per share basis (for example, as a result of Rice Acquisition Corporation 3 becoming subject to corporate income tax following the business combination or differing tax basis in the founder securities as compared to the Class A ordinary shares). If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. Our initial shareholders have agreed to vote any founder securities held by them and any public shares purchased during or after this offering in favor of our initial business combination (other than public shares purchased after the company publicly announces its intention to engage in such proposed initial business combination).

The founder securities consist of Class B units of Opco (and any Class A units of Opco into which such Class B units are converted) and a corresponding number of Class B ordinary shares. The Class A units into which the Class B units are converted will be exchangeable (together with the cancellation of a corresponding number of our Class B ordinary shares) for Class A ordinary shares after the time of our initial business combination on a one-for-one basis (subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the business combination, the number of Class A units of Opco into which the Class B units of Opco are expected to convert may be adjusted (unless the holders of a majority of the outstanding founder securities agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder securities have been exchanged for Class A ordinary shares, the aggregate number of Class A ordinary shares received by holders in exchange for founder securities would equal approximately 25% of the sum of the total outstanding ordinary shares upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the business combination (excluding (i) any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and (ii) any shares issuable upon exercise of any warrants). In addition, the number of outstanding Class B ordinary shares will be adjusted through share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like so that the total number of outstanding Class B ordinary shares corresponds to the total number of Class A units of Opco outstanding (other than those held by Rice Acquisition Corporation 3) plus the total number of Class A units of Opco into which the Class B units of Opco are entitled to convert.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder securities and any Class A ordinary shares acquired upon exchange of founder securities until the earlier of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. We refer to such transfer restrictions throughout this prospectus as the lock-up. Our sponsor will forfeit up to 1,237,500 founder securities depending on the exercise of the over-allotment option in order to maintain our initial shareholders’ ownership of approximately 25% of our total outstanding ordinary shares after this offering (assuming they do not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants). The Class A ordinary shares that may be received upon exchange of the founder securities (after the Class B units of Opco are converted into Class A units of Opco) are similar to the Class A ordinary shares included in the units being sold in this offering. However, the holders have agreed (1) to vote any shares owned by them in favor of any proposed business combination and (2) not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Warrants

Each whole public warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the public warrants and a current prospectus relating to them is available (or we permit holders to exercise their public warrants on a cashless basis under the circumstances specified in the public warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the public warrant agreement, a warrant holder may exercise its public warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Upon the exercise of a warrant to purchase one Class A ordinary share, we will exercise a corresponding warrant to acquire one Class A unit of Opco.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their public warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No public warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a public warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

While we have registered the Class A ordinary shares issuable upon exercise of the public warrants under the Securities Act as part of the registration statement of which this prospectus forms a part, we do not plan on keeping a prospectus current until required to pursuant to the public warrant agreement. We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants, and we will use our commercially reasonable efforts to cause the same to become effective, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the public warrants expire or are redeemed, as specified in the public warrant agreement. If such registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any other period when we will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of Class A ordinary shares per warrant equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the 10-day average closing price as of the date of exchange over the exercise price of the warrants by (y) the 10-day average closing price as of the date of the exchange. The “10-day average closing price” means, as of any date, the average Last Reported Sale Price of the Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to such date. “Last Reported Sale Price” means the last reported sale price of the Class A ordinary shares on the date prior to the date on which notice of exercise of the warrant is sent to the warrant agent.

The public warrants will be issued in registered form under a public warrant agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. You should review a copy of the public warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the public warrants. The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the public warrant agreement to the description of the terms of the public warrants and the public warrant agreement set forth in this prospective, or defective provision, (ii) amending the provisions relating to the definition of “ordinary cash dividend” as contemplated by and in accordance with the public warrant agreement and (iii) adding or changing any provisions with respect to matters or questions arising under the public warrant agreement as the parties to the public warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the public warrants in any material respect. The public warrant agreement requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares (at a ratio different than initially provided), shorten the exercise period or decrease the number of our Class A ordinary shares purchasable upon exercise of a warrant.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the public warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our public warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our public warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Redemption of Public Warrants.    Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the public warrant holders.

We will not redeem the public warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the public warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or if we have elected to require the exercise of the public warrants on a “cashless basis” as descried below. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our public warrants. If we take advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (defined in the next sentence) by (y) the fair market value. The “fair market value” means the 10-day average closing price as of the first date on which the notice of redemption is sent to the holders of the warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and we do not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

Redemption Procedures.    A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.    If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. “Historical fair market value” means the 10-day average closing price as of the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. “10-day average closing price” shall mean, as of any date, the average Last Reported Sale Price of the Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to such date. Notwithstanding anything to the contrary, no Class A ordinary shares shall be issued at less than their par value.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (i) as described above, (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (iii) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (iv) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, (v) as a result of the repurchase of Class A ordinary shares by us if a proposed initial business combination is presented to our shareholders for approval, or (vi) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter. The public warrant agreement provides that no adjustment to the number of the Class A ordinary shares issuable upon exercise of a warrant will be required until cumulative adjustments amount to 1% or more of the number of Class A ordinary shares issuable upon exercise of a warrant as last adjusted. Any such adjustments that are not made will be carried forward and taken into account in any subsequent adjustment. All such carried forward adjustments will be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of Class A ordinary shares issuable upon exercise of a warrant and (ii) on the exercise date of any warrant.

In addition, if (i) the company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder securities held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (iii) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and, in the case of the Public Warrants only, the $18.00 per share redemption trigger price described under “Redemption of public warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the public warrant agreement based on the Black-Scholes value (as defined in the public warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the public warrants.

Private Placement Warrants

Except as described below and in the private warrant agreement, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Securities and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor), and they will not be redeemable by us. The private placement warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of our initial business combination, or earlier upon liquidation. The private placement warrants will be non-redeemable and will be exercisable on a cashless basis. Upon the exercise of a warrant to purchase one Class A ordinary share, Rice Acquisition Corporation 3 will exercise a corresponding warrant to acquire one Class A unit of Opco.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) underlying the warrants, multiplied by the excess of the “10-day average closing price” as of the date prior to the date on which notice of exercise is sent or given to the warrant agent, less the warrant exercise price by (y) the 10-day average closing price. The “10-day average closing price” means, as of any date, the average Last Reported Sale Price of the Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to such date. “Last Reported Sale Price” means the last reported sale price of the Class A ordinary shares on the date prior to the date on which notice of exercise of the warrant is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis is because it is not known at this time whether our sponsor and its transferees will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders of the private placement warrants to exercise such warrants on a cashless basis is appropriate.

Any amendment to the terms of the private placement warrants or any provision of the private warrant agreement will require a vote of holders of at least 50% of the then outstanding private placement warrants and at least 50% of the then outstanding public warrants. The private warrant agreement provides that we may not lower the warrant price or extend the duration of the exercise period of the private placement warrants without taking the same action with respect to the public warrants.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board at such time. Our board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder securities at approximately 25% of the total outstanding ordinary shares upon the consummation of this offering (excluding any shares issuable upon exercise of any warrants). Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Odyssey Transfer and Trust Company. We have agreed to indemnify Odyssey Transfer and Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution (usually a majority of 662/3% in value of the voting shares voted at a general meeting) of the shareholders of each company or (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. Our amended and restated memorandum and articles of association will provide that an initial business combination can be approved by a simple majority of the members at a general meeting called for the purposes of approving an initial business combination. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount and (v) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual meeting, or an extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association.    Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Other than as described above, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own approximately 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding any shares issuable upon exercise of any warrants), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        If we have not consummated an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (1) extend the time we have to consummate a business combination beyond 27 months from the closing of this offering or (2) amend the foregoing provisions;

•        Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors, our officers, including Rice Investment Group, Mercuria and/or one or more of their respective portfolio companies, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from independent investment banking firm or another independent entity that commonly renders valuation opinions that such a business combination is fair to our company from a financial point of view;

•        If a shareholder vote on our initial business combination is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        The NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% net of the assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust) at the time of the agreement to enter into the initial business combination;

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals, if any), divided by the number of the then-outstanding public shares, subject to the limitations described herein; and

•        We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Economic Substance — Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (As Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our company will not be engaging in any “relevant activities” prior to the consummation of our initial business combination and will therefore not be required need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act, (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who This Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Class A ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering, we will have 25,002,500 Class A ordinary shares (or 28,752,500 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the 25,000,000 Class A ordinary shares sold in this offering (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder securities (9,487,500 Class B units of Opco and a corresponding number of Class B ordinary shares if the underwriters’ over-allotment option is not exercised and 8,250,000 Class B units of Opco and a corresponding number of Class B ordinary shares if the underwriters’ over-allotment option is exercised in full), all of the outstanding sponsor securities (100 Class A units of Opco and a corresponding number of Class B ordinary shares and 2,500 Class A ordinary shares, whether the underwriters’ over-allotment option is exercised or not) and all of the outstanding private placement warrants (8,750,000 private placement warrants if the underwriters’ over-allotment option is not exercised and 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the Class A ordinary shares and Class B ordinary shares and private placement warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then-outstanding, which will equal 332,526 shares immediately after this offering (or 382,401 shares if the underwriters exercise their over-allotment option in full); or

•        the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder securities and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the sponsor securities, founder securities, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants or exchange of the founder securities issued upon exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon exchange of the founder securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering (in the case of the founder securities, only after they become exchangeable for Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs: (1) in the case of the founder securities, upon the earliest of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; and (2) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to list our units, Class A ordinary shares and public warrants on the NYSE under the symbols “KRSP.U,” “KRSP” and “KRSP.WS,” respectively. We expect that our units will be listed on the NYSE on or promptly after the effective date of the registration statement. Following the date the Class A ordinary shares and public warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and public warrants will be listed separately and as a unit on the NYSE.

TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax considerations generally applicable to an investment in our units, each consisting of one Class A ordinary share and one-fourth of one redeemable public warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not address all possible tax considerations relating to an investment in our Class A ordinary shares and public warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors are urged to consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

Rice Acquisition Corporation 3 has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act (As Revised)

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (As Revised) the following undertaking is hereby given to Rice Acquisition Corporation 3 (the “Company”):

1.      That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    on or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of thirty years from the date hereof.

Material U.S. Federal Income Tax Considerations

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-fourth of one redeemable public warrant, which we refer to collectively with our units as our securities) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Although not entirely clear, because the components of a unit are generally separable at the option of the holder, the holder of a unit generally is expected to be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and the one-fourth of one public warrant that are the components of the unit. As a result, and assuming such treatment is appropriate, the discussion below with respect to actual holders of Class A ordinary shares and public warrants also should apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and public warrants that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and public warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including considerations that may apply to investors subject to special rules, such as:

•        our founders, sponsor, initial shareholders, officers or directors or holders of our Class B ordinary shares or private placement warrants;

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        S-corporations;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        controlled foreign corporations;

•        PFICs (as defined below);

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our shares, by vote or value;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons required to accelerate the recognition of any item of gross income with respect to Class A ordinary shares or warrants as a result of such income being recognized or an applicable financial statement;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, alternative minimum, gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws and does not address, except as discussed herein, any tax reporting obligations of a holder of Class A ordinary shares or warrants.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of entities or arrangements classified as partnerships or other pass-through entities or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member, certain determinations made at the partner level and the activities of the partner and the partnership or other pass-through entity. If you are a partner or member of a partnership (or other entity or arrangement classified as a partnership or other pass through entity for U.S. federal income tax purposes) holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. THIS DISCUSSION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit is expected to be treated for U.S. federal income tax purposes as the acquisition of one of our Class A ordinary shares and one-fourth of one redeemable public warrant. Each whole public warrant is exercisable to acquire one of our Class A ordinary shares. We intend to treat the acquisition of a unit in the foregoing manner. By purchasing a unit, you agree to adopt such treatment for U.S. federal income and other applicable tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-fourth of one redeemable public warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The purchase price allocated to each Class A ordinary share and one-fourth of one redeemable public warrant should constitute the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the one-fourth of one redeemable public warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-fourth of one redeemable public warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all the relevant facts and circumstances). Neither the separation of the Class A ordinary share and the one-fourth of one redeemable public warrant comprising a unit nor the combination of thirds of public warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, the Class A ordinary shares and public warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, Class A ordinary shares or public warrants who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person”.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A cash distribution on such shares generally will be treated as foreign source dividend income for U.S. federal income tax purposes. Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Public Warrants” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Public Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, we are not treated as a PFIC at the time the dividend was paid or in the preceding taxable year and certain other requirements are met (including with respect to holding period). It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the holding period requirements are not satisfied, a non-corporate U.S. Holder may be subject tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders are urged to consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Public Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or public warrants (including a redemption of our Class A ordinary shares or public warrants that is treated as a sale of such securities as described below and including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or public warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or public warrants based upon the then relative fair market values of the Class A ordinary shares and the public warrants comprising such units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or public warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-fourth of one redeemable public warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a Class A ordinary share, by any prior distributions treated as a return of capital. See “— Exercise, Lapse or Redemption of a Public Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to the exercise of a public warrant. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether such redemption or purchase by us qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Public Warrants.” If the redemption or purchase by us does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption or purchase by us. A redemption or purchase by us of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include

Class A ordinary shares which could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption or purchase by us of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption or purchase by us. Prior to the completion of our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any of our other shares (including shares constructively owned by the U.S. Holder as a result of owning warrants) and otherwise complies with specific conditions. Whether the redemption or purchase by us of the Class A ordinary shares is essentially equivalent to a dividend with respect to a U.S. Holder generally will depend on the particular facts and circumstances applicable to the U.S. Holder, but generally the redemption will not be essentially equivalent to a dividend with respect to a U.S. Holder if such redemption results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders are urged to consult with their tax advisors as to the tax consequences of a redemption or purchase by us of any Class A ordinary shares.

If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax considerations will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of our Class A ordinary shares, and such holders are urged to consult their tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Public Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a public warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a public warrant for cash. A U.S. Holder’s initial tax basis in a Class A ordinary share received upon exercise of the public warrant for cash generally will equal the sum of the U.S. Holder’s initial investment in the public warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the public warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share received will commence on the date of exercise of the public warrant for cash or the day following the date of exercise of the public warrant for cash; in either case, the holding period will not include the period during which the U.S. Holder held the public warrant. If a public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the public warrant.

The tax consequences of a cashless exercise of a public warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes, in which case the U.S. Holder should not recognize any gain or loss on the exchange of public warrants for Class A ordinary shares. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally should equal the U.S. Holder’s tax basis in the public warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares received would be treated as commencing on the date of exercise of the public warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares received would include the holding period of the public warrants.

It is also possible that a cashless exercise may be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of public warrants having an aggregate fair market value equal to the exercise price for the total number of warrants deemed to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants.

It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A ordinary shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem public warrants for cash pursuant to the redemption provisions described in “Description of Securities — Warrants — Public Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase by us generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Public Warrants.” The U.S. federal income tax consequences of an exercise of a public warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in “Description of Securities — Warrants — Public Warrants” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for Class A ordinary shares or as an exercise of the warrant. If the cashless exercise of a warrant for Class A ordinary shares is treated as a redemption, then, such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the Class A ordinary shares received should equal the U.S. Holder’s basis in the warrants redeemed and the holding period of the Class A ordinary shares received should include the U.S. Holder’s holding period of the warrant. If the cashless exercise of a warrant is treated as the exercise of a warrant, the U.S. federal income tax consequences generally should be similar to as described above in the second and third paragraphs under the heading “— U.S. Holders — Exercise, Lapse or Redemption of a Public Warrant.” In the case of an exercise of a public warrant for cash, the U.S. federal income tax treatment generally should be as described above in the first paragraph under the heading “— U.S. Holders — Exercise, Lapse or Redemption of a Public Warrant.” Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the exercise of a public warrant occurring after our giving notice of an intention to redeem the warrant as described above.

Possible Constructive Distributions

The terms of each public warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the public warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or, depending on the circumstances, through a decrease to the exercise price of the public warrant) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the public warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to U.S. Holders that hold shares in a foreign (i.e., non-U.S.) corporation classified as a PFIC for U.S. federal income tax purposes. A foreign corporation will be classified as a PFIC for U.S. federal income tax purposes if, after applying certain look-through rules, either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. A partnership interest held by a foreign corporation will generally be treated as a per se passive asset and the distributive share of any partnership income to the foreign corporation will be treated as passive income, unless the foreign corporation owns at least 25% of the interests in the partnership by value. In such case, the foreign corporation is generally treated as owning its share of the partnership’s assets and deriving its share of the partnership’s income, which will be characterized as passive or active at the partnership level. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active operating business, we believe that it is likely that we will meet the PFIC asset and/or income test for our current taxable year, which would generally result in us being treated as a PFIC in such taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year (and perhaps until after the end of our first two taxable years following our startup year). After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps not until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC for any taxable year will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) Class A ordinary shares or public warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or public warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or public warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such

U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or public warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder realized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect of our Class A ordinary shares (but not our public warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) in the first taxable year in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares in which we are classified as a PFIC. If a U.S. Holder makes a timely QEF election with respect to our Class A ordinary shares, each year such U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the public warrants. However, a U.S. Holder may not make a QEF election with respect to its public warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of a purging election, the U.S. Holder will generally have additional basis (to the extent of any gain recognized on the deemed sale) and will have a new holding period in the Class A ordinary shares acquired upon the exercise of the warrants solely for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, will apply to all subsequent taxable years of the U.S. Holder during which it holds Class A ordinary shares, unless we cease to be a PFIC or unless revoked by the U.S. Holder with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as “marketable stock” (described below) the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect of its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will be allowed to recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” which is generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. Moreover, a mark-to-market election made with respect to our Class A ordinary shares would not apply to any lower-tier PFICs in which we hold an interest. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a direct or indirect interest in a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to a subsidiary PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, may subject such U.S. Holder to substantial penalties and will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and public warrants are urged to consult their tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and public warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will generally be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and public warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or public warrants (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a corporation that is not a U.S. Holder; or

•        an estate or trust that is not a U.S. Holder.

However, the term “Non-U.S. Holder” generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or public warrants unless such gain is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption or purchase by us of a Non-U.S. Holder’s Class A ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption or purchase by us of a U.S. Holder’s Class A ordinary shares, as described under “U.S. Holders — Redemption of Class A Ordinary Shares” above, and the consequences of the redemption or purchase by us to the Non-U.S. Holder will be as described in the paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

The characterization for U.S. federal income tax purposes of a Non-U.S. Holder’s exercise of a public warrant, or the lapse or redemption of a public warrant held by a Non-U.S. Holder, generally will correspond to the U.S. characterization described under “— U.S. Holders — Exercise, Lapse or Redemption of a Public Warrant,” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our securities.

The determination for Non-U.S. Holders of whether a constructive distribution from us has occurred as a result of an adjustment to the number of a Non-U.S. Holder’s Class A ordinary shares for which a public warrant may be exercised or to the exercise price of a public warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants” generally will be the same as the determination for U.S. Holders as described under “— U.S. Holders — Possible Constructive Distributions” above, and the consequences of such adjustment will be as described in the preceding paragraphs above under the heading “Non-U.S. Holders” based on such determination.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of our Class A ordinary shares and public warrants, including the tax consequences under U.S. federal state, and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

Barclays Capital Inc. and Jefferies LLC are acting as the representatives of the underwriters and the joint book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to this registration statement, with respect to the units being offered, each of the underwriters named below has severally agreed to purchase from us the respective number of units shown opposite its name below:

Underwriters	Number of Units
Barclays Capital Inc.
Jefferies LLC
Total	25,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase units depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

•        the obligation to purchase all of the units offered hereby (other than those units covered by their over-allotment option as described below), if any of the units are purchased;

•        the representations and warranties made by us to the underwriters are true;

•        there is no material change in our business or the financial markets; and

•        we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid By Rice Acquisition Corporation 3
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$13,750,000	$15,812,500

____________

(1)      Includes $0.35 per unit, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of an initial business combination.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

The representatives have advised us that the underwriters propose to offer the units directly to the public at the offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $            per unit. If all the units are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $1,250,000 (excluding underwriting discounts and commissions). We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

Over-Allotment Option

We have granted the underwriters an option exercisable for 45 days after the date of this prospectus to purchase, from time to time, in whole or in part, up to an aggregate of 3,750,000 units at the offering price less underwriting discounts and commissions. This option may be exercised to the extent the underwriters sell more than 25,000,000 units in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional units based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements

We, our sponsor and our officers and directors have agreed that we will not issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, without the prior written consent of the representatives of the underwriters for a period of 180 days after the date of this prospectus, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, or any warrants or other rights to purchase, any of the foregoing securities; provided, however, that we may (i) issue and sell the private placement warrants; (ii) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (iii) register with the SEC pursuant to the registration rights agreement to be entered into on or prior to the closing of this offering, the resale of the founder securities, the private placement warrants and the warrants that may be issued upon conversion of working capital loans (and the ordinary shares issuable upon exercise of the warrants and upon conversion of the founder securities) and (iv) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder securities pursuant to their terms or any transfer of founder securities to any current or future independent director of Rice Acquisition Corporation 3 (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The representatives of the underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder securities until the earliest of (i) six months after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Securities and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any founder securities.

The private placement warrants (including the Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Securities and Private Placement Warrants”).

Offering Price Determination

Prior to this offering, there has been no public market for our securities. The initial offering price was negotiated between the representatives and us. In determining the initial offering price of our units, the representatives considered the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the units, in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        A short position involves a sale by the underwriters of units in excess of the number of units the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of units involved in the sales made by the underwriters in excess of the number of units they are obligated to purchase is not greater than the number of units that they may purchase by exercising their over-allotment option. In a naked short position, the number of units involved is greater than the number of units in their over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing units in the open market. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through their over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions.

•        Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of the units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the NYSE

We intend to apply to list our units on the NYSE under the symbol “KRSP.U.” We expect that our Class A ordinary shares and public warrants will be listed under the symbols “KRSP” and “KRSP.WS,” respectively, once the Class A ordinary shares and warrants begin separate trading. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Discretionary Sales

The underwriters have informed us that they do not intend to make sales to discretionary accounts.

Other Relationships

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any securities at any time under the following exemptions under the UK Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Vinson & Elkins L.L.P., New York, New York, advised the underwriters in connection with the offering of the securities.

EXPERTS

The consolidated financial statements of Rice Acquisition Corporation 3 as of July 21, 2025 and for the period from June 6, 2025 (inception) through July 21, 2025 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of
Rice Acquisition Corporation 3

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Rice Acquisition Corporation 3 (the “Company”) as of July 21, 2025, the related consolidated statements of operations, changes in shareholder’s deficit and cash flows for the period from June 6, 2025 (inception) through July 21, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 21, 2025, and the results of its operations and its cash flows for the period from June 6, 2025 (inception) through July 21, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York
August 29, 2025

RICE ACQUISITION CORPoration 3
Consolidated Balance Sheet
July 21, 2025

Assets:
Current assets:
Prepaid expenses	$30,000
Total current assets	30,000
Deferred offering costs	1,231,543
Total Assets	$1,261,543

Liabilities and Shareholder’s Deficit:
Current liabilities:
Accrued expenses	$17,394
Accrued offering costs	1,231,543
Promissory note – related party	14,420
Total current liabilities	1,263,357

Commitments and Contingencies (Note 5)

Shareholder’s Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 2,500 shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 9,487,600 shares issued and outstanding(1)	949
Additional paid-in capital	24,051
Accumulated deficit	(26,744)
Total Rice Acquisition Corporation 3 deficit	(1,744)
Non-controlling interest in subsidiary deficit	(70)
Total shareholder’s deficit	(1,814)
Total Liabilities and Shareholder’s Deficit	$1,261,543

____________

(1)      This number includes up to 1,237,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these consolidated financial statements.

RICE ACQUISITION CORPoration 3
Consolidated Statement of Operations
For the period from June 6, 2025 (inception) through July 21, 2025

Formation, general and administrative costs	$27,814
Net loss	(27,814)
Net loss attributable to non-controlling interest in subsidiary	(1,070)
Net loss attributable to Rice Acquisition Corporation 3	$(26,744)

Basic and diluted weighted average Class A ordinary shares outstanding	2,500
Basic and diluted net loss per Class A ordinary share	$(0.00)
Basic and diluted weighted average Class B ordinary shares outstanding(1)	8,250,100
Basic and diluted net loss per Class B ordinary share	$(0.00)

____________

(1)      This number excludes an aggregate of up to 1,237,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these consolidated financial statements.

RICE ACQUISITION CORPoration 3
Consolidated Statement of Changes in Shareholder’s Deficit
For the period from June 6, 2025 (inception) through July 21, 2025

	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Non- controlling Interest in Subsidiary Deficit	Total Shareholder’s Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – June 6, 2025 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of Class A and Class B ordinary shares to Sponsor(1)	2,500	—	9,487,600	949	24,051	—	—	25,000
Issuance of Units in subsidiary to Sponsor	—	—	—	—	—	—	1,000	1,000
Net loss	—	—	—	—	—	(26,744)	(1,070)	(27,814)
Balance – July 21, 2025	2,500	$—	9,487,600	$949	$24,051	$(26,744)	$(70)	$(1,814)

____________

(1)      This number includes up to 1,237,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these consolidated financial statements.

RICE ACQUISITION CORPoration 3
Consolidated Statement of Cash Flows
For the period from June 6, 2025 (inception) through July 21, 2025

Cash Flows from Operating Activities:
Net loss	$(27,814)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative costs paid through promissory note – related party	10,420
Changes in operating assets and liabilities:
Accrued expenses	17,394
Net cash used in operating activities	—

Net change in cash	—

Cash – beginning of the period	—
Cash – end of the period	$—

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued offering costs	$1,231,543
Prepaid expenses paid by Sponsor in exchange for issuance of Class A and Class B ordinary shares	$25,000
Prepaid expenses paid by Sponsor in exchange for issuance of Class A Units of Opco	$1,000
Prepaid expenses contributed by Sponsor through promissory note – related party	$4,000

The accompanying notes are an integral part of these consolidated financial statements.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 1 — Description of Organization, Business Operations and Going Concern

Rice Acquisition Corporation 3 is a blank check company incorporated as a Cayman Islands exempted company on June 6, 2025. As used herein, “the Company” refers to Rice Acquisition Corporation 3 and its subsidiary, Rice Acquisition Holdings 3 LLC (“Opco”), unless the context indicates otherwise. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target, and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of July 21, 2025, the Company had not commenced any operations. All activity for the period from June 6, 2025 (inception) through July 21, 2025 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Rice Acquisition Sponsor 3 LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 25,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 8,750,000 warrants (or 9,500,000 warrants if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one of the Company’s Class A ordinary shares or one Class A unit of Opco together with a corresponding non-economic Class B ordinary share of the Company.

Following the Proposed Public Offering, the Public Shareholders (as defined below) will hold a direct economic equity ownership interest in the Company in the form of Class A ordinary shares, and an indirect ownership interest in Opco through the Company’s ownership of Class A units of Opco. By contrast, the Initial Shareholders (as defined below) will own Founder Securities (as defined below) and Sponsor Securities (as defined below) which include direct economic interests in Opco in the form of Class A and Class B units of Opco and a corresponding non-economic voting equity interest in the Company in the form of Class B ordinary shares (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in Trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-business combination company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States with Odyssey Transfer and Trust Company, acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 1 — Description of Organization, Business Operations and Going Concern (cont.)

meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide the holders (the “Public Shareholders”) of the Company’s outstanding Class A ordinary shares, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5).These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. In no event will the Company redeem any Public Shares if such redemption would cause the Company’s Class A ordinary shares to be considered “penny stock” as such term is defined in Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of our Founder Securities and Sponsor Securities prior to this offering, including our officers and directors to the extent they hold such securities (the “Initial Shareholders”), have agreed to vote their Founder Securities and Sponsor Securities (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Securities and Public Shares in connection with the completion of a Business Combination.

If the Company is unable to complete a Business Combination within 24 months (or 27 months if Sponsor exercises its three-month extension option) from the closing of the Proposed Public Offering (the “Combination Period”) or if the Company’s board of directors approves an earlier liquidation, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes of the Company or Opco, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to consummate an initial Business Combination within the Combination Period, or if the Company’s board of directors approves an earlier liquidation.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 1 — Description of Organization, Business Operations and Going Concern (cont.)

Pursuant to the Amended and Restated Limited Liability Agreement of Opco (the “Opco LLC Agreement”) and a letter agreement that the Sponsor, and the Company’s officers and directors have entered into with the Company, the Sponsor, and the Company’s officers and directors have agreed (i) to waive their redemption rights with respect to their Founder Securities and Sponsor Securities, (ii) to waive their redemption rights with respect to their Founder Securities, Sponsor Securities and Public Shares in connection with a shareholder vote to approve an amendment to its amended and restated memorandum and articles of association that would modify the substance or timing of its obligation to provide holders of the Company’s Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial business combination within 24 months (or 27 months if Sponsor exercises its three-month extension option) from the closing of the Proposed Public Offering, or if the Company’s board approves an earlier liquidation, (iii) that they will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Securities or Sponsor Securities they hold if the Company fails to consummate an initial Business Combination within 24 months (or 27 months if Sponsor exercises its three-month extension option) from the closing of the Proposed Public Offering (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the Combination Period), and (iv) that in certain circumstances the Class B units of Opco will have more limited rights to current or liquidating distributions from the Company.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not consummate an initial Business Combination within 24 months (or 27 months if Sponsor exercises its three-month extension option) from the closing of the Proposed Public Offering and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these consolidated financial statements. In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Presentation of Financial Statements — Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial ability and intention to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or in excess of one year from the date of issuance of these consolidated financial statements, which includes $300,000 in the form of a promissory note from the Sponsor payable on the earlier of June 30, 2026 (the “Note”), or the date on which the Company consummates the Proposed Public Offering.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. The consolidated financial statements include the accounts of the Company and a variable interest entity (“VIE”) under the VIE provisions of ASC 810, Consolidation (“ASC 810”). Intercompany balances and transactions have been eliminated upon consolidation.

Variable Interest Entity

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests is considered a Variable Interest Entity (“VIE”). The Company consolidates a VIE’s balance sheet and results of operations into the consolidated financials when the Company is the primary beneficiary that meets both of the following criteria: (1) the Company has the power to direct the activities that most significantly affect the VIE’s economic performance and (2) the Company has the obligation to absorb losses or the right to receive benefits of the VIE that in either case could potentially be significant to the VIE.

The Company continually reassess where it is the primary beneficiary of a VIE for the consolidation analysis. If the Company is not the primary beneficiary in a VIE, the Company accounts for the investment or other variable interest in accordance with applicable U.S. GAAP. Please refer to Note 8 for more details.

The Company will reconsider whether an entity is still a VIE if certain reconsideration events occur as defined in ASC 810.

Noncontrolling Interest

Non-controlling interest represents the portion of equity not attributable to the Company and are reported as a separate component of equity on the consolidated balance sheet. Net loss for consolidated VIE are attributed to the Company and to a non-controlling interest holder on the consolidated statement of operations based on respective capital balances.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements,” approximates the carrying amounts represented in the consolidated balance sheet, primarily due to their short-term nature.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares subject to possible redemption will be charged to temporary equity and offering costs allocated to the Public Warrants and Private Placement Warrants will be charged to shareholder’s equity as Public Warrants (as defined below) and Private Placement Warrants, and, after management’s evaluation, offering costs will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss attributable to the controlling interest by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average ordinary shares at July 21, 2025 were reduced for the effect of an aggregate of 1,237,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). At July 21, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of July 21, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Warrant Instruments

The Company will account for the Public and Private Placement Warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and will classify the warrant instruments under equity treatment at their assigned values. There are no Public Warrants or Private Placement Warrants currently outstanding as of July 21, 2025.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on June 6, 2025, inception date.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 25,000,000 Units at a price of $10.00 per Unit (or 28,750,000 units if the underwriter’s over-allotment option is exercised in full). Each Unit consists of one Class A ordinary share, and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Securities and Sponsor Securities

On June 20, 2025, the Sponsor received 9,487,500 Class B units of Opco for no consideration and purchased 9,487,500 corresponding Class B ordinary shares of the Company, par value $0.0001 (the “Founder Securities”), 2,500 of the Company’s Class A ordinary shares, 100 Class A units of Opco and 100 corresponding Class B ordinary shares of the Company for aggregate consideration of $26,000. Of the aggregate consideration, Opco received $1,000 for the Class A units and the Company received $25,000 for the Class A ordinary shares and the Class B ordinary shares. The Company then subscribed and paid for 2,500 Class A units of Opco for $25,000.

The Sponsor has agreed to forfeit up to 1,237,500 Founder Securities to the extent that the over-allotment option is not exercised in full by the underwriter. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriter so that the Founder Securities will represent approximately 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (excluding any shares issuable upon exercise of any warrants). If the Company increases or decreases the size of the offering, the Company will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to the Company’s Class B ordinary shares and Class B units of Opco immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the number of Founder Securities, on an as-converted basis, at approximately 25% of the Company’s issued and outstanding ordinary shares upon the consummation of the Proposed Public Offering (excluding any shares issuable upon exercise of any warrants).

The Sponsor, Company’s directors and executive officers have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Securities, and any of the Company’s Class A ordinary shares acquired upon exchange of the Founder Securities, until the earliest of: (i) six months after the completion of the initial Business Combination, and (ii) subsequent to the initial Business Combination, the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor, Company’s directors and executive officers with respect to any Founder Securities.

The Company refers to the 9,487,500 Class B units of Opco (or the Class A units of Opco into which such Class B units are expected to convert) (up to 1,237,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), together with a corresponding number of the Company’s Class B ordinary shares, collectively as the “Founder Securities.”

The Company refers to the 100 Class A units of Opco, together with a corresponding number of the Company’s Class B ordinary shares, and the 2,500 Class A ordinary shares of the Company purchased by the Sponsor in a private placement prior to the Proposed Public Offering collectively as the “Sponsor Securities.”

The Class A units of Opco that comprise the Founder Securities and Sponsor Securities will be exchangeable (together with the cancellation of a corresponding number of the Company’s Class B ordinary shares) for the Company’s Class A ordinary shares after the completion of initial Business Combination on a one-for-one basis, subject to adjustment as provided herein. Each Class B ordinary share has no economic rights but entitles its holder to one vote. Prior to the completion of an initial Business Combination, only holders of the Company’s Class B ordinary shares will be entitled to vote on the appointment of directors or in a vote to transfer the Company by way of continuation in a jurisdiction outside the Cayman Islands.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 4 — Related Party Transactions (cont.)

Private Placement Warrants

The Sponsor has committed, pursuant to a written agreement to purchase an aggregate of 8,750,000 Private Placement Warrants (or 9,500,000 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.00 per Private Placement Warrant ($8,750,000 in the aggregate, or $9,500,000 if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share or, in certain circumstances, one Class A unit of Opco (and corresponding Class B ordinary share) at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, or if the board approves an earlier liquidation, the portion of the proceeds from the sale of the Private Placement warrants held in the Trust Account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Promissory Note — Related Party

On June 20, 2025, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to the Note. This Note is non-interest bearing and payable on the earlier of June 30, 2026 or the completion of the Proposed Public Offering. As of July 21, 2025, the Company borrowed approximately $14,420 under the Note.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of July 21, 2025, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date that the Company’s securities are first listed on the New York Stock Exchange, the Company will agree to pay the Sponsor a total of $20,000 per month for office space, secretarial and administrative services provided to the Company and certain legal expenses of the Sponsor or related to its formation. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Sponsor Securities, Founder Securities, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or exchange of the Founder Securities issued upon exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon exchange of the

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 5 — Commitments and Contingencies (cont.)

Founder Securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or upon consummation of the Proposed Public Offering (in the case of the Founder Securities, only after they become exchangeable for Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriter a 45-day option from the final prospectus relating to the Proposed Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or $8,750,000 in the aggregate (or approximately $10,062,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 6 — Shareholder’s Deficit

Preference Shares — The Company is authorized to issue 1,000,000 preference shares, with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of July 21, 2025, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of July 21, 2025, there were 2,500 Class A ordinary shares issued and outstanding.

Class B Ordinary Shares — The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of July 21, 2025, there were 9,487,600 Class B ordinary shares outstanding, of which up to 1,237,500 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the Founder Securities held by the Initial Shareholders will collectively represent approximately 25% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (excluding any shares issuable upon exercise of any warrants).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law.

Class A and Class B Units of Opco — For each Class B ordinary share of Rice Acquisition Corporation 3, there is a corresponding Class A or Class B unit of Opco. In connection with the initial Business Combination, or in certain circumstances described in the Opco LLC Agreement, at specified times after, the Class B units of Opco are expected to convert into Class A units of Opco on a one-for-one basis, subject to adjustment. The Class A units will be exchangeable (together with the cancellation of a corresponding number of the Company’s Class B ordinary shares) for the Company’s Class A ordinary shares after the time of the Company’s initial business combination on a one-for-one basis. The Class B ordinary shares comprising the Founder Securities and Sponsor Securities cannot be transferred without transferring a corresponding number of Class A units or Class B units of Opco, as applicable, and vice versa. Additionally, the Class B Units that the Sponsor holds in the Opco were issued for no consideration and are profit interests only, no non-controlling interest will be ascribed to these Class B Units. As of July 21, 2025, there were an aggregate of 2,600 Class A units of Opco outstanding (2,500 Class A units held by Rice Acquisition Corporation 3 and 100 Class A units held by the Sponsor) and 9,487,500 Class B units of Opco outstanding of which up to 1,237,500 Class B units of Opco are subject to forfeiture for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part.

Warrants — As of July 21, 2025, there were no warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, it will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 6 — Shareholder’s Deficit (cont.)

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. Upon the exercise of a warrant to purchase one Class A ordinary share, the Company will exercise a corresponding warrant to acquire one Class A unit of Opco.

In addition, if (i) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Securities held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (iii) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and, in the case of the Public Warrants only, the $18.00 per share redemption trigger price described under “Redemption of Public Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Redemption of Public Warrants:

Once the Public Warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If the Company calls the warrants for redemption for cash as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”

Except as described below and in the private warrant agreement, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the Class A ordinary shares or Class A units of Opco (and corresponding Class B ordinary shares) issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial Business Combination, except, among other limited exceptions, and will not be redeemable by the Company.

Upon the exercise of a warrant to purchase one Class A ordinary share, the Company will exercise a corresponding warrant to acquire one Class A unit of Opco.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 6 — Shareholder’s Deficit (cont.)

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

For the period from June 6, 2025 (inception) through July 21, 2025
Formation, general and administrative costs	$27,814

Formation, general and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation, general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Formation, general and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

Note 8 — Variable Interest Entity

The Company consolidates a VIE when the Company has the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits of the VIE, which could potentially be significant to the VIE, and, as a result, are considered the primary beneficiary of the VIE.

Opco — On June 10, 2025, the Company formed and registered a subsidiary, Rice Acquisitions Holdings 3, LLC (“Opco”), a Cayman Islands limited liability company, pursuant to the Limited Liabilities Companies Act (As Revised) (the “Act”) for the sole purposes of effecting the initial business combination. On June 20, 2025, Opco issued 100 Class A Units to the Sponsor in exchange for $1,000, 2,500 Class A Units to the Company in exchange for $25,000, and 9,487,500 Class B Units to Sponsor for no consideration. Only Class A Units of Opco provide holders voting rights.

RICE ACQUISITION CORPORATION 3
Notes to Consolidated Financial Statements

Note 8 — Variable Interest Entity (cont.)

Pursuant to the Amended and Restated Limited Liability Company Agreement (the “Amended Operating Agreement”), the Company was designated as the manager of Opco, granting the Company with the power to direct the activities that most significantly affect Opco’s economic performance without requiring any approval of Opco’s members. The Amended Operating Agreement provides that profits and losses of Opco be allocated pro rata to each member’s respective capital balance.

As of June 20, 2025, the Company concluded that the Company had a variable interest in Opco as the Company has the power to direct the activities that most significantly impact the economic performance of Opco and the obligation to absorb losses or the right to receive benefits of Opco. Therefore, the Company is the primary beneficiary of Opco and is required to consolidate Opco.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through August 29, 2025, the date that the consolidated financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

25,000,000 Units

Rice Acquisition Corporation 3

____________________

Prospectus

          , 2025

____________________

Joint Bookrunning Managers

Barclays	Jefferies

Until             , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC expenses	$56,671
FINRA expenses	56,023
Accounting fees and expenses	50,000
Printing and engraving expenses	40,000
Travel and road show expenses	20,000
Legal fees and expenses	700,000
NYSE listing and filing fees	85,000
Miscellaneous	242,306
Total	$1,250,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On June 20, 2025, Rice Acquisition Sponsor 3 LLC, our sponsor, received 9,487,500 Class B units of Opco for no consideration and purchased 9,487,500 corresponding Class B ordinary shares, 2,500 Class A ordinary shares and 100 Class A units of Opco and 100 corresponding Class B ordinary shares for an aggregate of $26,000. The number of founder securities was determined based on the expectation that the founder securities would represent 33% of the total Class A ordinary shares issued and outstanding after this offering (excluding any shares issuable upon exercise of any warrants). Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,750,000 private placement warrants (or 9,500,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one ordinary share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant ($8,750,000 in the aggregate (or $9,500,000 if the underwriters’ over-allotment option is exercised in full)), in a private placement that will close simultaneously with the closing of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4.1*	Specimen Unit Certificate.
4.2	Specimen Class A Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Public Warrant Agreement between Odyssey Transfer and Trust Company and the Registrant.
4.5*	Form of Private Warrant Agreement between Odyssey Transfer and Trust Company and the Registrant.
5.1*	Opinion of Kirkland & Ellis LLP.
5.2*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Counsel to the Registrant.
10.1*	Form of Investment Management Trust Agreement between Odyssey Transfer and Trust Company and the Registrant and Opco.
10.2*	Form of Registration Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.
10.3*	Form of Private Placement Warrants Purchase Agreement between the Registrant, Opco and the Sponsor.
10.4	Form of Indemnity Agreement.
10.5*	Form of Administrative Services Agreement between the Registrant, Opco and the Sponsor.
10.6	Promissory Note, dated as of June 20, 2025, between Opco and the Sponsor.
10.7	Securities Subscription Agreement, dated June 20, 2025, between the Registrant and the Sponsor.
10.8	Securities Subscription Agreement, dated June 20, 2025, between Opco and the Registrant.
10.9	Securities Subscription Agreement, dated June 20, 2025, between Opco and the Sponsor.
10.10	Securities Subscription Agreement, dated June 20, 2025, between Opco and the Sponsor.
10.11*	Form of Letter Agreement among Opco, the Registrant, the Sponsor and each director and executive officer of the Registrant.
10.12*	Form of Amended and Restated Limited Liability Company Agreement of Opco.
10.13	Forward Purchase Agreement, dated August 25, 2025, among the Registrant, Shalennial Acquisition Sponsor 3 LLC and Mercuria Energy Group Holding, SA.
23.1	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3*	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).
24.1	Power of Attorney (included on signature page to the initial filing of this registration statement).
99.1	Consent of Brian Falik.
99.2	Consent of Kathryn J. Jackson.
99.3	Consent of D. Mark Leland.
99.4	Consent of David Savett.
107	Filing Fee Table.

____________

*        To be filed by amendment.

(b)    Financial Statements.

See page F-1 for an index to the financial statements and schedules included in this registration statement.

Item 17. Undertakings.

(i)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(ii)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(iii)   The undersigned registrant hereby undertakes that:

a.      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

b.      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carnegie, Commonwealth of Pennsylvania, on August 29, 2025.

RICE ACQUISITION CORPORATION 3
By:	/s/ J. Kyle Derham
Name:	J. Kyle Derham
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of J. Kyle Derham, James Wilmot Rogers and Anne Cameron, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ J. Kyle Derham	Chief Executive Officer and Director	August 29, 2025
J. Kyle Derham	(Principal Executive Officer)
/s/ James Wilmot Rogers	Chief Financial Officer and Chief Accounting Officer	August 29, 2025
James Wilmot Rogers	(Principal Financial Officer and Principal Accounting Officer)

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as Rice Acquisition Corporation 3’s duly authorized representative in the United States, in the City of Carnegie, Commonwealth of Pennsylvania, on August 29, 2025.

By:	/s/ J. Kyle Derham
Name:	J. Kyle Derham
Title:	Authorized Representative